As filed with the Securities and Exchange Commission on November 20, 2015.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_____________________________

Rennova Health, Inc.

___________________________________

(Exact name of registrant as specified in its charter)

Delaware	7374	68-0370244
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 South Australian Avenue, Suite 800

West Palm Beach, Florida 33401

(561) 855-1626

___________________________________

(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

_____________________________

Seamus Lagan

Chief Executive Officer and President

Rennova Health, Inc.

400 South Australian Avenue, Suite 800

West Palm Beach, Florida 33401

(561) 855-1626

_____________________________

(Name, address. including zip code, and telephone number,
including area code, of agent for service)

_____________________________

With a copy to:

J. Thomas Cookson

Akerman LLP

One Southeast Third Avenue, 25th Floor

Miami, Florida 33131

(305) 374-5600

_____________________________

Approximate date of commencement of proposed sale to public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [_]	Accelerated filer [_]
Non-accelerated filer [_] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common Stock, $0.01 par value per share	$15,000,000	$1,511
Warrants to purchase shares of common stock(3)	$—	$—
Shares of common stock issuable upon exercise of the warrants	$15,000,000	$1,511
Total	$30,000,000	$3,022

(1)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(o) under the Securities Act, as amended.
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	No fee pursuant to Rule 457(g) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, Dated November 20, 2015

[●] Shares of Common Stock

Warrants to Purchase [●] Shares of Common Stock

Rennova Health, Inc. (“Rennova”) is offering [●] shares of common stock and warrants to purchase [●] shares of common stock (and the shares of common stock that are issuable from time to time upon exercise of the warrants). Each share of common stock is being sold together with one warrant to purchase one share of common stock. The warrants will have a per share exercise price of $[    ]. The warrants are exercisable immediately and will expire [●] years from the date of issuance. Our common stock is listed on the NASDAQ Capital Market under the symbol “RNVA.” On November 19, 2015, the last reported sale price of our common stock on The NASDAQ Capital Market was $4.15 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the warrants on any national securities exchange.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page [●] of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Combined Per Share and Warrant		Total
Public Offering Price	$		$
Underwriting discounts and commissions(1)	$		$
Offering proceeds to us, before expenses	$		$

___________

(1)	We have agreed to reimburse the underwriters for certain expenses. See “Underwriting” beginning on page [●] of this prospectus.

We have granted a 30-day option to the representatives of the underwriters to purchase up to [●] additional shares of common stock at a purchase price of $[    ] per share and/or additional warrants to purchase up to [●] shares of common stock at a purchase price of $[●] per warrant to cover over-allotments, if any.

The underwriters expect to deliver the shares and warrants to purchasers in this offering on or about [    ], 2015.

[●]

The date of this prospectus is [    ], 2015

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AND DATA	6
RISK FACTORS	7
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	34
USE OF PROCEEDS	35
PRICE RANGE OF OUR COMMON STOCK	36
DIVIDEND POLICY	37
THE COMPLETED MERGER	38
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	39
CAPITALIZATION	45
DILUTION	46
INFORMATION WITH RESPECT TO MEDYTOX'S BUSINESS	48
MEDYTOX'S MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	60
INFORMATION WITH RESPECT TO COLLABRX'S BUSINESS	69
COLLABRX'S MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	84
MANAGEMENT	105
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS	115
DESCRIPTION OF CAPITAL STOCK	117
SHARES ELIGIBLE FOR FUTURE SALE	128
UNDERWRITING	129
LEGAL MATTERS	131
EXPERTS	131
WHERE YOU CAN FIND ADDITIONAL INFORMATION	132
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	132

_____________________________

You should rely only on the information contained in this prospectus. Neither we nor any of the underwriters have authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any free writing prospectus prepared by or on behalf of us or to which we may have referred you in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor any of the underwriters is making an offer to sell or seeking offers to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock or warrants, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

For investors outside the United States: We have not and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our common stock. You should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our common stock, including the information discussed under “Risk Factors” and our financial statements and notes thereto that appear elsewhere in this prospectus or are incorporated by reference in this prospectus. Unless otherwise indicated herein, the terms “we,” “our,” “us,” or the “Company” refer to Rennova Health, Inc.

Completed Merger

On November 2, 2015, pursuant to the terms of the Agreement and Plan of Merger, dated as of April 15, 2015, by and among CollabRx, Inc. (“CollabRx”), CollabRx Merger Sub, Inc. (“Merger Sub”), a direct wholly owned subsidiary of CollabRx formed for the purpose of the merger, and Medytox Solutions, Inc. (“Medytox”), Merger Sub merged with and into Medytox, with Medytox as the surviving company and a direct, wholly-owned subsidiary of CollabRx (the “Merger”). Prior to closing, the Company amended its certificate of incorporation to effect a 1-for-10 reverse stock split and to change its name to Rennova Health, Inc. In connection with the Merger, (i) each share of common stock of Medytox was converted into the right to receive 0.4096377408003329 shares of common stock of the Company, (ii) each share of Series B Preferred Stock of Medytox was converted into the right to receive one share of a newly-authorized Series B Convertible Preferred Stock of the Company, and (iii) each share of Series E Convertible Preferred Stock of Medytox was converted into the right to receive one share of a newly-authorized Series E Convertible Preferred Stock of the Company. This transaction will be accounted for as a reverse merger in accordance with Generally Accepted Accounting Policies.

Holders of Company equity prior to the closing of the Merger (including all outstanding Company common stock and all restricted stock units, options and warrants exercisable for shares of Company common stock) hold 10% of the Company's common stock following the closing of the Merger, and holders of Medytox equity prior to the closing of the Merger (including all outstanding Medytox common stock and all outstanding options exercisable for shares of Medytox common stock, but less certain options that were cancelled upon the closing pursuant to agreements between Medytox and such optionees) hold 90% of the Company's common stock following the closing of the Merger, in each case on a fully diluted basis, provided, however, outstanding shares of the newly designated Series B Convertible Preferred Stock and Series E Convertible Preferred Stock, certain outstanding convertible promissory notes exercisable for Company common stock after the closing and certain option grants expected to be made following the closing of the Merger are excluded from such ownership percentages.

On November 3, 2015, the common stock of Rennova Health, Inc. commenced trading on the Nasdaq Capital Market under the symbol “RNVA.” Prior to that date, our common stock was listed on the NASDAQ Capital Market under the symbol “CLRX.” Immediately after the consummation of the Merger, the Company had 13,765,375 shares of common stock, 5,000 shares of Series B Convertible Preferred Stock and 45,000 shares of Series E Convertible Preferred Stock issued and outstanding.

Medytox Solutions, Inc.

Medytox Solutions, Inc. is a holding company that owns and operates businesses in the medical services sector. Medytox is a new generation healthcare enterprise that delivers a single source for integrated solutions. Medytox applies its innovative approach through an outstanding suite of IT & software solutions, revenue cycle management and financial services, combined with a range of diagnostic testing and other ancillary services for the healthcare sector.

Its principal line of business is clinical laboratory blood and urine testing services, with a particular emphasis in the provision of urine drug toxicology testing to physicians, clinics and rehabilitation facilities in the United States. Testing services to rehabilitation facilities represented over 90% of Medytox's revenues for the years ended December 31, 2014 and December 31, 2013.

1

Medytox, utilizing its proprietary lab ordering and reporting software, offers a complete, turn-key urine drug testing (“UDT”) program allowing physicians to proactively monitor and treat patients. The Medytox UDT program is utilized by physicians to identify and evaluate prescribed and/or non-prescribed drugs that when combined may cause adverse drug interactions dangerous to a patient's health. With our UDT program, physicians can be more assured their patients are adhering to their therapeutic drug regimens and are in compliance with their prescribed guidelines. Our UDT program helps the health care provider achieve better outcomes for patients and in evaluating to what extent the prescribed medications and their dosages are working for the patient to achieve a better outcome towards recovery.

As a provider of clinical laboratory services, we continue to pursue our strategy of acquiring or entering into binding relationships with high-complexity laboratories that can facilitate our customers' needs. We have successfully completed substantial expansion of our New Mexico and Florida based laboratories and have completed several acquisitions or strategic partnerships with laboratories located in different regions of the United States, allowing us to correspondingly increase our client base. These laboratories, and those we will continue to seek out, offer or can be developed to offer, the most advanced analytical technology for the processing of urine specimens including Immunoassay Analyzers (“IA”) for screens and Gas Chromatography Mass Spectrometry/Liquid Chromatography Mass Spectrometry (“GCMS/LCMS”) for confirmations. All Medytox laboratories are fully-staffed professional COLA-accredited high complexity laboratories with additional certifications such as the COLA Laboratory of Excellence Award (COLA's Highest Commendation), Clinical Laboratory Improvement Amendments (“CLIA”) and the State of Florida's AHCA Clinical Laboratory License for Non-Waived High Complexity testing, and we anticipate that any facilities acquired in the future will meet these stringent requirements. Our in-house billing company services all of our facilities, utilizing electronic processing of claims to the major insurance payers and eliminating the need to rely on and pay for the services of clearing houses, allowing us to maximize profit retention.

Medytox is actively expanding the services it offers its clients to include not just specialized diagnostic testing in its laboratories but medical billing services, electronic health records (“EHR”) and laboratory information systems (“LIS”) products and IT and software solutions incorporating integration of numerous electronic communication platforms in the sector in an effort to provide a single source solution to medical providers.

Medytox was organized on July 20, 2005 under the laws of the State of Nevada. In the first half of 2011, management decided to reorganize as a holding company to acquire and manage a number of companies in the medical services sector.

Additional information about Medytox is included elsewhere in this prospectus. See the sections titled “Information With Respect to Medytox's Business” and “Medytox's Management Discussion and Analysis of Financial Condition and Results of Operations” beginning on pages [●] and [●], respectively.

CollabRx, Inc.

CollabRx develops and markets medical information and clinical decision support products and services intended to set a standard for the clinical interpretation of genomics-based, precision medicine. Building on a comprehensive and specialized knowledge base, software systems that facilitate dynamic updating and automated reporting and a large network of independent expert clinical advisors, we have developed a suite of unique and differentiated information products and services. These products include a scalable system for providing high-value information on biomarkers and related therapies for inclusion in reports prepared by diagnostic labs reporting on the results from their multi-biomarker genomic-based tests. In addition, we have developed decision-support tools for physicians and patients to assist with treatment planning for advanced cancer, offered over the Internet in both web-based and mobile apps. We believe that both product sets are highly synergistic, and allow opportunities for enhancement, cross-fertilization and adoption that go beyond what each would offer individually.

CollabRx, Inc., a Delaware corporation, is the formerly named Tegal Corporation, a Delaware corporation (“Tegal”), which acquired a private company of the same name on July 12, 2012. Following approval by its stockholders on September 25, 2012, Tegal amended its charter and changed its name to “CollabRx, Inc.” Tegal was formed in December 1989 to acquire the operations of the former Tegal Corporation, a division of Motorola, Inc. Tegal's predecessor company was founded in 1972 and acquired by Motorola, Inc. in 1978. Tegal completed its initial public offering in October 1995.

2

Additional information about CollabRx is included elsewhere in this prospectus. See the sections titled “Information with respect to CollabRx's Business” and “CollabRx's Management Discussion and Analysis of Financial Condition and Results of Operations” beginning on pages [●] and [●], respectively.

Risks That We Face

An investment in our common stock involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

•	The combined company may be unable to successfully integrate Medytox's and CollabRx's operations or realize the anticipated cost savings and other potential benefits of the merger in a timely manner or at all. As a result, the value of the combined company's shares may be adversely affected;

•	The officers and directors of the combined company will have the ability to exercise significant control over the combined company;

•	The Company's common stock is subject to substantial dilution due to various convertible securities;

•	The price of our common stock may fluctuate significantly, and you could lose all or part of your investment;

•	Our business could be harmed from the loss or suspension of a license or imposition of a fine or penalties under, or future changes or changing interpretations of, CLIA or state laboratory licensing laws to which we are subject;

•	We conduct our clinical laboratory testing business in a heavily regulated industry and changes in regulations or violations of regulations could, directly or indirectly, harm our operating results and financial condition;

•	Failure to maintain the security of customer-related information or compliance with security requirements could damage Medytox's reputation with customers, and cause it to incur substantial additional costs and to become subject to litigation;

•	Our business has substantial indebtedness and tax liabilities;

•	Hardware and software failures, delays in the operation of computer and communications systems, the failure to implement system enhancements or cyber security breaches may harm Medytox;

•	We are dependent on a family of products that informs genomic-based medicine; and

•	We may be subject to claims that we or our technologies infringe upon the intellectual property or other proprietary rights of a third party. Any such claims may require us to incur significant costs, to enter into royalty or licensing agreements or to develop or license substitute technology.

Corporate Information

Effective November 2, 2015, the Company, a Delaware corporation, changed its name from “CollabRx, Inc.” to “Rennova Health, Inc.” The Company was previously named Tegal Corporation until 2012 when it acquired a private company named CollabRx, Inc. and changed its name to “CollabRx, Inc.” Tegal Corporation was formed in December 1989 to acquire the operations of the former Tegal Corporation, a division of Motorola, Inc. Tegal's predecessor company was founded in 1972 and acquired by Motorola, Inc. in 1978. Tegal completed its initial public offering in October 1995.

The Company's year end is March 31.

Our principal executive offices are located at 400 South Australian Avenue, Suite 800, West Palm Beach, Florida 33401 and our telephone number is (561) 855-1626. Our website address is www.rennovahealth.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

3

THE OFFERING

Common stock offered by us	[●] shares

Warrants offered by us	Warrants to purchase [●] shares of common stock. Each share of common stock is being sold together with one warrant to purchase one share of common stock. Each warrant will have an exercise price equal to $[●], will be [immediately exercisable] and will expire on the [●] anniversary of the original issuance date.
Common stock to be outstanding after this offering	[●] shares, or [●] shares if the warrants sold in this offering are exercised in full.

Over-allotment option	We have granted the underwriters a 30-day option to purchase up to [●] additional shares of our common stock at a purchase price of $[ ] per share and/or warrants to purchase up to [●] additional shares of common stock from us at a purchase price of $[●] per warrant.

Use of proceeds	We intend to use the net proceeds received from this offering for working capital and general corporate purposes, including paying for possible acquisitions or expansion of our business. See “Use of Proceeds.”

Risk Factors	See the section titled “Risk Factors” beginning on page [●] of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	RNVA. We do not intend to list the warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

_____________________________

The number of shares of our common stock to be outstanding after this offering is based on [●] shares of our common stock outstanding as of [●], 2015 and excludes as of such date:

•	[●] shares of our common stock issuable upon the exercise of stock options, with a weighted average exercise price of $[●] per share;

•	shares issuable upon exercise of warrants sold in this offering;

•	any shares of our common stock issuable upon exercise of the underwriters' over-allotment option; and

•	other shares of our common stock reserved for future issuance under the CollabRx 2007 Incentive Award Plan, as amended, and the Medytox Solutions, Inc. 2013 Incentive Compensation Plan.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise by the underwriters of their over-allotment option to purchase up to an additional [●] shares of our common stock or additional warrants to purchase up to [●] shares of our common stock.

4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AND DATA

The following table presents selected unaudited pro forma condensed combined financial information about Medytox’s consolidated balance sheet and statements of operations, after giving effect to the merger with CollabRx. The information under “Unaudited Pro Forma Combined Statement of Operations Data” in the table below gives effect to the merger as if it had been consummated on April 1, 2014, the beginning of the earliest period presented. The information under “Unaudited Pro Forma Combined Balance Sheet Data” in the table below assumes the merger had been consummated on September 30, 2015. This unaudited pro forma condensed combined financial information may require additional pro forma adjustments including, but not limited to, acquisition accounting adjustments. Information necessary to make adjustments for acquisition accounting is not readily available. Such adjustments may be material to the currently presented pro forma financial information.

The unaudited pro forma condensed combined financial information below; (i) includes adjustments to eliminate costs associated with this anticipated transaction and certain duplicate expenses since both are SEC registrants and (ii) reflect the tax impact of such expense reductions and the tax benefit of the CollabRx losses as if the combined company filed a single tax return for periods presented. These proforma adjustments are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company.

The information presented below should be read in conjunction with the historical consolidated financial statements of Medytox and CollabRx, including the related notes, incorporated by reference in this prospectus, and with the unaudited pro forma condensed combined financial statements, including the related notes, included in this prospectus. See “Where You Can Find More Information” and “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on pages [●] and [●], respectively. The unaudited pro forma condensed combined financial information is not necessarily indicative of results that actually would have occurred or that may occur in the future had the merger been completed on the dates indicated.

Unaudited Pro Forma Combined Statement of Operations Data:

	Six months ended September 30, 2015	Year ended March 31, 2014
Net revenues	$15,496,569	$57,199,063
Gross profit, net revenues less direct costs of revenue	10,909,471	40,453,162
Operating expenses, excluding direct costs of revenue	19,982,515	34,613,942
Operating income (loss)	(9,073,044)	5,839,220
Income (loss) before income taxes	(9,982,862)	5,271,251
Net Income (loss)	(6,401,385)	3,162,751
Diluted income (loss) per common share	(0.44)	0.25

Unaudited Pro Forma Combined Balance Sheet Data:

As of September 30, 2015
Cash	$6,709,057
Total current assets	30,346,276
Goodwill	3,969,520
Other intangible assets, net	4,810,322
Total assets	47,980,836
Total current liabilities	17,344,032
Note payable - related party	4,652,165
Total liabilities	24,622,857
Total shareholders’ equity	23,357,999

5

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The following table presents, for the periods indicated, certain historical per share data of Medytox and CollabRx, and unaudited pro forma combined per share information giving effect to the merger of Medytox and CollabRx as if the merger had been effective for the periods presented.

The data have been derived from and should be read in conjunction with the selected historical consolidated financial information, the unaudited pro forma condensed combined financial information and the accompanying notes, and the separate historical consolidated financial statements and the accompanying notes of Medytox and of CollabRx incorporated by reference in this prospectus. For additional information, please see the section titled “Where You Can Find More Information” beginning on page [●] of this prospectus.

The unaudited pro forma per share data are presented for informational purposes only and are not intended to represent or be indicative of the combined consolidated results of operations or financial condition that would have been reported had the merger been completed as of the date presented and should not be taken as representative of future results of operations or financial condition of Medytox and CollabRx and following the merger.

Per share information for the six months ended September 30, 2015:	Medytox Historical	CollabRx Historical	Pro Forma Combined
Net income (loss)	$(0.22)	$(0.22)	$(0.44)
Book value	0.49	0.59	1.74
Cash dividends on common stock	–	–	–

Per share information for the year ended March 31, 2015:	Medytox Historical	CollabRx Historical	Pro Forma Combined
Net income (loss)	$–	$(1.52)	$0.25
Book value	0.50	1.82	1.87
Cash dividends on common stock	–	–	–

6

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information in this prospectus, including our financial statements and related notes, which are incorporated by reference in this prospectus before deciding whether to invest in shares of our common stock. The occurrence of any of the adverse developments described in the following risk factors could materially and adversely harm our business, financial condition, results of operations or prospects. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering

There is no public market for the warrants to purchase shares of our common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including The NASDAQ Capital Market. Without an active market, the liquidity of the warrants will be limited.

Management will have broad discretion over the use of the net proceeds received by us in this offering and may apply them to uses that do not improve our operating results or the value of your securities.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest our net proceeds from this offering in short-term, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock (including shares issued upon the exercise of options and warrants) in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended.

Holders of our warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of your warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our common stock. We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends on our common stock in the future. As a result, only appreciation of the price of our common stock will provide a return to stockholders.

7

The warrants may not have any value.

The warrants sold in this offering will have an exercise price of $[    ] per share and will expire on the [    ] anniversary of the date they first become exercisable. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

8

Risks Related to the Combined Company Following the Merger

The combined company will need additional financing after the merger is completed, which may not be available on favorable terms at the time it is needed and which could reduce the combined company's operational and strategic flexibility.

The combined company will require additional working capital to fund future operations. The combined company could seek to acquire that through additional equity or debt financing arrangements, which may or may not be available on favorable terms at such time. If the combined company raises additional funds by issuing equity securities, the combined company's stockholders will experience dilution. Debt financing, if available, may involve covenants restricting the combined company's operations or its ability to incur additional debt. Any debt financing or additional equity that the combined company raises may contain terms that are not favorable to the combined company or its stockholders. If the combined company does not have, or is not able to obtain, sufficient funds, it may have to delay development or commercialization of its products or license to third parties the rights to commercialize products or technologies that it would otherwise seek to commercialize. The combined company also may have to reduce marketing, customer support or other resources devoted to its products or cease operations.

The combined company may be unable to successfully integrate Medytox’s and CollabRx’s operations or realize the anticipated cost savings and other potential benefits of the merger in a timely manner or at all. As a result, the value of the combined company's shares may be adversely affected.

Medytox and CollabRx entered into the merger agreement because each company believed that the merger will be beneficial to its respective stockholders, other stakeholders and businesses. Achieving the anticipated potential benefits of the merger will depend in part upon whether the combined company is able to integrate Medytox’s and CollabRx’s operations in an efficient and effective manner. The integration process may not be completed smoothly or successfully. The necessity of coordinating geographically separated organizations, systems and facilities and addressing possible differences in business backgrounds, corporate cultures and management philosophies may increase the difficulties of integration. Medytox and CollabRx operate numerous systems, including those involving management information, purchasing, accounting and finance, sales, billing, payroll, employee benefits and regulatory compliance. Medytox and CollabRx may also have inconsistencies in standards, controls, procedures or policies that could affect the combined company's ability to maintain relationships with customers and employees after the merger or to achieve the anticipated benefits of the merger. The integration of certain operations following the merger will require the dedication of significant management resources, which may temporarily distract management's attention from the combined company's day-to-day business. Employee uncertainty and lack of focus during the integration process may also disrupt the combined company's business. Any inability of management to integrate successfully the operations of the two companies or to do so within a longer time frame than expected could have a material adverse effect on the combined company's business and operating results. The combined company may not be able to achieve the anticipated operating and cost synergies or long-term strategic benefits of the merger. An inability to realize the full extent of, or any of, the anticipated benefits of the merger, as well as any delays encountered in the integration process, could have an adverse effect on the combined company's business and operating results, which may affect the value of the combined company's shares after completion of the merger.

The success of the combined company after the merger will depend in part upon the ability of Medytox and CollabRx to retain key employees of each company. Competition for qualified personnel can be very intense. In addition, key employees may depart because of issues relating to the uncertainty or difficulty of integration or a desire not to remain with the combined company. Accordingly, no assurance can be given that key employees will be retained.

Medytox and CollabRx have not yet determined the exact nature of how the businesses and operations of the two companies will be combined after the merger. The actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized.

9

The future results of the combined company will suffer if the combined company does not effectively manage its expanded operations following completion of the merger.

Following completion of the merger, the size of the business of the combined company will increase significantly beyond the current size of either Medytox's or CollabRx's business. The combined company's future success depends, in part, upon its ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. There can be no assurances that the combined company will be successful or that it will realize the expected operating efficiencies, cost savings and other benefits currently anticipated from the merger.

Medytox and CollabRx will incur direct and indirect costs as a result of the merger.

Medytox and CollabRx will incur substantial expenses in connection with completing the merger, and over a period of time following completion of the merger, the combined company further expects to incur substantial expenses in connection with coordinating the businesses, operations, policies and procedures of Medytox and CollabRx. While Medytox and CollabRx have assumed that a certain level of transaction and coordination expenses will be incurred, there are a number of factors beyond the combined company's control that could affect the total amount or the timing of these transaction and coordination expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately. These expenses may exceed the costs historically borne by Medytox and CollabRx.

The officers and directors of the combined company will have the ability to exercise significant control over the combined company.

The directors and executive officers of the combined company may exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of the combined company or forcing management to change its operating strategies, which may be to the benefit of management but not in the interest of the stockholders of the combined company.

As a company with limited capital and human resources, we anticipate that more of management's time and attention will be diverted from our business to ensure compliance with regulatory requirements than would be the case with a company that has well established controls and procedures. This diversion of management's time and attention may have a material adverse effect on our business, financial condition and results of operations.

In the event we identify significant deficiencies or material weaknesses in our internal control over financial reporting that we cannot remediate in a timely manner, or if we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal control over financial reporting when we are required to do so, investors and others may lose confidence in the reliability of our financial statements. If this occurs, the trading price of our common stock, if any, and ability to obtain any necessary equity or debt financing could suffer. In addition, in the event that our independent registered public accounting firm is unable to rely on our internal control over financial reporting in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, we may be unable to file our periodic reports with the SEC. This would likely have an adverse effect on the trading price of our common stock, if any, and our ability to secure any necessary additional financing, and could result in the delisting of our common stock. In such event, the liquidity of our common stock would be severely limited and the market price of our common stock would likely decline significantly.

10

If we cease to be a “smaller reporting company” in the future, we will be required to obtain an auditor's attestation on the effectiveness of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002. Complying with this requirement will increase our accounting costs, and any delay or difficulty in satisfying this requirement could adversely affect our future results of operations and our stock price.

As a smaller reporting company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires an independent registered public accounting firm to test the internal control over financial reporting of public companies, and to report on the effectiveness of such controls. If our status as a smaller reporting company changes, we may be required to comply with this auditor attestation requirement. We expect that compliance with this requirement would increase our financial compliance costs and make our audit process more time consuming and costly. In addition, we may in the future discover areas of our internal controls that need improvement, particularly with respect to businesses that we may acquire. If so, we cannot be certain that any remedial measures we take will ensure that we have adequate internal controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could harm our operating results or cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal control over financial reporting, or if it becomes necessary for our independent registered public accounting firm to provide us with an unqualified report regarding the effectiveness of our internal control over financial reporting and it is unable to do so, investors could lose confidence in the reliability of our financial statements. Any failure to implement required new or improved controls, or difficulties or significant costs encountered in the implementation or operation of these controls, could harm our operating results and cause us to fail to meet our financial reporting obligations, which could adversely affect our business and reduce our stock price.

The Company's common stock is subject to substantial dilution due to various convertible securities.

The Company has outstanding options to purchase an aggregate of [●] shares of common stock, of which [●] are currently exercisable. Also, the D&D Convertible Note is convertible into shares of common stock. Additionally, each share of the Company's Series B Convertible Preferred Stock is convertible into [●] shares of common stock.   After December 31, 2015, if all of the holders of the Series B Convertible Preferred Stock were to convert their shares, a total of 5,733,940 shares of common stock would be issued. Exercise of the options and convertible securities could result in substantial dilution of our common stock and a decline in its market price.

We plan to use our stock to pay, to a large extent, for future acquisitions and this would be dilutive to investors.

We plan to use additional stock to pay, to a large extent, for future acquisitions, and believe that doing so will enable us to retain a greater percentage of our operating capital to pay for operations and marketing. Price and volume fluctuations in our stock might negatively impact our ability to effectively use our stock to pay for acquisitions, or could cause us to offer stock as consideration for acquisitions on terms that are not favorable to us and our stockholders. If we did resort to issuing stock in lieu of cash for acquisitions under unfavorable circumstances, it would result in increased dilution to investors.

The price of our common stock may fluctuate significantly, and you could lose all or part of your investment.

The trading price of our common stock may be subject to wide fluctuations in response to various factors, some of which are beyond our control, including:

•	our quarterly or annual earnings or those of other companies in our industry;

•	announcements by us or our competitors of significant contracts or acquisitions;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	general economic and stock market conditions, including disruptions in the world credit and equity markets;

•	the failure of securities analysts to cover our common stock;

•	future sales of our common stock; and

•	the other factors described in these “Risk Factors.”

11

In recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industry. The price of our common stock could fluctuate based upon factors that have little to do with our performance, and these fluctuations could materially reduce our stock price.

In the past, some companies, including companies in our industry, have had volatile market prices for their securities and have had securities class action suits filed against them. The filing of a lawsuit against us, regardless of the outcome, could have a material adverse effect on our business, financial condition and results of operations, as it could result in substantial legal costs and a diversion of our management's attention and resources.

Our actual operating results may differ significantly from guidance provided by our management.

Although it has not been our practice in the recent past to do so, we may from time to time release guidance in our quarterly earnings releases, quarterly earnings conference call, or otherwise, regarding our future performance that represent our management's estimates as of the date of release. This guidance, which includes forward-looking statements, would be based on projections prepared by our management. If projections are provided, they would not be prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our registered public accountants nor any other independent expert or outside party would examine the projections and, accordingly, no such person would express any opinion or any other form of assurance with respect thereto.

Projections would be based upon a number of assumptions and estimates that, while presented with numerical specificity, would be inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which would be beyond our control and would be based upon specific assumptions with respect to future business decisions, some of which will change. We would generally state possible outcomes as high and low ranges which are intended to provide a sensitivity analysis as variables are changed but are not intended to represent that actual results could not fall outside of the suggested ranges. The principal reason that we would release guidance is to provide a basis for our management to discuss our business outlook with analysts and investors. We do not accept any responsibility for any projections or reports that may be published by analysts.

Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, any guidance provided is only an estimate of what management believes is realizable as of the date of release. Actual results will vary from any guidance provided and the variations may be material. In light of the foregoing, investors are urged not to rely upon, or otherwise consider, any guidance provided in making an investment decision in respect of our common stock. Any failure to successfully implement our operating strategy could result in the actual operating results being different from our guidance, and such differences may be adverse and material.

Provisions of Delaware law and our organizational documents may discourage takeovers and business combinations that our stockholders may consider in their best interests, which could negatively affect our stock price.

Provisions of Delaware law and our certificate of incorporation and bylaws may have the effect of delaying or preventing a change in control of our company or deterring tender offers for our common stock that other stockholders may consider in their best interests.

Our certificate of incorporation authorizes us to issue up to 5,000,000 shares of preferred stock in one or more different series with terms to be fixed by our board of directors. Stockholder approval is not necessary to issue preferred stock in this manner. Issuance of these shares of preferred stock could have the effect of making it more difficult and more expensive for a person or group to acquire control of us, and could effectively be used as an anti-takeover device.

12

Our bylaws provide for an advance notice procedure for stockholders to nominate director candidates for election or to bring business before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors, and require that special meetings of stockholders be called only by our chairman of the board, chief executive officer, president or the board pursuant to a resolution adopted by a majority of the board.

The anti-takeover provisions of Delaware law and provisions in our organizational documents may prevent our stockholders from receiving the benefit from any premium to the market price of our common stock offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if they are viewed as discouraging takeover attempts in the future.

As a public company, we incur significant administrative workload and expenses.

As a public company with common stock listed on The NASDAQ Capital Market, we must comply with various laws, regulations and requirements, including certain provisions of the Sarbanes-Oxley Act of 2002, as well as rules implemented by the SEC and The NASDAQ Stock Market. Complying with these statutes, regulations and requirements, including our public company reporting requirements, continues to occupy a significant amount of the time of our board of directors and management and involves significant accounting, legal and other expenses. We have hired, and anticipate that we will continue to hire, additional accounting personnel to handle these responsibilities, which will increase our operating costs. Furthermore, these laws, regulations and requirements could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

New laws and regulations as well as changes to existing laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and rules adopted by the SEC and by The NASDAQ Stock Market, would likely result in increased costs to us as we respond to their requirements. We are investing resources to comply with evolving laws and regulations, and this investment may result in increased general and administrative expenses and a diversion of management's time and attention from revenue-generating activities to compliance activities.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your investment in our common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. Shares of our common stock may depreciate in value or may not appreciate in value.

If any of the events described in “Risks Related to Medytox” or “Risks Related to CollabRx” occur, those events could cause the potential benefits of the merger not to be realized.

Following completion of the merger, the combined company is susceptible to many of the risks described under “Risks Related to Medytox” and “Risks Related to CollabRx.” To the extent any of the events in the risks described in those sections occur, those events could cause the potential benefits of the merger not to be realized and the market price of the combined company's shares to decline.

13

Risks Related to Medytox

Our business could be harmed from the loss or suspension of a license or imposition of a fine or penalties under, or future changes or changing interpretations of, CLIA or state laboratory licensing laws to which we are subject.

The clinical laboratory testing industry is subject to extensive federal and state regulation, and many of these statutes and regulations have not been interpreted by the courts. CLIA are federal regulatory standards that apply to virtually all clinical laboratories (regardless of the location, size or type of laboratory), including those operated by physicians in their offices, by requiring that they be certified by the federal government or by a federally approved accreditation agency. CLIA does not preempt state law, which in some cases may be more stringent than federal law and require additional personnel qualifications, quality control, record maintenance and proficiency testing. The sanction for failure to comply with CLIA and state requirements may be suspension, revocation or limitation of a laboratory's CLIA certificate, which is necessary to conduct business, as well as significant fines and/or criminal penalties. Several states have similar laws and we may be subject to similar penalties.

We cannot assure you that applicable statutes and regulations will not be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that would adversely affect our business. Potential sanctions for violation of these statutes and regulations include significant fines and the suspension or loss of various licenses, certificates and authorizations, which could have a material adverse effect on our business. In addition, compliance with future legislation could impose additional requirements on us, which may be costly.

Healthcare plans have taken steps to control the utilization and reimbursement of healthcare services, including clinical test services.

We also face efforts by non-governmental third-party payers, including healthcare plans, to reduce utilization and reimbursement for clinical testing services.

The healthcare industry has experienced a trend of consolidation among healthcare insurance plans, resulting in fewer but larger insurance plans with significant bargaining power to negotiate fee arrangements with healthcare providers, including clinical testing providers. These healthcare plans, and independent physician associations, may demand that clinical testing providers accept discounted fee structures or assume all or a portion of the financial risk associated with providing testing services to their members through capped payment arrangements. In addition, some healthcare plans have been willing to limit the PPO or Point of Service (“POS”) laboratory network to only a single national laboratory to obtain improved fee-for-service pricing. There are also an increasing number of patients enrolling in consumer driven products and high deductible plans that involve greater patient cost-sharing.

The increased consolidation among healthcare plans also has increased the potential adverse impact of not being a contracted provider with any such insurer. The Patient Protection and Affordable Care Act (the “Health Care Reform Law”) includes provisions, including ones regarding the creation of healthcare exchanges, which may encourage healthcare insurance plans to increase exclusive contracting.

We expect continuing efforts to reduce reimbursements, to impose more stringent cost controls and to reduce utilization of clinical test services. These efforts, including future changes in third-party payer rules, practices and policies, or failing or ceasing to be a contracted provider to a healthcare plan, may have a material adverse effect on our business.

Unless we raise sufficient funds, we will not be able to succeed in our business model.

Medytox, under its current business model, commenced operations in July 2011 and has changed significantly in the past few years which may make it difficult to evaluate our business and prospects based on prior performance. Our business model requires us to secure working capital for marketing expenses. Unless we raise sufficient funds, we will not be able to succeed in our business model. If our model fails, then we will fail as a company.

14

Regulation by the Food and Drug Administration (“FDA”) of Laboratory Developed Tests (“LDTs”) and clinical laboratories may result in significant change, and our business could be adversely impacted if we fail to adapt.

High complexity, CLIA-certified laboratories, such as ours, frequently develop testing procedures to provide diagnostic results to customers. These tests have been traditionally offered by nearly all complex laboratories for the last few decades and LDTs are subject to oversight of the Center for Medicare and Medicaid Services (“CMS”) through its enforcement of CLIA.  The FDA, which regulates the development and use of medical devices, has claimed that it has regulatory authority over LDTs, but has not exercised enforcement with respect to most LDTs offered by high complexity laboratories, and not sought to require these laboratories to comply with FDA regulations regarding medical devices.  During 2010, the FDA publicly announced that it has decided to exercise regulatory authority over these LDTs, and that it plans to issue guidance to the industry regarding its regulatory approach. At that time, the FDA indicated that it would use a risk-based approach to regulation and would direct more resources to tests with wider distribution and with the highest risk of injury, but that it will be sensitive to the need to not adversely impact patient care or innovation. In September 2014, the FDA announced its framework and timetable for implementing this guidance. We cannot predict the ultimate timing or form of any such guidance or regulation or their potential impact. If adopted, such a regulatory approach by the FDA may lead to an increased regulatory burden, including additional costs and delays in introducing new tests. While the ultimate impact of the FDA's approach is unknown, it may be extensive and may result in significant change. Our failure to adapt to these changes could have a material adverse effect on our business.

Some of our activities may subject us to risks under federal and state laws prohibiting “kickbacks” and other laws designed to prohibit payments for referrals and eliminate healthcare fraud.

Federal and state anti-kickback and similar laws prohibit payment, or offers of payment, in exchange for referrals of products and services for which reimbursement may be made by Medicare or other federal and state healthcare programs. Some state laws contain similar prohibitions that apply without regard to the payor of reimbursement for the services. Under a federal statute, known as the “Stark Law” or “self-referral” prohibition, physicians, subject to certain exceptions, are prohibited from referring their Medicare or Medicaid program patients to clinical laboratories with which the physicians or their immediate family members have a financial relationship, and the laboratories are prohibited from billing for services rendered in violation of Stark Law referral prohibitions.  Violations of the federal health care programs' anti-kickback law (the “Anti-Kickback Law”) and Stark Law may be punished by civil and criminal penalties, and/or exclusion from participation in federal health care programs, including Medicare and Medicaid.  States may impose similar penalties. The Health Care Reform Law significantly strengthened provisions of the Federal False Claims Act and Anti-Kickback Law provisions, and other health care fraud provisions, leading to the possibility of greatly increased qui tam suits by relators for perceived violations of these laws. There can be no assurance that our activities will not come under the scrutiny of regulators and other government authorities or that our practices will not be found to violate applicable laws, rules and regulations or prompt lawsuits by private citizen “relators” under federal or state false claims laws.

Federal officials responsible for administering and enforcing the healthcare laws and regulations have made a priority of eliminating healthcare fraud. For example, the Health Care Reform Law includes significant new fraud and abuse measures, including required disclosures of financial arrangements with physician customers, lower thresholds for violations and increased potential penalties for violations. Federal funding available for combating health care fraud and abuse generally has increased. While we seek to conduct our business in compliance with all applicable laws and regulations, many of the laws and regulations applicable to our business, particularly those relating to billing and reimbursement of tests and those relating to relationships with physicians, hospitals and patients, contain language that has not been interpreted by courts. We must rely on our interpretation of these laws and regulations based on the advice of our counsel and regulatory or law enforcement authorities may not agree with our interpretation of these laws and regulations and may seek to enforce legal remedies or penalties against us for violations. From time to time we may need to change our operations, particularly pricing or billing practices, in response to changing interpretations of these laws and regulations or regulatory or judicial determinations with respect to these laws and regulations. These occurrences, regardless of their outcome, could damage our reputation and harm important business relationships that we have with healthcare providers, payors and others. Furthermore, if a regulatory or judicial authority finds that we have not complied with applicable laws and regulations, we would be required to refund amounts that were billed and collected in violation of such laws and regulations. In addition, we may voluntarily refund amounts that were alleged to have been billed and collected in violation of applicable laws and regulations. In either case, we could suffer civil and criminal damages, fines and penalties, exclusion from participation in governmental healthcare programs and the loss of licenses, certificates and authorizations necessary to operate our business, as well as incur liabilities from third-party claims, all of which could harm our operating results and financial condition. Moreover, regardless of the outcome, if we or physicians or other third parties with whom we do business are investigated by a regulatory or law enforcement authority we could incur substantial costs, including legal fees, and our management may be required to divert a substantial amount of time to an investigation.

15

To enhance compliance with applicable health care laws, and mitigate potential liability in the event of noncompliance, regulatory authorities, such as the Department of Health and Human Services' Office of Inspector General (“OIG”), have recommended the adoption and implementation of a comprehensive health care compliance program that generally contains the elements of an effective compliance and ethics program described in Section 8B2.1 of the United States Sentencing Commission Guidelines Manual, and for many years the OIG has made available a model compliance program targeted to the clinical laboratory industry. In addition, certain states require that health care providers, such as clinical laboratories, that engage in substantial business under the state Medicaid program have a compliance program that generally adheres to the standards set forth in the Model Compliance Program.  Also, under the Health Care Reform Law, the U.S. Department of Health and Human Services, or HHS, will require suppliers, such as Medytox, to adopt, as a condition of Medicare participation, compliance programs that meet a core set of requirements. While we have adopted, or are in the process of adopting, healthcare compliance and ethics programs that generally incorporate the OIG's recommendations, and training our applicable employees in such compliance, having such a program can be no assurance that we will avoid any compliance issues.

We conduct our clinical laboratory testing business in a heavily regulated industry and changes in regulations or violations of regulations could, directly or indirectly, harm our operating results and financial condition.

The clinical laboratory testing industry is highly regulated and there can be no assurance that the regulatory environment in which we operate will not change significantly and adversely in the future. Areas of the regulatory environment that may affect our ability to conduct business include, without limitation:

•	federal and state laws applicable to billing and claims payment;

•	federal and state laboratory anti-mark-up laws;

•	federal and state anti-kickback laws;

•	federal and state false claims laws;

•	federal and state self-referral and financial inducement laws, including the federal physician anti-self-referral law, or the Stark Law;

•	coverage and reimbursement levels by Medicare and other governmental payors and private insurers;

•	federal and state laws governing laboratory licensing and testing, including CLIA;

•	federal and state laws governing the development, use and distribution of diagnostic medical tests known as LDTs;

•	the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), along with the revisions to HIPAA as a result of the Federal Health Information Technology for Economic and Clinical Health Act (“HITECH”), and analogous state laws;

•	federal, state and foreign regulation of privacy, security, electronic transactions and identity theft;

•	federal, state and local laws governing the handling, transportation and disposal of medical and hazardous waste;

•	Occupational Safety and Health Administration (“OSHA”) rules and regulations;

•	changes to laws, regulations and rules as a result of the Health Care Reform Law; and

•	changes to other federal, state and local laws, regulations and rules, including tax laws.

16

These laws and regulations are extremely complex and in many instances, there are no significant regulatory or judicial interpretations of these laws and regulations. Any determination that we have violated these laws or regulations, or the public announcement that we are being investigated for possible violations of these laws or regulations, could harm our operating results and financial condition. In addition, a significant change in any of these laws or regulations may require us to change our business model in order to maintain compliance with these laws or regulations, which could harm our operating results and financial condition.

Failure to comply with complex federal and state laws and regulations related to submission of claims for clinical laboratory services can result in significant monetary damages and penalties and exclusion from the Medicare and Medicaid Programs.

We are subject to extensive federal and state laws and regulations relating to the submission of claims for payment for clinical laboratory services, including those that relate to coverage of our services under Medicare, Medicaid and other governmental health care programs, the amounts that may be billed for our services and to whom claims for services may be submitted.

Our failure to comply with applicable laws and regulations could result in our inability to receive payment for our services or result in attempts by third-party payers, such as Medicare and Medicaid, to recover payments from us that have already been made. Submission of claims in violation of certain statutory or regulatory requirements can result in penalties, including substantial civil money penalties for each item or service billed to Medicare in violation of the legal requirement, and exclusion from participation in Medicare and Medicaid. Government authorities may also assert that violations of laws and regulations related to submission or causing the submission of claims violate the federal False Claims Act (“FCA”) or other laws related to fraud and abuse, including submission of claims for services that were not medically necessary. Violations of the FCA could result in enormous economic liability. The FCA provides that all damages are trebled, and each false claim submitted is subject to a penalty of up to $11,000. For example, we could be subject to FCA liability if it was determined that the services we provided were not medically necessary and not reimbursable, particularly if it were asserted that we contributed to the physician's referrals of unnecessary services to us. It is also possible that the government could attempt to hold us liable under fraud and abuse laws for improper claims submitted by an entity for services that we performed if we were found to have knowingly participated in the arrangement that resulted in submission of the improper claims.

Changes in regulation and policies, including increasing downward pressure on health care reimbursement, may adversely affect reimbursement for diagnostic services and could have a material adverse impact on our business.

Reimbursement levels for health care services are subject to continuous and often unexpected changes in policies, and we face a variety of efforts by government payers to reduce utilization and reimbursement for diagnostic testing services. Changes in governmental reimbursement may result from statutory and regulatory changes, retroactive rate adjustments, administrative rulings, competitive bidding initiatives, and other policy changes.

The Health Care Reform Law includes two separate reductions in the reimbursement rates for our clinical laboratory services under the clinical laboratory fee schedule.  First, it includes a “productivity adjustment”. Second, it includes an additional 1.75 percent reduction, the first of a series of such annual reductions effective from 2011 to 2015, which would reduce the annual Consumer Price Index-based update that would otherwise determine our reimbursement for clinical laboratory services.  These reimbursement cuts could adversely affect our business.

17

CMS pays laboratories on the basis of a fee schedule that is reviewed and re-calculated on an annual basis.  CMS may change the fee schedule upward or downward on billing codes that we submit for reimbursement on a regular basis; our revenue and business may be adversely affected if the reimbursement rates associated with such codes are reduced. Even when reimbursement rates are not reduced, policy changes add to our costs by increasing the complexity and volume of administrative requirements. Medicaid reimbursement, which varies by state, is also subject to administrative and billing requirements and budget pressures. Recently, state budget pressures have caused states to consider several policy changes that may impact our financial condition and results of operations, such as delaying payments, reducing reimbursement, restricting coverage eligibility and service coverage, and imposing taxes on our services.

Failure to timely or accurately bill for our services could have a material adverse effect on our business.

Billing for clinical testing services is extremely complicated and is subject to extensive and non-uniform rules and administrative requirements. Depending on the billing arrangement and applicable law, we bill various payers, such as patients, insurance companies, Medicare, Medicaid, physicians, hospitals and employer groups. Changes in laws and regulations could increase the complexity and cost of our billing process. Additionally, auditing for compliance with applicable laws and regulations as well as internal compliance policies and procedures adds further cost and complexity to the billing process. Further, our billing systems require significant technology investment and, as a result of marketplace demands, we need to continually invest in our billing systems.

Missing or incorrect information on requisitions adds complexity to and slows the billing process, creates backlogs of unbilled requisitions, and generally increases the aging of accounts receivable and bad debt expense. Failure to timely or correctly bill may lead to our not being reimbursed for our services or an increase in the aging of our accounts receivable, which could adversely affect our results of operations and cash flows. Failure to comply with applicable laws relating to billing government healthcare programs could lead to various penalties, including: (1) exclusion from participation in CMS and other government programs; (2) asset forfeitures; (3) civil and criminal fines and penalties; and (4) the loss of various licenses, certificates and authorizations necessary to operate our business, any of which could have a material adverse effect on our results of operations or cash flows.

There have been times when our accounts receivable have increased at a greater rate than revenue growth and, therefore, have adversely affected our cash flows from operations. We have taken steps to implement systems and processing changes intended to improve billing procedures and related collection results. We believe that we have made progress by reorganizing our accounts receivable and billing functions and that our allowance for doubtful accounts is adequate. However, we cannot assure that our ongoing assessment of accounts receivable will not result in the need for additional provisions. Such additional provisions, if implemented, could have a material adverse effect on our operating results.

Our operations may be adversely impacted by the effects of extreme weather conditions, natural disasters such as hurricanes and earthquakes, health pandemics, hostilities or acts of terrorism and other criminal activities.

Our operations are always subject to adverse impacts resulting from extreme weather conditions, natural disasters, health pandemics, hostilities or acts of terrorism or other criminal activities. Such events may result in a temporary decline in the number of patients who seek clinical testing services or in our employees' ability to perform their job duties. In addition, such events may temporarily interrupt our ability to transport specimens, to receive materials from our suppliers or otherwise to provide our services. The occurrence of any such event and/or a disruption of our operations as a result may adversely affect our results of operations.

18

Increased competition, including price competition, could have a material adverse impact on our net revenues and profitability.

We operate in a business that is characterized by intense competition. Our major competitors include large national laboratories that possess greater name recognition, larger customer bases, and significantly greater financial resources and employ substantially more personnel than we do. Many of our competitors have long established relationships. We cannot assure you that we will be able to compete successfully with such entities in the future.

The clinical laboratory business is intensely competitive both in terms of price and service. Pricing of laboratory testing services is often one of the most significant factors used by health care providers and third-party payers in selecting a laboratory. As a result of the clinical laboratory industry undergoing significant consolidation, larger clinical laboratory providers are able to increase cost efficiencies afforded by large-scale automated testing. This consolidation results in greater price competition. We may be unable to increase cost efficiencies sufficiently, if at all, and as a result, our net earnings and cash flows could be negatively impacted by such price competition. We may also face increased competition from companies that do not comply with existing laws or regulations or otherwise disregard compliance standards in the industry. Additionally, we may also face changes in fee schedules, competitive bidding for laboratory services or other actions or pressures reducing payment schedules as a result of increased or additional competition.

Additional competition, including price competition, could have a material adverse impact on our net revenues and profitability.

Failure to comply with environmental, health and safety laws and regulations, including the federal Occupational Safety and Health Administration Act and the Needlestick Safety and Prevention Act, could result in fines and penalties and loss of licensure, and have a material adverse effect upon Medytox's business.

Medytox is subject to licensing and regulation under federal, state and local laws and regulations relating to the protection of the environment and human health and safety, including laws and regulations relating to the handling, transportation and disposal of medical specimens, and infectious and hazardous waste materials, as well as regulations relating to the safety and health of laboratory employees. All of Medytox's laboratories are subject to applicable federal and state laws and regulations relating to biohazard disposal of all laboratory specimens, and they utilize outside vendors for disposal of such specimens. In addition, the federal OSHA has established extensive requirements relating to workplace safety for health care employers, including clinical laboratories, whose workers may be exposed to blood-borne pathogens such as HIV and the hepatitis B virus. These requirements, among other things, require work practice controls, protective clothing and equipment, training, medical follow-up, vaccinations and other measures designed to minimize exposure to, and transmission of, blood-borne pathogens. In addition, the Needlestick Safety and Prevention Act requires, among other things, that Medytox include in its safety programs the evaluation and use of emergency controls such as safety needles if found to be effective at reducing the risk of needlestick injuries in the workplace.

Failure to comply with federal, state and local laws and regulations could subject Medytox to denial of the right to conduct business, fines, criminal penalties and/or other enforcement actions which would have a material adverse effect on its business. In addition, compliance with future legislation could impose additional requirements on us which may be costly.

Regulations requiring the use of “standard transactions” for health care services issued under HIPAA may negatively impact Medytox's profitability and cash flows.

Pursuant to HIPAA, the Secretary of Health and Human Services has issued regulations designed to improve the efficiency and effectiveness of the health care system by facilitating the electronic exchange of information in certain financial and administrative transactions while protecting the privacy and security of the information exchanged.

The HIPAA transaction standards are complex, and subject to differences in interpretation by payers. For instance, some payers may interpret the standards to require Medytox to provide certain types of information, including demographic information not usually provided to Medytox by physicians. As a result of inconsistent application of transaction standards by payers or Medytox's inability to obtain certain billing information not usually provided by physicians, Medytox could face increased costs and complexity, a temporary disruption in receipts and ongoing reductions in reimbursements and net revenues. In addition, new requirements for additional standard transactions, such as claims attachments and the ICD-10-CM Code Set, could prove technically difficult, time-consuming or expensive to implement.

19

Failure to maintain the security of customer-related information or compliance with security requirements could damage Medytox's reputation with customers, and cause it to incur substantial additional costs and to become subject to litigation.

Medytox receives certain personal and financial information about its customers. In addition, Medytox depends upon the secure transmission of confidential information over public networks, including information permitting cashless payments. A compromise in our security systems that results in customer personal information being obtained by unauthorized persons or our failure to comply with security requirements for financial transactions could adversely affect Medytox's reputation with its customers and others, as well as Medytox's results of operations, financial condition and liquidity. It could also result in litigation against Medytox or the imposition of penalties.

Compliance with the HIPAA security regulations and privacy regulations may increase Medytox's costs.

The HIPAA privacy and security regulations, including the expanded requirements under HITECH, establish comprehensive federal standards with respect to the use and disclosure of protected health information by health plans, healthcare providers and healthcare clearinghouses, in addition to setting standards to protect the confidentiality, integrity and security of protected health information. The regulations establish a complex regulatory framework on a variety of subjects, including:

•	the circumstances under which the use and disclosure of protected health information are permitted or required without a specific authorization by the patient, including but not limited to treatment purposes, activities to obtain payments for Medytox's services, and its healthcare operations activities;

•	a patient's rights to access, amend and receive an accounting of certain disclosures of protected health information;

•	the content of notices of privacy practices for protected health information;

•	administrative, technical and physical safeguards required of entities that use or receive protected health information; and

•	the protection of computing systems maintaining Electronic Personal Health Information (“ePHI”).

Medytox has implemented policies and procedures related to compliance with the HIPAA privacy and security regulations, as required by law. The privacy and security regulations establish a “floor” and do not supersede state laws that are more stringent. Therefore, Medytox is required to comply with both federal privacy and security regulations and varying state privacy and security laws. In addition, for healthcare data transfers from other countries relating to citizens of those countries, Medytox must comply with the laws of those other countries. The federal privacy regulations restrict our ability to use or disclose patient identifiable laboratory data, without patient authorization, for purposes other than payment, treatment or healthcare operations (as defined by HIPAA), except for disclosures for various public policy purposes and other permitted purposes outlined in the privacy regulations. HIPAA, as amended by HITECH, provides for significant fines and other penalties for wrongful use or disclosure of protected health information in violation of the privacy and security regulations, including potential civil and criminal fines and penalties. Due to the enactment of HITECH government enforcement has also increased. It is not possible to predict what the extent of the impact on business will be, other than heightened scrutiny and emphasis on compliance. If Medytox does not comply with existing or new laws and regulations related to protecting the privacy and security of health information it could be subject to significant monetary fines, civil penalties or criminal sanctions. In addition, other federal and state laws that protect the privacy and security of patient information may be subject to enforcement and interpretations by various governmental authorities and courts resulting in complex compliance issues. For example, Medytox could incur damages under state laws pursuant to an action brought by a private party for the wrongful use or disclosure of confidential health information or other private personal information.

20

The clinical laboratory industry is subject to changing technology and new product introductions.

Advances in technology may lead to the development of more cost-effective technologies such as point-of-care testing equipment that can be operated by physicians or other healthcare providers in their offices or by patients themselves without requiring the services of freestanding clinical laboratories. Development of such technology and its use by Medytox's customers could reduce the demand for its laboratory testing services and negatively impact its revenues.

Currently, most clinical laboratory testing is categorized as “high” or “moderate” complexity, and thereby is subject to extensive and costly regulation under CLIA. The cost of compliance with CLIA makes it impractical for most physicians to operate clinical laboratories in their offices, and other laws limit the ability of physicians to have ownership in a laboratory and to refer tests to such a laboratory. Manufacturers of laboratory equipment and test kits could seek to increase their sales by marketing point-of-care laboratory equipment to physicians and by selling test kits approved for home or physician office use to both physicians and patients. Diagnostic tests approved for home use are automatically deemed to be “waived” tests under CLIA and may be performed in physician office laboratories as well as by patients in their homes with minimal regulatory oversight. Other tests meeting certain FDA criteria also may be classified as “waived” for CLIA purposes. The FDA has regulatory responsibility over instruments, test kits, reagents and other devices used by clinical laboratories and has taken responsibility from the Centers for Disease Control for classifying the complexity of tests for CLIA purposes. Increased approval of “waived” test kits could lead to increased testing by physicians in their offices or by patients at home, which could affect Medytox's market for laboratory testing services and negatively impact its revenues.

Health care reform and related products (e.g. Health Insurance Exchanges), changes in government payment and reimbursement systems, or changes in payer mix, including an increase in capitated reimbursement mechanisms and evolving delivery models, could have a material adverse impact on Medytox's net revenues, profitability and cash flow.

Testing services are billed to private patients, Medicare, Medicaid, commercial clients, managed care organizations (“MCOs”) and third-party insurance companies. Tests ordered by a physician may be billed to different payers depending on the medical insurance benefits of a particular patient. Most testing services are billed to a party other than the physician or other authorized person that ordered the test. Increases in the percentage of services billed to government and managed care payers could have an adverse impact on Medytox's net revenues.

The various MCOs have different contracting philosophies, which are influenced by the design of the products they offer to their members. Some MCOs contract with a limited number of clinical laboratories and engage in direct negotiation of the rates reimbursed to participating laboratories. Other MCOs adopt broader networks with a largely uniform fee structure offered to all participating clinical laboratories. In addition, some MCOs have used capitation in an effort to fix the cost of laboratory testing services for their enrollees. Under a capitated reimbursement mechanism, the clinical laboratory and the managed care organization agree to a per member, per month payment to pay for all authorized laboratory tests ordered during the month by the physician for the members, regardless of the number or cost of the tests actually performed. Capitation shifts the risk of increased test utilization (and the underlying mix of testing services) to the clinical laboratory provider.

A portion of the third-party insurance fee-for-service revenues are collectible from patients in the form of deductibles, copayments and coinsurance. As patient cost-sharing increases, collectability may be impacted.

In addition, Medicare and Medicaid and private insurers have increased their efforts to control the cost, utilization and delivery of health care services, including clinical laboratory services. Measures to regulate health care delivery in general, and clinical laboratories in particular, have resulted in reduced prices, added costs and decreased test utilization for the clinical laboratory industry by increasing complexity and adding new regulatory and administrative requirements. Pursuant to legislation passed in late 2003, the percentage of Medicare beneficiaries enrolled in Medicare managed care plans has increased. The percentage of Medicaid beneficiaries enrolled in Medicaid managed care plans has also increased, and is expected to continue to increase. Implementation of the Health Care Reform Law, the health care reform legislation passed in 2010, also may affect coverage, reimbursement, and utilization of laboratory services, as well as administrative requirements.

21

Medytox expects efforts to impose reduced reimbursement, more stringent payment policies and cost controls by government and other payers to continue. If Medytox cannot offset additional reductions in the payments it receives for its services by reducing costs, increasing test volume and/or introducing new procedures, it could have a material adverse impact on Medytox's net revenues, profitability and cash flows.

As an employer, health care reform legislation also contains numerous regulations that will require Medytox to implement significant process and record keeping changes to be in compliance. These changes increase the cost of providing healthcare coverage to employees and their families. Given the limited release of regulations to guide compliance, the exact impact to employers including Medytox is uncertain.

A failure to obtain and retain new customers, a loss of existing customers or material contracts, a reduction in tests ordered or specimens submitted by existing customers, or the inability to retain existing and create new relationships with health systems could impact Medytox's ability to successfully grow its business.

To offset efforts by payers to reduce the cost and utilization of clinical laboratory services, Medytox needs to obtain and retain new customers and business partners. In addition, a reduction in tests ordered or specimens submitted by existing customers, without offsetting growth in its customer base, could impact Medytox's ability to successfully grow its business and could have a material adverse impact on Medytox's net revenues and profitability. Medytox competes primarily on the basis of the quality of testing, timeliness of test reporting, reporting and information systems, reputation in the medical community, the pricing of services and ability to employ qualified personnel. Medytox's failure to successfully compete on any of these factors could result in the loss of customers and a reduction in Medytox's ability to expand its customer base.

In addition, as the broader healthcare industry trend of consolidation continues, including the acquisition of physician practices by health systems, relationships with hospital-based health systems and integrated delivery networks are becoming more important. Medytox's inability to create relationships with those provider systems and networks could impact its ability to successfully grow its business.

A failure to identify and successfully close and integrate strategic acquisition targets could have a material adverse impact on Medytox's business objectives and its net revenues and profitability.

Part of Medytox's strategy involves deploying capital in investments that enhance its business, which includes pursuing strategic acquisitions to strengthen its capabilities and increase its presence in key geographic areas. In the past two years, Medytox has acquired an interest in clinical laboratories in California, New Jersey and New Mexico. However, Medytox cannot assure that it will be able to identify attractive acquisition targets that are of a large enough size to have a meaningful impact on its operating results. Furthermore, the successful closing and integration of a strategic acquisition entails numerous risks, including, among others:

•	failure to obtain regulatory clearance;

•	loss of key customers or employees;

•	difficulty in consolidating redundant facilities and infrastructure and in standardizing information and other systems;

•	unidentified regulatory problems;

•	failure to maintain the quality of services that such companies have historically provided;

•	coordination of geographically-separated facilities and workforces; and

•	diversion of management's attention from Medytox's day-to-day business.

22

Medytox cannot assure that current or future acquisitions, if any, or any related integration efforts will be successful, or that Medytox's business will not be adversely affected by any future acquisitions, including with respect to net revenues and profitability. Even if Medytox is able to successfully integrate the operations of businesses that it may acquire in the future, Medytox may not be able to realize the benefits that it expects from such acquisitions.

Adverse results in material litigation matters could have a material adverse effect upon Medytox's business.

Medytox may become subject in the ordinary course of business to material legal action related to, among other things, intellectual property disputes, professional liability and employee-related matters, as well as inquiries and requests for information from governmental agencies and bodies and Medicare or Medicaid carriers requesting comment and/or information on allegations of billing irregularities or billing and pricing arrangements that are brought to their attention through billing audits or third parties. Legal actions could result in substantial monetary damages as well as damage to Medytox's reputation with customers, which could have a material adverse effect upon its business.

An inability to attract and retain experienced and qualified personnel could adversely affect Medytox's business.

The loss of key management personnel or the inability to attract and retain experienced and qualified employees at Medytox's clinical laboratories could adversely affect the business. The success of Medytox is dependent in part on the efforts of key members of its management team.

In addition, the success of our clinical laboratories also depends on employing and retaining qualified and experienced laboratory professionals, including specialists, who perform clinical laboratory testing services. In the future, if competition for the services of these professionals increases, Medytox may not be able to continue to attract and retain individuals in its markets. Medytox's revenues and earnings could be adversely affected if a significant number of professionals terminate their relationship with Medytox or become unable or unwilling to continue their employment.

Failure in Medytox's information technology systems could significantly increase testing turn-around time or billing processes and otherwise disrupt Medytox's operations or customer relationships.

Medytox's laboratory operations and customer relationships depend, in part, on the continued performance of its information technology systems. Despite network security measures and other precautions Medytox has taken, its information technology systems are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptions. In addition, Medytox is in the process of integrating the information technology systems of its recently acquired subsidiaries, and Medytox may experience system failures or interruptions as a result of this process. Sustained system failures or interruption of Medytox's systems in one or more of its laboratory operations could disrupt Medytox's ability to process laboratory requisitions, perform testing, provide test results in a timely manner and/or bill the appropriate party. Breaches with respect to protected health information could result in violations of HIPAA and analogous state laws, and risk the imposition of significant fines and penalties. Failure of Medytox's information technology systems could adversely affect Medytox's business, profitability and financial condition.

A significant deterioration in the economy could negatively impact testing volumes, cash collections and the availability of credit.

Medytox's operations are dependent upon ongoing demand for diagnostic testing services by patients, physicians, hospitals, MCOs, and others. A significant downturn in the economy could negatively impact the demand for diagnostic testing as well as the ability of patients and other payers to pay for services ordered. In addition, uncertainty in the credit markets could reduce the availability of credit and impact Medytox's ability to meet its financing needs in the future.

23

Increasing health insurance premiums and co-payments or high deductible health plans may cause individuals to forgo health insurance and avoid medical attention, either of which may reduce demand for our products and services.

Health insurance premiums, co-payments and deductibles have generally increased in recent years. These increases may cause individuals to forgo health insurance, as well as medical attention. This behavior may reduce demand for testing by our laboratories.

If goodwill or other intangible assets that we have recorded in connection with our acquisitions of other businesses become impaired, we could have to take significant charges against earnings.

As a result of our acquisitions, we have recorded, and may continue to record, a significant amount of goodwill and other intangible assets. Under current accounting guidelines, we must assess, at least annually and potentially more frequently, whether the value of goodwill and other intangible assets has been impaired. Any reduction or impairment of the value of goodwill or other intangible assets will result in additional charges against earnings, which could materially reduce our reported results of operations in future periods.

Our business has substantial indebtedness and tax liabilities.

We currently have, and will likely continue to have, a substantial amount of indebtedness. Also, as of September 30, 2015, Medytox has income tax liabilities of approximately $3.6 million. Our indebtedness and tax liabilities could, among other things, make it more difficult for us to satisfy our debt obligations, require us to use a large portion of our cash flow from operations to repay and service our debt and tax liabilities or otherwise create liquidity problems, limit our flexibility to adjust to market conditions, place us at a competitive disadvantage and expose us to interest rate fluctuations. As of September 30, 2015, we had total debt outstanding of approximately $7.7 million, of which $4.7 million is short term. In addition our capital lease obligations were $4.0 million at September 30, 2015.

We expect to obtain the money to pay our expenses and pay the principal and interest on our indebtedness and tax liabilities from cash flow from our operations and potentially from debt or equity offerings. Accordingly, our ability to meet our obligations depends on our future performance and capital raising activities, which will be affected by financial, business, economic and other factors, many of which are beyond our control. If our cash flow and capital resources prove inadequate to allow us to pay the principal and interest on our debt, and our tax liabilities and meet our other obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations, restructure or refinance our debt, which we may be unable to do on acceptable terms, and forego attractive business opportunities. In addition, the terms of our existing or future debt agreements may restrict us from pursuing any of these alternatives.

Hardware and software failures, delays in the operation of computer and communications systems, the failure to implement system enhancements or cyber security breaches may harm Medytox.

Medytox's success depends on the efficient and uninterrupted operation of its computer and communications systems. A failure of the network or data gathering procedures could impede the processing of data, delivery of databases and services, client orders and day-to-day management of the business and could result in the corruption or loss of data. While certain operations have appropriate disaster recovery plans in place, there currently are not redundant facilities everywhere to provide IT capacity in the event of a system failure. Despite any precautions we may take, damage from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, break-ins, cybersecurity breaches and similar events at our various computer facilities could result in interruptions in the flow of data to the servers and from the servers to clients. In addition, any failure by the computer environment to provide required data communications capacity could result in interruptions in service. In the event of a delay in the delivery of data, Medytox could be required to transfer data collection operations to an alternative provider of server hosting services. Such a transfer could result in delays in the ability to deliver products and services to clients. Additionally, significant delays in the planned delivery of system enhancements, and improvements and inadequate performance of the systems once they are completed could damage Medytox's reputation and harm the business. Finally, long-term disruptions in the infrastructure caused by events such as natural disasters, the outbreak of war, the escalation of hostilities, acts of terrorism (particularly involving cities in which Medytox has offices) and cybersecurity breaches could adversely affect the business. Although Medytox carries property and business interruption insurance, the coverage may not be adequate to compensate for all losses that may occur.

24

Risks Related to CollabRx

Our future growth is dependent on the successful development and introduction of new products and enhancements. There can be no assurance that we will be successful in developing and marketing, on a timely basis, new products or product enhancements, or that our new products will adequately address the changing needs of the health care marketplace.

A significant portion of our operating expense is relatively fixed and planned expenditures are based in part on expectations regarding future revenues. As a result, we are generally unable to mitigate the negative impact on margins in the short term. Accordingly, unexpected revenue shortfalls may significantly decrease our operating results from quarter to quarter. As a result, in future quarters our operating results could fall below the expectations of securities analysts or investors, in which event our stock price would likely decrease.

We have a history of losses, expect to incur substantial further losses and may not achieve or maintain profitability in the future.

We had net losses of $1.0 million, $5.2 million and $3.3 million for the fiscal quarter ended September 30, 2015 and the fiscal years ended March 31, 2015 and 2014, respectively. We used cash flows from operations of $2.4 million, $3.6 million and $2.4 million for the six-months ended September 30, 2015 and the fiscal years ended March 31, 2015 and 2014, respectively. As of September 30, 2015, we had cash and cash equivalents of $5.0 million. We expect to continue to sustain losses for the foreseeable future. If we are not able to achieve profitability and positive cash flows, we may not be able to continue the operation of our business. It is not possible to predict when our business and results of operations will improve.

Our quarterly operating results may continue to fluctuate.

Our revenue and operating results have fluctuated and are likely to continue to fluctuate significantly from quarter to quarter, and we cannot assure you that we will achieve profitability in the future.

Factors that could affect our quarterly operating results include:

•	operating results of CollabRx;

•	operating results of any companies that we may acquire in the future;

•	fluctuations in demand for our products, and the timing of agreements with strategic partners in the health care marketplace;

•	the timing of new products and product enhancements;

•	changes in the growth rate of the health care marketplace;

•	our ability to control costs, including operations expenses;

•	our ability to develop, induce and gain market acceptance for new products and product enhancements;

•	changes in the competitive environment, including the entry of new competitors and related discounting of products;

•	adverse changes in the level of economic activity in the United States or other major economies in which we do business;

•	renewal rates and our ability to up-sell additional products;

•	the timing of customer acquisitions;

•	the timing of revenue recognition for our sales; and

•	future accounting pronouncements or changes in our accounting policies.

25

Our future success depends on our ability to retain our key personnel.

We are dependent on the services of Mr. Mika, CollabRx's President and Chief Executive Officer, our technical experts and other members of our senior management team. The loss of one or more of these key officers or any other member of our senior management team could have a material adverse effect on us. We may not be able to retain or replace these key personnel, and we may not have adequate succession plans in place. Mr. Mika is subject to employment conditions or arrangements that contain post-employment non-competition provisions. However, these arrangements permit Mr. Mika to terminate his employment with us upon little or no notice and the enforceability of the non-competition provisions is uncertain.

If we are unable to hire, retain and motivate qualified personnel, our business would suffer.

Our future success depends, in part, on our ability to continue to attract and retain highly skilled personnel. The loss of the services of any of our key personnel, the inability to attract or retain qualified personnel or delays in hiring required personnel, particularly in software and biotechnology, may seriously harm our business, financial condition and operating results. Our ability to continue to attract and retain highly skilled personnel will be critical to our future success. Competition for highly skilled personnel is frequently intense, especially in the San Francisco Bay Area. We intend to issue stock options as a key component of our overall compensation and employee attraction and retention efforts. In addition, we are required under GAAP to recognize compensation expense in our operating results for employee stock-based compensation under equity grant programs, which may negatively impact our operating results and may increase the pressure to limit share-based compensation. We may not be successful in attracting, assimilating or retaining qualified personnel to fulfill our current or future needs. Also, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited or divulged proprietary or other confidential information.

The personalized healthcare market is rapidly evolving and difficult to predict. If the personalized healthcare market does not evolve as we anticipate or if healthcare market participants do not perceive value in our products, our sales will not grow as quickly as anticipated.

We are in a new, rapidly evolving category within the healthcare industry that focuses on using information technology to inform personalized cancer treatment planning. As such, it is difficult to predict important market trends, including how large the personalized healthcare market will be or when and what products customers will adopt. If the market does not evolve in the way we anticipate, if organizations do not recognize the benefit that our products offer, or if we are unable to sell our products to customers, then our revenue may not grow as expected or may decline.

New or existing technologies that are perceived to address personalized cancer treatment planning in different ways could gain wide adoption and supplant our products, thereby weakening our sales and our financial results.

The introduction of products and services embodying new technologies could render our existing products obsolete or less attractive to customers. Other technologies exist or could be developed in the future, and our business could be materially negatively affected if such technologies are widely adopted. We may not be able to successfully anticipate or adapt to changing technology or customer requirements on a timely basis, or at all. If we fail to keep up with technological changes or to convince our customers and potential customers of the value of our products even in light of new technologies, our business, operating results and financial condition could be materially and adversely affected.

26

We are dependent on a family of products that informs genomic-based medicine.

Our current product offering is limited to a family of products that informs genomic-based medicine using a unique approach of experts and expert systems. We expect to derive a substantial portion of our revenue from this approach and the family of products based on this approach for the foreseeable future. A decline in the price of these products, whether due to competition or otherwise, or our inability to increase sales of these products, would harm our business and operating results. We expect that this concentration of revenue from a single product family comprised of a limited number of products will continue for the foreseeable future. As a result, our future growth and financial performance will depend heavily on our ability to develop and sell enhanced versions of our products. If we fail to deliver product enhancements, new releases or new products that customers want, it will be more difficult for us to succeed.

If we are unable to introduce new products successfully and to make enhancements to existing products, our growth rates would likely decline and our business, operating results and competitive position could suffer.

Our continued success depends on our ability to identify and develop new products and to enhance and improve our existing products, and the acceptance of those products by our existing and target customers. Our growth would likely be adversely affected if:

•	we fail to introduce these new products or enhancements;

•	we fail to successfully manage the transition to new products from the products they are replacing;

•	we do not invest our development efforts in appropriate products or enhancements for markets in which we now compete and expect to compete;

•	we fail to predict the demand for new products following their introduction to market; or

•	these new products or enhancements do not attain market acceptance.

Any or all of the above problems could materially harm our business and operating results.

If we are unable to increase market awareness of our company and our products, our revenue may not continue to grow, or may decline.

The personalized healthcare market is nascent, and we have not yet established broad market awareness of our products and services. Market awareness of our value proposition and products will be essential to our continued growth and our success, particularly for the advanced stage treatment segment of the personalized cancer treatment market. If our marketing efforts are unsuccessful in creating market awareness of our company and our products, then our business, financial condition and operating results will be adversely affected, and we will not be able to achieve sustained growth.

We compete in highly competitive markets, and competitive pressures from existing and new companies may adversely impact our business and operating results.

The markets in which we compete are highly competitive. We expect competition to intensify in the future as existing competitors bundle new and more competitive offerings with their existing products and services, and as new market entrants introduce new products into our markets. This competition could result in increased pricing pressure, reduced profit margins, increased sales and marketing expenses and our failure to increase, or the loss of, market share, any of which would likely seriously harm our business, operating results and financial condition. If we do not keep pace with product and technology advances and otherwise keep our product offerings competitive, there could be a material and adverse effect on our competitive position, revenue and prospects for growth.

27

We compete either directly or indirectly with other medical database solution companies. Some companies that offer competitive products or services are also potential customers. We do not believe that any of our principal competitors can offer the same scalable interactive expert solutions as CollabRx. The principal competitive factors in our markets include key strategic customer relationships, expert technical personnel and marketplace acceptance of our product, among others.

Many of our current and potential competitors are substantially larger and have greater financial, technical, research and development, sales and marketing, manufacturing, distribution and other resources and greater name recognition. We could also face competition from new market entrants, including our joint-development partners or other current technology partners. In addition, many of our existing and potential competitors enjoy substantial competitive advantages, such as:

•	longer operating histories;

•	the capacity to leverage their sales efforts and marketing expenditures across a broader portfolio of products;

•	broader distribution and established relationships with partners;

•	access to larger customer bases;

•	greater customer support;

•	greater resources to make acquisitions;

•	larger intellectual property portfolios; and

•	the ability to bundle competitive offerings with other products and services.

As a result, increased competition could result in loss of existing or new customers, price reductions, reduced operating margins and loss of market share. Our competitors also may be able to provide customers with capabilities or benefits different from or greater than those we can provide in areas such as technical qualifications or geographic presence, or to provide end-user customers a broader range of products, services and prices. In addition, some of our larger potential competitors have substantially broader product offerings and could leverage their relationships based on other products or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our products, including through selling at zero or negative margins, product bundling or closed technology platforms. These larger potential competitors may also have more extensive relationships within existing and potential customers that provide them with an advantage in competing for business with those customers. Our ability to compete will depend upon our ability to provide a better product than our competitors at a competitive price. We may be required to make substantial investments in research, development, marketing and sales in order to respond to competition, and there is no assurance that these investments will achieve any returns for us or that we will be able to compete successfully in the future.

Our limited operating history in the healthcare market makes it difficult for you to evaluate our current business and future prospects, and may increase the risk of your investment.

Until recently, CollabRx designed, manufactured, marketed and serviced specialized plasma etch systems used primarily in the production of micro-electrical mechanical systems devices, such as sensors, accelerometers and power devices. CollabRx's Deep Reactive Ion Etch systems were also employed in certain sophisticated manufacturing techniques, involving 3-D interconnect structures formed by intricate silicon etching. We exited the semiconductor industry through a series of divestitures in 2010 to 2012. In July 2012, we acquired CollabRx and entered the personalized healthcare market. CollabRx was founded in 2008 to use information technology to inform personalized medicine. Our current management has only been working together with our employee base for a short period of time. This limited operating history in the healthcare market makes financial forecasting and evaluation of our business difficult. Furthermore, because we depend in part on the market's acceptance of our products, it is difficult to evaluate trends that may affect our business. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries. If we do not address these risks successfully, our business and operating results would be adversely affected.

28

We do not sell our products directly to users and rely instead on contractual relationships with key market participants who derive a benefit from offering our products to their users. Our business development cycles can be long and unpredictable, and our business development efforts require considerable time and expense.

We do not sell our products directly to users. Instead, we form strategic relationships with existing market participants who derive a benefit from offering our products to their users. Our business development efforts involve educating our potential business partners about the use and benefits of our products. Such potential business partners are typically large, well-established companies with long evaluation cycles. We spend substantial time and resources on our business development efforts without any assurance that our efforts will produce any sales. In addition, partnerships are frequently subject to budget constraints, multiple approvals and unplanned administrative, processing and other delays. These factors, among others, could result in long and unpredictable sales cycles. The length of our products' business development cycles typically range from six to twelve months based on our limited experience, but may be longer as we expand our business development efforts to other segments of the healthcare market. As a result of these lengthy business development time-lines and the uncertain benefit that our partners may derive from offering our products, it is difficult for us to predict when our partners may purchase products from us and as a result, our operating results may vary significantly and may be adversely affected.

Our customers are concentrated and therefore the loss of a significant customer may harm our business.

We generate revenues from a small number of customers. In fiscal year 2015, six customers accounted for 78% of our revenues. In fiscal year 2014, five customer accounted for 96% of our revenues. The loss of any of these customers would significantly impact our operating results in future periods.

We are exposed to risks associated with contract termination or delay.

The software products for which we receive revenue are distributed through third-parties under license or contract, with varying terms. Generally, our agreements with third-parties are subject to termination with notice and/or discretionary termination if certain revenue targets are not achieved. In addition, our agreements generally do not contain revenue or performance guarantees, so our achieved revenues may vary from targets because of changes in strategic direction of our customers, contract termination, or from delays in projected launch dates, over which we have no influence or control. The loss or delay of revenues associated with such contracts may harm our business and cause us to suffer further operating losses.

If our security is breached, our business could be disrupted, our operating results could be harmed, and customers could be deterred from using our products and services.

Our business relies on the secure electronic transmission, storage and hosting of information, including published data and proprietary databases. We face the risk of a deliberate or unintentional incident involving unauthorized access to our computer systems that could result in misappropriation or loss of assets or information, data corruption, or other disruption of business operations. Although we have devoted significant resources to protecting and maintaining the confidentiality of our information, including implementing security and privacy programs and controls, training our workforce, and implementing new technology, we have no guarantee that these programs and controls will be adequate to prevent all possible security threats. We believe that any compromise of our electronic systems, including the unauthorized access, use, or disclosure of information or a significant disruption of our computing assets and networks, would adversely affect our reputation and our ability to fulfill contractual obligations, and would require us to devote significant financial and other resources to mitigate such problems, and could increase our future cyber security costs.

29

Defects or errors in our software could harm our reputation, result in significant cost to us and impair our ability to market our products.

The software applications underlying our hosted products and services are inherently complex and may contain defects or errors, some of which may be material. Errors may result from our own technology or from the interface of our software with legacy systems and data, which we did not develop. The risk of errors is particularly significant when a new product is first introduced or when new versions or enhancements of existing products are released. The likelihood of errors is increased as a result of our commitment to frequent release of new products and enhancements of existing products.

Material defects in our software could result in a reduction in sales and/or delay in market acceptance of our products. In addition, such defects may lead to the loss of existing customers, difficulty in attracting new customers, diversion of development resources or harm to our reputation. Correction of defects or errors could prove to be impossible or impractical. The costs incurred in correcting any defects or errors or in responding to resulting claims or liability may be substantial and could adversely affect our operating results.

If we experience any failure or interruption in the delivery of our services over the Internet, customer satisfaction and our reputation could be harmed and customer contracts may be terminated.

If we experience any failure or interruption in the delivery of our services over the Internet, customer satisfaction and our reputation could be harmed and lead to reduced revenues and increased expenses.

We may expand our business through new acquisitions in the future. Any such acquisitions could disrupt our business, harm our financial condition and dilute current stockholders' ownership interests.

We may pursue potential acquisitions of, and investments in, businesses, technologies or products complementary to our business and periodically engage in discussions regarding such possible acquisitions. Acquisitions involve numerous risks, including some or all of the following:

•	difficulties in identifying and acquiring complementary products, technologies or businesses;

•	substantial cash expenditures;

•	incurrence of debt and contingent liabilities, some of which we may not identify at the time of acquisition;

•	difficulties in assimilating the operations and personnel of the acquired companies;

•	diversion of management's attention away from other business concerns;

•	risks associated with entering markets in which we have limited or no direct experience;

•	potential loss of key employees, customers and strategic alliances from either our current business or the target company's business; and

•	delays in customer purchases due to uncertainty and the inability to maintain relationships with customers of the acquired businesses.

If we fail to properly evaluate acquisitions or investments, we may not achieve the anticipated benefits of such acquisitions, we may incur costs in excess of what we anticipate, and management resources and attention may be diverted from other necessary or valuable activities. An acquisition may not result in short-term or long-term benefits to us. The failure to evaluate and execute acquisitions or investments successfully or otherwise adequately address these risks could materially harm our business and financial results. We may incorrectly judge the value or worth of an acquired company or business. In addition, our future success will depend in part on our ability to manage the growth anticipated with these acquisitions.

Furthermore, the development or expansion of our business or any acquired business or companies may require a substantial capital investment by us. We may not have these necessary funds or they might not be available to us on acceptable terms or at all.

30

We may be subject to claims that we or our technologies infringe upon the intellectual property or other proprietary rights of a third party. Any such claims may require us to incur significant costs, to enter into royalty or licensing agreements or to develop or license substitute technology.

We cannot assure you that our software solutions and the technologies used in our product offerings do not infringe patents held by others or that they will not in the future. Any future claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is without merit, and could distract our management from our business. Moreover, any settlement or adverse judgment resulting from the claim could require us to pay substantial amounts or obtain a license to continue to use the technology that is the subject of the claim, or otherwise restrict or prohibit our use of the technology. Any required licenses may not be available to us on acceptable terms, if at all. If we do not obtain any required licenses, we could encounter delays in product introductions if we attempt to design around the technology at issue or attempt to find another provider of suitable alternative technology to permit us to continue offering the applicable software solution. In addition, we generally provide in our customer agreements that we will indemnify our customers against third-party infringement claims relating to our technology provided to the customer, which could obligate us to fund significant amounts. Infringement claims asserted against us or against our customers or other third parties that we are required or otherwise agree to indemnify may have a material adverse effect on our business, results of operations or financial condition.

We may be unable to adequately enforce or defend our ownership and use of our intellectual property and other proprietary rights.

Our success is heavily dependent upon our intellectual property and other proprietary rights. We rely upon a combination of trademark, trade secret, copyright, patent and unfair competition laws, as well as license and access agreements and other contractual provisions, to protect our intellectual property and other proprietary rights. In addition, we attempt to protect our intellectual property and proprietary information by requiring certain of our employees and consultants to enter into confidentiality, non-competition and assignment of inventions agreements. The steps we take to protect these rights may not be adequate to prevent misappropriation of our technology by third parties or may not be adequate under the laws of some foreign countries, which may not protect our intellectual property rights to the same extent as do the laws of the United States.

Our attempts to protect our intellectual property may be challenged by others or invalidated through administrative process or litigation, and agreement terms that address non-competition are difficult to enforce in many jurisdictions and may not be enforceable in any particular case. Moreover, the degree of future protection of our intellectual property and proprietary rights is uncertain for products that are currently in the early stages of development because we cannot predict which of these products will ultimately reach the commercial market or whether the commercial versions of these products will incorporate proprietary technologies. In addition, there remains the possibility that others will “reverse engineer” our products in order to determine their method of operation and introduce competing products or that others will develop competing technology independently.

If we resort to legal proceedings to enforce our intellectual property rights or to determine the validity and scope of the intellectual property or other proprietary rights of others, the proceedings could be burdensome and expensive, even if we were to prevail. The failure to adequately protect our intellectual property and other proprietary rights may have a material adverse effect on our business, results of operations or financial condition.

The market for cloud-based and cloud-focused solutions is at a relatively early stage of development, and if it does not develop or develops more slowly than we expect, our business could be harmed.

The market for cloud-based solutions is at an early stage relative to physical appliances and on-premise solutions, and these types of deployments may not achieve or sustain high levels of demand and market acceptance. Many factors may affect the market acceptance of cloud-based and cloud-focused solutions, including:

•	perceived security capabilities and reliability;

•	perceived concerns about the ability to scale operations for large enterprise customers;

•	concerns with entrusting a third party to store and manage critical data; and

•	the level of configurability or customizability of the solutions.

31

If organizations do not establish a presence in the cloud or do not perceive the benefits of our cloud-focused solutions, or if our competitors or new market entrants are able to develop cloud-focused solutions that are or are perceived to be more effective than ours, this portion of our business may not grow further or may develop more slowly than we expect, either of which would adversely affect our business and operating results.

Extensive governmental regulation could require significant compliance costs and have a material adverse effect on the demand for our products.

We do not believe that any of our current or planned products are subject to regulation by the FDA and other regulatory authorities worldwide. However, our business could be adversely affected by any increased regulation of our customers. Changes in the level of regulation, including an increase in regulatory requirements, could subject us to regulatory approvals and delays in launching our products or result in a decrease in demand for our products. Modifying our products to comply with changes in regulations or regulatory guidance could require us to incur substantial costs. Further, changing regulatory requirements may render our products obsolete or make new products or product enhancements more costly or time consuming than we currently anticipate. Failure by us or our customers to comply with applicable regulations could result in increased regulatory scrutiny and enforcement. If our products fail to comply with government regulations or guidelines, we could incur significant liability or be forced to cease offering our applicable products or services.

If any of our products are deemed to be Medical Devices, then complying with medical device regulations on a global scale will be time consuming and expensive, and could subject us to unanticipated and significant delays.

Although the FDA has not determined that any of our products are medical devices that are actively regulated under the Federal Food, Drug and Cosmetic Act and amendments thereto (collectively, the “Act”), the FDA may do so in the future. Other countries have regulations in place related to medical devices that may in the future apply to certain of our products. If any of our products are deemed to be actively regulated medical devices by the FDA or similar regulatory agencies in countries where we do business, we could be subject to extensive requirements governing pre- and post-marketing activities, including pre-market notification clearance. Complying with medical device regulations would be time consuming and expensive, and could result in unanticipated and significant delays in the release of new products or product enhancements. Further, it is possible that these regulatory agencies may become more active in regulating software and medical devices that are used in healthcare. If we are unable to obtain the required regulatory approvals for any such products, our business plans for these products could be delayed or canceled.

The laws governing electronic health data transmissions continue to evolve and are often unclear and difficult to apply. If we or our customers do not maintain the security and privacy of patient records, we may become subject to sanctions by various government entities.

Federal, state, local and foreign laws regulate the confidentiality of patient records and the circumstances under which those records may be released. These regulations govern both the disclosure and use of confidential patient medical record information and require the users of such information to implement specified security and privacy measures. United States regulations currently in place governing electronic health data transmissions continue to evolve and are often unclear and difficult to apply. Laws in non-U.S. jurisdictions may have similar or even stricter requirements related to the treatment of patient information.

In the United States, the Health Insurance Portability and Accountability Act regulations require national standards for some types of electronic health information transactions and the data elements used in those transactions, security standards to ensure the integrity and confidentiality of health information and standards to protect the privacy of individually identifiable health information. Covered entities under HIPAA, which include health care organizations such as our customers, are required to comply with the privacy standards, the transaction regulations and the security regulations. Moreover, the recently enacted Health Information Technology for Economic and Clinical Health provisions of the American Recovery and Reinvestment Act of 2009, and associated regulatory requirements, extend many of the HIPAA obligations, formerly imposed only upon covered entities, to business associates as well, which has created additional liability risks related to the privacy and security of individually identifiable health information.

32

Evolving HIPAA and HITECH-related laws or regulations in the U.S. and data privacy and security laws or regulations in non-U.S. jurisdictions could restrict the ability of our clients to obtain, use or disseminate patient information. This could adversely affect demand for our products if they are not re-designed in a timely manner in order to meet the requirements of any new interpretations or regulations that seek to protect the privacy and security of patient data or enable our clients to execute new or modified health care transactions. We may need to expend additional capital, software development and other resources to modify our products to address these evolving data security and privacy issues.

If commercial third-party payers or government payers fail to provide coverage or adequate reimbursement for certain genomic tests offered by our customers, or if there is a decrease in the amount of reimbursement for our customers' products or future products they develop, our revenue and prospects for profitability may be harmed.

In both domestic and foreign markets, sales by our customers may depend, in large part, upon the availability of reimbursement from third-party payers. These third-party payers include government healthcare programs such as Medicare, managed care providers, private health insurers, and other organizations. Physicians and patients may not order genomic test services or products from our customers unless commercial third-party payers and government payers pay for all, or a substantial portion, of the list price, and certain commercial third-party payers may not agree to reimburse our customers if CMS does not issue a positive coverage decision. There is currently no national coverage decision that determines whether and how certain genomic tests are covered by Medicare. In the absence of a national coverage decision, local Medicare contractors that administer the Medicare program in various regions have some discretion in determining coverage and therefore payment for such tests. Accordingly, if our customers do not receive full or partial reimbursement for their tests, our revenue and results of operations could be adversely affected.

In addition, there is significant uncertainty surrounding whether the use of products that incorporate new technology, such as Next Generation Sequencing (“NGS”)-based tests, for which we provide interpretative analysis, will be eligible for coverage by commercial third-party payers and government payers or, if eligible for coverage, what the reimbursement rates will be for those products. The fact that a diagnostic product has been approved for reimbursement in the past, for any particular indication or in any particular jurisdiction, does not guarantee that such a diagnostic product will remain approved for reimbursement or that similar or additional diagnostic products will be approved in the future. Reimbursement of NGS-based cancer products by commercial third party payers and government payers may depend on a number of factors, including a payor's determination that products enabled by our molecular information platform are:

•	not experimental or investigational;

•	medically necessary;

•	appropriate for the specific patient;

•	cost-effective;

•	supported by peer-reviewed publications;

•	included in clinical practice guidelines; and

•	supported by clinical utility studies.

The United States and foreign governments continue to propose and pass legislation designed to reduce the cost of healthcare. For example, in some foreign markets, the government controls the pricing of many healthcare products. We expect that there will continue to be federal and state proposals to implement governmental controls or impose healthcare requirements. In addition, the Medicare program and increasing emphasis on managed care in the United States will continue to put pressure on product pricing. Cost control initiatives could decrease the price that our customers would receive for any products in the future, which may limit our revenue and profitability.

33

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and those documents incorporated by reference in the prospectus contain forward-looking statements. Statements contained in this prospectus that refer to the Company's estimated or anticipated future results, including estimated synergies, or other non-historical facts are forward-looking statements that reflect current perspective of existing trends and information as of the date of this prospectus. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include statements about the benefits of the merger, including future financial and operating results, and the Company's plans, objectives, expectations and intentions. It is important to note that the Company's goals and expectations are not predictions of actual performance. Actual results may differ materially from the Company's current expectations depending upon a number of factors affecting Medytox's business, CollabRx's business and risks associated with the merger. These risks and uncertainties include those set forth under “Risk Factors” beginning on page [●], as well as, among others, the effects of disruption from the merger making it more difficult to maintain relationships with employees, customers, vendors and other business partners; other business effects, including the effects of industry, economic or political conditions outside of the Company's control; the failure to realize synergies and cost-savings from the merger or delay in realization thereof; the businesses of Medytox and CollabRx may not be integrated successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following completion of the merger, including adverse effects on employee retention and on the combined company's business relationships with third parties; whether Medytox is able to realize the benefits of the merger; whether CollabRx is able to realize the benefits of the merger; the inherent uncertainty associated with financial projections; risks relating to the value of the CollabRx shares issued in the merger; the anticipated size of the markets and continued demand for Medytox's and CollabRx's products and services; the impact of competitive products and pricing; and access to available financing on a timely basis and on reasonable terms. We caution you that the foregoing list of important factors that may affect future results is not exhaustive.

When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and potential events and read the Company's filings with the SEC, available at www.sec.gov for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to update or revise any forward-looking statement, except as may be required by law. The Company qualifies all forward-looking statements by these cautionary statements.

34

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the [●] shares of our common stock and warrants to purchase up to [●] shares of our common stock that we are offering in this offering will be approximately $[●] million, or approximately $[●] million if the underwriters exercise in full their option to purchase additional shares and warrants, based on an assumed combined public offering price of $[●] per share and accompanying warrant (the last reported sale price of our common stock on The NASDAQ Capital Market on [●], 2015), after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering. Each $1.00 increase (decrease) in the assumed public offering price of $ [●] per share (the last reported sale price of our common stock on the NASDAQ Capital Market on [●], 2015), would increase (decrease) the net proceeds to us from this offering by approximately $[●] million, or approximately $ [●] million if the underwriters exercise their over-allotment option in full, assuming the number of shares and warrants offered by us, as set forth on the cover page of this prospectus, remain the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds received from this offering for working capital and general corporate purposes, including paying for possible acquisitions or expansion of our business.

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

From time to time, we engage in preliminary discussions and negotiations with various businesses in order to explore the possibility of an acquisition or investment. However, as of the date of this prospectus, we have not entered into any agreements or arrangements which would make an acquisition or investment probable under Rule 3-05(a) of Regulation S-X. In addition, as of the date of this prospectus, we have not entered into any agreements or arrangements for capital expenditures that would be paid for from the proceeds of this offering.

35

PRICE RANGE OF OUR COMMON STOCK

Our common stock has been listed on the NASDAQ Capital Market since November 3, 2015 under the symbol “RNVA.” Prior to that date, our common stock was listed on the NASDAQ Capital Market under the symbol “CLRX.”

On November 19, 2015, the closing price for our common stock as reported on the NASDAQ Capital Market was $4.15 per share. The following table sets forth the ranges of high and low sales prices per share of our common stock as reported on the NASDAQ Capital Market for the periods indicated. Such quotations represent inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions.

Rennova / CollabRx

	Rennova
Fiscal year ended March 31, 2014	High	Low
First Quarter	$3.87	$3.06
Second Quarter	4.49	3.15
Third Quarter	4.55	3.76
Fourth Quarter	4.02	3.06

Fiscal year ended March 31, 2015	High	Low
First Quarter	$3.33	$1.86
Second Quarter	2.05	1.05
Third Quarter	1.08	0.55
Fourth Quarter	2.23	0.61

Fiscal year ending March 31, 2016	High	Low
First Quarter	$1.14	$0.69
Second Quarter	0.80	0.48
Third Quarter (through November 19, 2015)(1)	5.37	0.43

(1)	The reverse stock split of 1:10 occurred on November 2, 2015, and our common stock commenced trading under the symbol “RNVA” on November 3, 2015.

As of November 19, 2015, there were approximately [●] stockholders of record of our common stock, which excludes stockholders whose shares were held in nominee or street name by brokers.

36

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and currently do not plan to declare dividends on shares of our common stock in the foreseeable future. We intend to retain all of our available funds and any future earnings, if any, to fund the development and expansion of our business. Subject to the foregoing, any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

37

THE COMPLETED MERGER

On November 2, 2015, pursuant to the terms of the Agreement and Plan of Merger, dated as of April 15, 2015, by and among CollabRx, Inc. (“CollabRx”), CollabRx Merger Sub, Inc. (“Merger Sub”), a direct wholly owned subsidiary of CollabRx formed for the purpose of the merger, and Medytox Solutions, Inc. (“Medytox”), Merger Sub merged with and into Medytox, with Medytox as the surviving company and a direct, wholly-owned subsidiary of CollabRx (the “Merger”). Prior to closing, the Company amended its certificate of incorporation to effect a 1-for-10 reverse stock split and to change its name to Rennova Health, Inc. In connection with the Merger, (i) each share of common stock of Medytox was converted into the right to receive 0.4096377408003329 shares of common stock of the Company, (ii) each share of Series B Preferred Stock of Medytox was converted into the right to receive one share of a newly-authorized Series B Convertible Preferred Stock of the Company, and (iii) each share of Series E Convertible Preferred Stock of Medytox was converted into the right to receive one share of a newly-authorized Series E Convertible Preferred Stock of the Company. This transaction will be accounted for as a reverse merger in accordance with Generally Accepted Accounting Principles.

Holders of Company equity prior to the closing of the Merger (including all outstanding Company common stock and all restricted stock units, options and warrants exercisable for shares of Company common stock) hold 10% of the Company's common stock following the closing of the Merger, and holders of Medytox equity prior to the closing of the Merger (including all outstanding Medytox common stock and all outstanding options exercisable for shares of Medytox common stock, but less certain options that were cancelled upon the closing pursuant to agreements between Medytox and such optionees) hold 90% of the Company's common stock following the closing of the Merger, in each case on a fully diluted basis, provided, however, outstanding shares of the newly designated Series B Convertible Preferred Stock and Series E Convertible Preferred Stock, certain outstanding convertible promissory notes exercisable for Company common stock after the closing and certain option grants expected to be made following the closing of the Merger are excluded from such ownership percentages.

On November 3, 2015, the common stock of Rennova Health, Inc. commenced trading on the Nasdaq Capital Market under the symbol “RNVA.” Prior to that date, our common stock was listed on the NASDAQ Capital Market under the symbol “CLRX.” Immediately after the consummation of the Merger, the Company had 13,765,375 shares of common stock, 5,000 shares of Series B Convertible Preferred Stock and 45,000 shares of Series E Convertible Preferred Stock issued and outstanding.

38

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation

The Unaudited Pro Forma Condensed Combined Financial Statements reflect the combined financial statements after giving effect to the merger. The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect any adjustments to reflect a purchase price allocation. The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with CollabRx’s historical consolidated financial statements and accompanying notes as of and for the year ended March 31, 2015 and as of and for the six months ended September 30, 2015 and Medytox’s historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2014 and as of and for the nine months ended September 30, 2015, all of which are included herein.

The Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Loss give effect to the merger as if it had been consummated on April 1, 2014, the beginning of the earliest period presented. The Unaudited Pro Forma Condensed Combined Balance Sheet assumes the merger had been consummated on the balance sheet date of September 30, 2015. The following unaudited pro forma condensed combined financial information may require additional pro forma adjustments including, but not limited to, acquisition accounting adjustments. Information necessary to make adjustments for acquisition accounting is not readily available. Such adjustments may be material to the currently presented pro forma financial information.

The following unaudited pro forma condensed combined financial information includes adjustments to eliminate costs associated with this anticipated transaction; and certain duplicate expenses since both parties are SEC registrants. These pro forma adjustments are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes.

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for informational purposes only. The pro forma information provided is not necessarily indicative of what the combined company’s financial position and results of operations would have actually been had the merger been completed on the dates used to prepare these pro forma financial statements. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to project the future financial position or results of operations of the merged companies.

These Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to any anticipated purchase price allocations, synergies, operating efficiencies or cost savings that may be associated with the transaction. These financial statements also do not include any integration costs the companies may incur related to the merger as part of combining the operations of the companies. Costs for planning for the integration will be incurred prior to the effective time of the merger, and a substantial portion of the remainder of these costs will be incurred over the year following the merger. In general, these costs will be recorded as expenses when incurred and are non-recurring.

39

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
As of September 30, 2015

	Medytox	CollabRx	Pro Forma Adjustments		Pro Forma
ASSETS

Current assets:
Cash	$300,306	$5,003,000	$1,405,751	(a)	$6,709,057
Accounts receivable, net	22,644,014	40,000	–		22,684,014
Prepaid expenses and other current assets	845,205	108,000	–		953,205

Total current assets	23,789,525	5,151,000	1,405,751		30,346,276

Property and equipment, net	7,679,121	97,000	–		7,776,121

Other assets:
Intangible assets, net	4,412,322	398,000	–		4,810,322
Goodwill	3,366,520	603,000	–		3,969,520
Deposits	219,617	–	–		219,617
Investments in equity	–	859,000	–		859,000

Total assets	$39,467,105	$7,108,000	$1,405,751		$47,980,856

40

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS (CONTINUED)
As of September 30, 2015

	Medytox	CollabRx	Pro Forma Adjustments		Pro Forma
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$4,869,860	$289,000	$–		$5,158,860
Accrued expenses	3,849,076	–	(1,066,271)	(b)	2,782,805
Promissory notes payable and interest, current	–	170,000	–		170,000
Income tax liabilities	3,578,381	–	–		3,578,381
Deferred income taxes	9,200	–	–		9,200
Current portion of notes payable	268,061	–	–		268,061
Current portion of notes payable, related party	4,652,165	–	–		4,652,165
Current portion of capital lease obligations	380,560	–	–		380,560
Derivative liability	190,000	–	–		190,000
Deferred revenue	–	144,000	–		144,000

Total current liabilities	17,797,303	603,000	(1,066,271)		17,334,032

Other liabilities:
Notes payable, net of current portion	3,000,000	167,000	–		3,167,000
Capital lease obligations, net of current portion	3,650,104	–	–		3,650,104
Deferred tax liabilities	305,721	155,000	–		460,721
Other long-term liabilities	–	11,000	–		11,000

Total liabilities	24,753,128	936,000	(1,066,271)		24,622,857

Commitments and contingencies

Stockholders' Equity
Preferred stock, 100,000,000 shares authorized:
Series B preferred stock $0.0001 par value, 5,000 shares authorized, issued and outstanding	1	–	–		1
Series D preferred stock $0.0001 par value, 200,000 shares authorized, 50,000 shares issued and outstanding	5	–	–		5
Series E preferred stock $0.0001 par value, 100,000 shares authorized, 45,000 shares issued and outstanding	5	–	–		5
Common stock $0.0001 par value, 50,000,000 shares authorized, 13,763,279 shares issued and outstanding	3,101	105,000	(96,333)	(g)	11,768
Additional paid-in capital	11,236,796	141,161,000	96,333		152,494,129
Accumulated other comprehensive income		460,000	–		460,000
Retained earnings (accumulated deficit)	3,474,069	(135,554,000)	2,472,022	(c)	(129,607,909)

Total stockholders' equity	14,713,977	6,172,000	2,472,022		23,357,999

Total liabilities and stockholders' equity	$39,467,105	$7,108,000	$1,405,751		$47,980,856

41

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the Six Months Ended September 30, 2015

	Medytox	CollabRx	Pro Forma Adjustments		Pro Forma
Revenues
Gross charges (net of contractual allowances and discounts)	$25,015,866	$224,000	$–		$25,239,866
Provision for bad debts	(9,743,297)	–	–		(9,743,297)
Net revenues	15,272,569	224,000	–		15,496,569

Operating expenses:
Direct costs of revenue	4,535,098	52,000	–		4,587,098
General and administrative	15,489,670	1,227,000	(1,405,751)	(d)	15,310,919
Sales and marketing expenses	1,924,330	169,000	–		2,093,330
Bad debt expense	99,754	–	–		99,754
Depreciation and amortization	1,387,512	–	–		1,387,512
Engineering	–	1,070,000	–		1,070,000
Research and development	–	21,000	–		21,000
Total operating expenses	23,436,364	2,539,000	(1,405,751)		24,569,613

(Loss) income from operations	(8,163,795)	(2,315,000)	1,405,751		(9,073,044)

Other expense:
Other income (loss)	2	(10,000)	–		(9,998)
Change in derivative liability	190,000	–	–		190,000
Interest expense	(1,089,820)	–	–		(1,089,820)
Total other expense	(899,818)	(10,000)	–		(909,818)

(Loss) income before income taxes	(9,063,613)	(2,325,000)	1,405,751		(9,982,862)
(Benefit) provision for income taxes	(3,557,477)	(24,000)	–	(e)	(3,581,477)

Net (loss) income	(5,506,136)	(2,301,000)	1,405,751		(6,401,385)
Preferred stock dividends	1,066,271	–	(1,066,271)	(f)	–

Net (loss) income attributable to common shareholders	(6,572,407)	(2,301,000)	2,472,022		(6,401,385)
Other comprehensive income	–	460,000	–		460,000

Comprehensive (loss) income	$(6,572,407)	$(1,841,000)	$2,472,022		$(5,941,385)

Net (loss) income per common share:
Basic and diluted	$(0.22)	$(0.22)			$(0.44)

42

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the Twelve Months Ended March 31, 2015

	Medytox	CollabRx	Pro Forma Adjustments		Pro Forma
Revenues
Gross charges (net of contractual allowances and discounts)	$76,283,907	$498,000	$–		$76,781,907
Provision for bad debts	(19,582,844)	–	–		(19,582,844)
Net revenues	56,701,063	498,000	–		57,199,063

Operating expenses:
Direct costs of revenue	16,673,901	72,000	–		16,745,901
General and administrative	21,631,993	2,828,000	(271,743)	(d)	24,188,250
Legal fees related to disputed subsidiary	35,545	–	–		35,545
Sales and marketing expenses	5,360,107	293,000	–		5,653,107
Bad debt expense	78,482	–	–		78,482
Depreciation and amortization	1,915,558	–	–		1,915,558
Engineering	–	2,087,000	–		2,087,000
Research and development	–	85,000	–		85,000
Intangible asset impairment	–	571,000	–		571,000
Total operating expenses	45,695,586	5,936,000	(271,743)		51,359,843

(Loss) income from operations	11,005,477	(5,438,000)	271,743		5,839,220

Other expense:
Other income (loss)	389	(27,000)	–		(26,611)
Gain on legal settlement	380,808	–	–		380,808
Gain on disposition of subsidiary	(1)	–	–		(1)
Interest expense	(922,165)	–	–		(922,165)
Total other expense	(540,969)	(27,000)	–		(567,969)

(Loss) income before income taxes	10,464,508	(5,465,000)	271,743		5,271,251
(Benefit) provision for income taxes	5,940,700	(301,000)	(3,531,200)	(e)	2,108,500

Net (loss) income	4,523,808	(5,164,000)	3,802,943		3,162,751
Preferred stock dividends	4,619,787	–	(4,619,787)	(f)	–

Net (loss) income attributable to common shareholders	(95,979)	(5,164,000)	8,422,730		3,162,751
Other comprehensive income	–	–	–		–

Comprehensive (loss) income	$(95,979)	$(5,164,000)	$8,422,730		$3,162,751

Net (loss) income per common share:
Basic and diluted	$–	$(1.52)			$0.25

43

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The effective date of the merger is assumed to be September 30, 2015 for purposes of preparing the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2015. The effective date of the merger is assumed to be April 1, 2015 for purposes of preparing the Unaudited Pro Forma Condensed Combined Statements of Operations and Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Loss. These unaudited pro forma condensed combined financial statements may require additional pro forma adjustments including, but not limited to, acquisition accounting adjustments. Such additional pro forma adjustments may be material to the currently presented pro forma financial statements.

Pro Forma Adjustments

(a) Cash

The pro forma adjustment to cash on the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2015 reflects the elimination of cash payments made through that date for transactional expenses and duplicative expenses since both companies are SEC registrants.

(b) Accrued Expenses

The pro forma adjustment to accrued expenses on the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2015 reflects the elimination of preferred stock dividends in the amount of $1,066,271.

(c) Retained Earnings

The pro forma adjustment to retained earnings on the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2015 reflects the net effect of all pro forma adjustments on the Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Loss.

(d) General and Administrative Expenses

The pro forma adjustment to general and administrative expenses for the six months ended September 30, 2015 reflects an adjustment of $1,405,751, which includes the elimination of $1,103,865 of transactional expenses and $301,885 of duplicative expenses since both companies are SEC registrants.

The pro forma adjustment to general and administrative expenses for the twelve months ended March 31, 2015 reflects an adjustment of $271,743, which includes the elimination of $122,758 of transactional expenses and $148,985 of duplicative expenses since both companies are SEC registrants.

(e) Provision for Income Taxes

No pro forma adjustments to the provision for income taxes for the six months ended September 30, 2015 have been reflected since the Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Loss for the period reflects a loss before taxes.

The pro forma adjustment to the provision for income taxes for the twelve months ended March 31, 2015 reflect an adjustment of $(3,531,200) to adjust the combined company’s anticipated 40% effective tax rate.

(f) Preferred Stock Dividends

The pro forma adjustments to preferred stock dividends for the six months ended September 30, 2015 and the twelve months ended March 31, 2015 reflect the elimination of the dividend to the holders of Medytox’s Series B Preferred Stock.

(g) Common Stock and Additional Paid-In Capital

The pro forma adjustments for common stock and additional paid-in capital reflect the change to the number of issued and outstanding common shares at September 30, 2015.

44

CAPITALIZATION

This section is presented on a pro forma basis as of September 30, 2015 to reflect the Merger, effective November 2, 2015.  You should read this section together with the sections titled “Use of Proceeds” and “Unaudited Pro Forma Condensed Combined Financial Information and Data,” which appear elsewhere in this prospectus.

The following table sets forth our capitalization as of September 30, 2015:

•	on an actual basis; and
•	on an as adjusted basis to reflect the sale by us of [ ] shares of our common stock and warrants to purchase up to [ ] shares of our common stock in the offering at an assumed combined public offering price of $[ ] per share and accompanying warrant (the last reported sale price of our common stock, as reported on the NASDAQ Capital Market on [ ], 2015), after deducting the underwriting discounts and commissions and estimated offering costs payable by us.

	As of September 30, 2015
	ProForma	As Adjusted
	(Unaudited)	(Unaudited)
Preferred stock, 100,000,000 shares authorized:	$	$
Series B preferred stock $0.0001 par value, 5,000 shares authorized, issued and outstanding	1
Series D preferred stock $0.0001 par value, 200,000 shares authorized, 50,000 shares issued and outstanding	5
Series E preferred stock $0.0001 par value, 100,000 shares authorized, 45,000 shares issued and outstanding	5
Common stock $0.0001 par value, 50,000,000 shares authorized, 13,763,279 shares issued and outstanding	11,768
Additional paid-in capital	152,494,129
Accumulated other comprehensive income	460,000
Retained earnings (accumulated deficit)	(129,607,909)
Total stockholders’ equity	23,357,999	$
Total capitalization	$23,357,999

The number of shares of our common stock to be outstanding after this offering is based on [ ] shares of our common stock outstanding as of September 30, 2015 and excludes as of such date:

•	[●] shares of our common stock issuable upon the exercise of stock options, with a weighted average exercise price of $[●] per share;

•	shares issuable upon the exercise of warrants sold in this offering;

•	any shares of our common stock issuable upon exercise of the underwriters' over-allotment option; and

•	other shares of our common stock reserved for future issuance under our equity incentive plans.

45

DILUTION

This section is presented on a pro forma basis as of September 30, 2015 to reflect the Merger, effective November 2, 2015. You should read this section together with the section titled “Unaudited Pro Forma Condensed Combined Financial Information and Data,” which appears elsewhere in this prospectus.

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock in this offering and the as adjusted net tangible book value per share immediately after this offering assuming no value is attributed to the warrants. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities less debt discounts, by the number of outstanding shares of our common stock as of September 30, 2015. Our historical net tangible book value as of September 30, 2015, was approximately $[●] million, or $[●] per share of our common stock.

After giving effect to the sale of [●] shares of our common stock and warrants to purchase [●] shares of our common stock offered by us at an assumed combined public offering price of $ [●] per share of common stock and accompanying warrant (the last reported sale price of our common stock on the NASDAQ Capital Market on [●], 2015), after deducting the underwriting discounts and commissions and estimated offering costs payable by us, our as adjusted net tangible book value as of September 30, 2015, would have been approximately $[●] million, or $[●] per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $[●] per share to existing stockholders and an immediate dilution of $[●] per share to investors purchasing shares of common stock in this offering at the assumed public offering price, attributing none of the assumed combined public offering price to warrants offered hereby.

The following table illustrates the per share dilution (unaudited):

Combined public offering price per share and accompanying warrant			$	[●]
Historical net tangible book value per share as of September 30, 2015	$	[●]
Increase per share attributable to new investors	$	[●]
As adjusted net tangible book value per share after this offering				[●]
Dilution in net tangible book value per share to new investors			$	[●]

Each $1.00 increase (decrease) in the assumed public offering price of $ [●] per share and accompanying warrant, the last reported sale price of our common stock on the NASDAQ Capital Market on [●], 2015, would increase (decrease) our as adjusted net tangible book value after this offering by approximately $[●] million, or approximately $[●] per share, and the dilution per share to new investors by approximately $[●] per share, assuming that the number of shares and accompanying warrants offered by us, as set forth on the cover page of this prospectus, remain the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares and accompanying warrants we are offering. An increase of 1,000,000 shares in the number of shares and accompanying warrants offered by us would increase our as adjusted net tangible book value after this offering by approximately $[●] million, or $[●] per share, and decrease the dilution per share to new investors by $[●] per share, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a decrease of 1,000,000 shares in the number of shares and accompanying warrants offered by us would decrease our as adjusted net tangible book value after this offering by approximately $[●] million, or $[●] per share, and increase the dilution per share to new investors by $[●] per share, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

If the underwriters exercise in full their option to purchase up to [●] additional shares of common stock and warrants to purchase [●] shares of our common stock at the combined assumed public offering price of $[●] per share, the as adjusted net tangible book value after this offering would be $[●] per share, representing an increase in net tangible book value of $[●] per share to existing stockholders and immediate dilution in net tangible book value of $[●] per share to investors purchasing our common stock and accompanying warrants in this offering at the combined assumed public offering price.

46

The number of shares of our common stock to be outstanding after this offering is based on [●] shares of our common stock outstanding as of September 30, 2015 and excludes as of such date:

•	[●] shares of our common stock issuable upon the exercise of stock options, with a weighted average exercise price of $[●] per share;

•	shares issuable upon the exercise of warrants sold in this offering;

•	any shares of our common stock issuable upon exercise of the underwriters' over-allotment option; and

•	other shares of our common stock reserved for future issuance under our equity incentive plans.

To the extent that the underwriters' over-allotment option is exercised or any warrants or options are exercised, there will be further dilution to investors.

47

INFORMATION WITH RESPECT TO MEDYTOX'S BUSINESS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes incorporated by reference in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements and Industry Data.”

All references to “we,” “us,” the “Company” or “Medytox” in this section refer to Medytox Solutions, Inc.

Our Services

Medytox Solutions, Inc. (“Medytox” or the “Company”) is a holding company that owns and operates businesses in the medical services sector. Medytox is a new generation healthcare enterprise that delivers a single source for integrated solutions. Medytox applies its innovative approach through an outstanding suite of IT & software solutions, revenue cycle management and financial services, combined with a range of diagnostic testing and other ancillary services for the healthcare sector.

Its principal line of business is clinical laboratory blood and urine testing services, with a particular emphasis in the provision of urine drug toxicology testing to physicians, clinics and rehabilitation facilities in the United States. Testing services to rehabilitation facilities represented over 90% of the Company's revenues for the years ended December 31, 2014 and December 31, 2013.

Medytox, utilizing its proprietary lab ordering and reporting software, offers a complete, turn-key UDT program allowing physicians to proactively monitor and treat patients. Medytox UDT program is utilized by physicians to identify and evaluate prescribed and/or non-prescribed drugs that when combined may cause adverse drug interactions dangerous to a patient's health. With our UDT program, physicians can be more assured their patients are adhering to their therapeutic drug regimens and are in compliance with their prescribed guidelines. Our UDT program helps the health care provider achieve better outcomes for patients and in evaluating to what extent the prescribed medications and their dosages are working for the patient to achieve a better outcome towards recovery.

As a provider of clinical laboratory services, we continue to pursue our strategy of acquiring or entering into binding relationships with high-complexity laboratories that can facilitate our customers' needs. We have successfully completed substantial expansion of our New Mexico and Florida based laboratories and have completed several acquisitions or strategic partnerships with laboratories located in different regions of the United States, allowing us to correspondingly increase our client base. These laboratories, and those we shall continue to seek out, offer or can be developed to offer the most advanced analytical technology for the processing of urine specimens including IA for screens and GCMS/LCMS for confirmations. All Medytox laboratories are fully-staffed professional COLA-accredited high complexity laboratories with additional certifications such as the COLA Laboratory of Excellence Award (COLA's Highest Commendation), CLIA and the State of Florida's AHCA Clinical Laboratory License for Non-Waived High Complexity testing and we anticipate that any facilities acquired in the future will meet these stringent requirements. Our in-house billing company services all of our facilities, utilizing electronic processing of claims to the major insurance payers and eliminating the need to rely on and pay for the services of clearing houses, allowing us to maximize profit retention.

The Company is actively expanding the services it offers its clients to include not just specialized diagnostic testing in its laboratories but medical billing services, EHR and LIS products and IT and software solutions incorporating integration of numerous electronic communication platforms in the sector in an effort to provide a single source solution to medical providers.

48

Company History

Medytox was organized July 20, 2005 under the laws of the State of Nevada. In the first half of 2011, Company management decided to reorganize as a holding company to acquire and manage a number of companies in the medical services sector.

On June 22, 2011, the Company organized Medytox Medical Management Solutions Corp. (“MMMS”), a Florida corporation, as a wholly-owned subsidiary. On October 26, 2013, MMMS changed its name to Medytox Information Technology, Inc. (“MIT”). MIT provides information technology and software solutions to our subsidiaries and outside medical service providers. MIT operates from the corporate offices in West Palm Beach, Florida.

On July 26, 2011, the Company organized Medytox Institute of Laboratory Medicine, Inc. (“MILM”), a Florida corporation, as a wholly-owned subsidiary. MILM was organized to acquire and manage medical testing laboratories. MILM operates from the corporate offices in West Palm Beach, Florida.

On August 22, 2011, the Company acquired 100% of the equity interests in Medical Billing Choices, Inc. (“MBC”), a privately-held North Carolina corporation. The company operates a medical billing service for a variety of medical providers throughout the southeastern United States from offices in Charlotte, North Carolina. MBC is the main billing company for Medytox-owned laboratories and allows Medytox to offer medical billing services to its customers.

On February 16, 2012, Medytox Diagnostics, Inc., a wholly-owned subsidiary of the Company (“MDI”), entered into a Membership Interest Purchase Agreement for the purchase of 50.5% of the outstanding membership interests in Collectaway, LLC, a clinical laboratory located in Palm Beach County, Florida. The name of Collectaway, LLC was changed to PB Laboratories, LLC.

On March 9, 2012, the Company formed Medytox Medical Marketing & Sales, Inc. (“MMM&S”), a Florida corporation, as a wholly-owned subsidiary that provides marketing for clinical laboratories that are owned by the Company. MMM&S operates from the corporate offices in West Palm Beach, Florida.

On April 30, 2012, the Company entered into a Senior Secured Revolving Credit Facility Agreement with TCA Global Credit Master Fund, LP. Borrowings under this agreement and subsequent amendments reached $3,025,000. The borrowings under this facility were paid in full on September 8, 2014.

On September 10, 2012, the Company entered into an agreement to purchase all of the assets and intellectual property rights to the software known as “Medytox Advantage” that it did not already own from Dash Software, LLC.

On October 12, 2012, the Company, through its wholly-owned subsidiary MDI, completed an agreement to acquire the remaining 49.5% ownership in PB Laboratories, LLC that it did not already own. The Company now owns 100% of this laboratory. Operations were merged into EPIC Reference Labs, Inc. in February 2015.

On December 7, 2012, the Company, through its wholly-owned subsidiary MDI, entered into an agreement to acquire 50.5% ownership in Biohealth Medical Laboratory, Inc., a Miami-based clinical laboratory. The agreement provided that MDI would retain all earnings of the lab. The Company immediately initiated an investment program to increase the clinical lab testing capacity of blood and urine specimens at Biohealth Medical Laboratory, Inc. The Company acquired the remaining 49.5% on March 31, 2015. MDI now owns 100% of this laboratory.

On January 1, 2013, MDI purchased 100% of the stock of Alethea Laboratories, Inc. (“Alethea”). Althea operates a licensed clinical lab in Las Cruces, New Mexico and is an enrolled Medicare provider.

On January 25, 2013, MDI entered into a ten year, automatically renewable, License Agreement with Dry Spot Diagnostics AG (“Dry Spot”), a German based laboratory for the right to use a proprietary specialty in-vitro diagnostic test system for plasma, urine and other biological fluids in its U.S. based laboratories. Medytox will pay to Dry Spot a royalty equal to 10% of the collected revenue generated from providing the Licensed Laboratory diagnostic tests to Medytox customers. Dry Spot must receive a minimum of $100,000 in 2014 and $200,000 each in 2015 and 2016.

49

On January 29, 2013, the Company formed Advantage Reference Labs, Inc. (“Advantage”), a Florida corporation, as a wholly-owned subsidiary to provide reference, confirmation and clinical testing services. On October 14, 2013, Advantage changed its name to EPIC Reference Labs, Inc. (“EPIC”).

On April 4, 2013, MDI purchased 100% of the membership interests of International Technologies, LLC (“International”). International operates a licensed clinical laboratory in Waldwick, New Jersey and is a licensed Medicare provider.

On July 2, 2013, the Company announced that a jury awarded MILM $2,906,844 on its breach of contract claim against Trident Laboratories, Inc. and its shareholders and awarded Seamus Lagan, currently the Company's Chief Executive Officer and a director, $750,000 individually against Christopher Hawley for defamatory postings on the internet. The jury rejected all claims made against the MILM parties.

On March 18, 2014, MDI, pursuant to a stock purchase agreement, purchased all of the outstanding stock of Clinlab, Inc. (“Clinlab”) from James A. Wilson and Daniel Stewart, previously the sole owners of Clinlab. Clinlab develops and markets laboratory information management systems.

On May 9, 2014, the Company formed Medical Mime, Inc. (“Mime”), a Florida corporation, as a wholly-owned subsidiary. On May 23, 2014, Mime purchased certain net assets, primarily consisting of software, of GlobalOne Information Technologies, LLC (“GlobalOne”). GlobalOne developed software and provided services for the Electronic Records Management (“ERM”) segment of the medical industry.

On August 26, 2014, MDI purchased all of the outstanding stock of Epinex Diagnostics Laboratories, Inc. (“Epinex”), a California corporation. Epinex is a clinical laboratory in Tustin, California.

On December 6, 2014, the Company and CollabRx, Inc. (“CollabRx”) entered into a non-binding letter of intent for a potential business combination between the companies (the “Letter of Intent”). CollabRx develops and markets medical information and clinical decision support products and services intended to set a standard for the clinical interpretation of genomics-based, precision medicine in cancer.

Pursuant to the Letter of Intent, the Company agreed to advance certain funding to CollabRx in contemplation of the business combination. On January 16, 2015, the Company entered into a Loan and Security Agreement (“Loan Agreement”) with CollabRx, pursuant to which the Company agreed that it would loan up to $2,395,644 to CollabRx and an Agreement with CollabRx, pursuant to which CollabRx agreed that in the event it enters into a merger or other sale transaction involving at least thirty-five percent (35.0%) of its shares or assets with a party other than the Company CollabRx will pay the Company a $1,000,000 fee.

On February 19, 2015, Medytox and CollabRx entered into an amendment to the Loan Agreement. The amendment sets forth CollabRx's agreement not to request any further advances from Medytox pursuant to the Loan Agreement until after it has spent at least the greater of (i) $1,500,000 of the proceeds of a recent offering by CollabRx of shares of its common stock and warrants or (ii) 60% of the net proceeds of the offering.

On December 31, 2014, the Company borrowed $3,000,000 from D&D Funding II, LLC, an entity owned in part by a director of the Company.

On February 3, 2015, the Company borrowed $3,000,000 from Alcimede LLC, of which the CEO of the Company is the sole manager. The note has an interest rate of 6% and is due on February 2, 2016. On June 29, 2015, Alcimede exercised options granted in October 2012 to purchase one million shares of the Company's common stock at an exercise price of $2.50 per share. The loan outstanding was reduced in satisfaction of the aggregate exercise price of $2,500,000.

50

Business Strategy

The Company seeks to become a leading provider of laboratory and related services and solutions to medical providers. To date, we have specialized in providing urine and blood drug toxicology and comprehensive pain medication monitoring programs to physicians, clinics and rehabilitation facilities in the United States. We intend to grow through the acquisition and/or formation of additional laboratory testing facilities and related businesses in the United States. The Company operates in two segments: 1) clinical laboratory operations and 2) medical support solutions. See Note 15, “Segment Reporting,” of the Consolidated Financial Statements for information about our segments.

Clinical Laboratory Operations

The Company has five clinical laboratories, which are wholly-owned by our subsidiary, Medytox Diagnostics, Inc. (“MDI”), as follows:

Laboratory	Location
Biohealth Medical Laboratory, Inc.	Miami, FL
Alethea Laboratories, Inc.	Las Cruces, NM
International Technologies, LLC	Waldwick, NJ
EPIC Reference Labs, Inc.	Riviera Beach, FL
Epinex Diagnostics Laboratories, Inc.	Tustin, CA

Biohealth Medical Laboratory, Inc. (“Biohealth”): MDI acquired 50.5% ownership of this clinical laboratory specializing in testing blood specimens for alcohol and drugs on December 7, 2012 and the remaining 49.5% on March 31, 2015. The initial agreement allowed MDI to retain all revenues. The Company has acquired and provided additional equipment in order to allow Biohealth to test urine for drugs and medication monitoring. The lab is fully-accredited and licensed. Operations began in the fourth quarter of 2012.

Alethea Laboratories, Inc. (“Alethea”): MDI acquired 100% ownership of Alethea on January 1, 2013. Althea operates a licensed clinical lab in Las Cruces, New Mexico and is an enrolled Medicare provider. The Company secured new and larger premises for Alethea and relocated the operations of Alethea into these new premises in the first quarter of 2014 increasing the area being utilized from approximately 3,000 square feet to over 7,500 square feet. The Company has in the first quarter of 2015 secured an additional 2,500 square feet taking the total area used to approximately 10,000 square feet. The Company is acquiring and providing additional equipment in order to allow Alethea to test urine for drugs and medication monitoring. Operations at Alethea began in the first quarter of 2014.

International Technologies, LLC (“Intl Tech”): MDI acquired 100% ownership of Intl Tech on April 4, 2013. Intl Tech operates a licensed clinical lab in Waldwick, New Jersey and is an enrolled Medicare provider. The Company is acquiring and providing additional equipment in order to allow Intl Tech to test urine for drugs and medication monitoring. Operations at Intl Tech began in the first quarter of 2014.

EPIC Reference Labs, Inc. (“EPIC”): MDI formed EPIC as a wholly-owned subsidiary on January 29, 2013 to provide reference, confirmation and clinical testing services. The Company acquired necessary equipment and licenses in order to allow EPIC to test urine for drugs and medication monitoring. Operations at EPIC began in January 2014 using approximately 2,500 square feet and the premises has since been expanded to occupy approximately 12,500 square feet of a purpose built facility.

Epinex Diagnostics Laboratories, Inc. (“Epinex”): MDI acquired 100% ownership of Epinex on August 26, 2014. Epinex is a clinical laboratory in Tustin, California. The Company has renovated the existing area to include approximately 5,000 square feet of space and has provided additional lab equipment to allow Epinex to test urine for drugs and medication monitoring. Epinex began operations in February 2015.

51

Medical Support Solutions

The Company has six subsidiaries that provide medical support services primarily to its clinical laboratories and corporate operations and to a lesser, extent third party customers.

Medytox Medical Marketing & Sales, Inc. (“MMM&S”): MMM&S was formed on March 9, 2013 as a wholly-owned subsidiary to provide marketing, sales, and customer service exclusively for our clinical laboratories.

Medical Billing Choices, Inc. (“MBC”): MBC was acquired by the Company on August 22, 2011. MBC is our in-house billing company which compiles and sends invoices to our customers (primarily insurance companies, Medicaid, Medicare, and Preferred Provider Organizations (“PPOs”)), for reimbursement. MBC also provides such billing services for select outside third-party companies. For the years ended December 31, 2014 and 2013, 93% and 94% of MBC's revenues were from our clinical laboratory subsidiaries, respectively.

Medytox Information Technologies, Inc. (“MIT”): MIT is a wholly-owned subsidiary that provides information technology and software solutions to our subsidiaries and outside medical service providers.

Clinlab, Inc. (“Clinlab”): Clinlab was acquired by the Company on March 18, 2014. Clinlab develops and markets laboratory information management systems. Clinlab has installed its LIS into the Company's laboratories to create a uniform LIS platform throughout the Company's labs.

Medical Mime, Inc. (“Mime”): Mime was formed on May 9, 2014 as a wholly-owned subsidiary that specializes in EHR.

Platinum Financial Solutions, Ltd (“PFS”): PFS has been formed as a 100% owned foreign subsidiary of the Company to pursue the opportunity of providing financial solutions, including factoring and accounts receivable acquisition in the healthcare sector. PFS has a Florida subsidiary, Platinum Financial Solutions, LLC, through which it may do business with U.S. based customers.

Marketing Strategy

Medytox is a holding company that owns and operates businesses in the medical services sector. Medytox seeks to deliver a single source for integrated solutions. Medytox has invested in a strong sales team, a client services team and proprietary technologies to better serve the needs of a modern-day medical provider.

The Company intends to grow from the acquisition and formation of businesses into the expansion of these businesses to provide an extensive range of services to medical providers for improved patient care.

We intend to acquire or enter into agreements with laboratories that offer or can be developed to offer the most advanced analytical technology for the processing of urine specimens including IA for screens and GCMS/LCMS for confirmations. We currently anticipate that the laboratories will be fully-staffed professional COLA-accredited high-complexity laboratories with additional certifications such as the COLA Laboratory of Excellence Award (COLA's Highest Commendation), CLIA and the State of Florida High-Complexity ACHA License.

Competition

The Company competes in an industry that is fragmented between independently-owned and physician-owned laboratories. There are several larger players in the industry that operate as full-service clinical laboratories (processing blood, urine and other tissue). The competition ranges from smaller privately-owned laboratories (3-6 employees) to publicly-traded laboratories with multibillion dollar market capitalizations, such as Quest Diagnostics, Inc. which is traded on The New York Stock Exchange (DGX).

52

Governmental Regulation

General

The clinical laboratory industry is subject to significant governmental regulation at the federal, state and local levels. As described below, these regulations concern licensure and operation of clinical laboratories, claim submission and payment for laboratory services, health care fraud and abuse, security and confidentiality of health information, quality, and environmental and occupational safety.

Regulation of Clinical Laboratories

CLIA extends federal oversight to virtually all clinical laboratories by requiring that they be certified by the federal government or by a federally-approved accreditation agency. CLIA requires that all clinical laboratories meet quality assurance, quality control and personnel standards. Laboratories also must undergo proficiency testing and are subject to inspections.

Standards for testing under CLIA are based on the complexity of the tests performed by the laboratory, with tests classified as “high complexity,” “moderate complexity,” or “waived.” Laboratories performing high complexity testing are required to meet more stringent requirements than moderate complexity laboratories. Laboratories performing only waived tests, which are tests determined by the FDA to have a low potential for error and requiring little oversight, may apply for a certificate of waiver exempting them from most of the requirements of CLIA. All Company facilities hold CLIA certificates to perform high complexity testing. The sanctions for failure to comply with CLIA requirements include suspension, revocation or limitation of a laboratory's CLIA certificate, which is necessary to conduct business, cancellation or suspension of the laboratory's approval to receive Medicare and/or Medicaid reimbursement, as well as significant fines and/or criminal penalties. The loss or suspension of a CLIA certification, imposition of a fine or other penalties, or future changes in the CLIA law or regulations (or interpretation of the law or regulations) could have a material adverse effect on the Company.

The Company is also subject to state and local laboratory regulation. CLIA provides that a state may adopt laboratory regulations different from or more stringent than those under federal law, and a number of states have implemented their own laboratory regulatory requirements. State laws may require that laboratory personnel meet certain qualifications, specify certain quality controls, or require maintenance of certain records.

The Company believes that it is in compliance with all applicable laboratory requirements. The Company's laboratories have continuing programs to ensure that their operations meet all such regulatory requirements, but no assurances can be given that the Company's laboratories will pass all future licensure or certification inspections.

There are many regulatory and legislative proposals that would increase general FDA oversight of clinical laboratories and laboratory-developed tests. The outcome and ultimate impact of such proposals on the business is difficult to predict at this time. Our point of collection testing devices are regulated by the FDA. The FDA has authority to take various administrative and legal actions for non-compliance, such as fines, product suspension, warning letters, injunctions and other civil and criminal sanctions.

Payment for Clinical Laboratory Services

In each of 2014 and 2013, the Company derived approximately 1% of its net sales directly from the Medicare and Medicaid programs. In addition, the Company's other business depends significantly on continued participation in these programs and in other government healthcare programs, in part because clients often want a single laboratory to perform all of their testing services. In recent years, both governmental and private sector payers have made efforts to contain or reduce health care costs, including reducing reimbursement for clinical laboratory services.

Reimbursement under the Medicare program for clinical diagnostic laboratory services is subject to a clinical laboratory fee schedule that sets the maximum amount payable in each Medicare carrier's jurisdiction. This clinical laboratory fee schedule is updated annually. Laboratories bill the program directly for covered tests performed on behalf of Medicare beneficiaries. State Medicaid programs are prohibited from paying more than the Medicare fee schedule limit for clinical laboratory services furnished to Medicaid recipients.

53

Payment under the Medicare fee schedule has been limited from year to year by Congressional action, including imposition of national limitation amounts and freezes on the otherwise applicable annual Consumer Price Index (“CPI”) updates. For most diagnostic lab tests, the national limitation is now 74.0% of the national median of all local fee schedules established for each test. Under a provision of the Medicare, Medicaid, and SCHIP Benefits Improvement and Protection Act of 2000 (“BIPA”), for tests performed after January 1, 2001 that the Secretary of Health and Human Services determines are new tests for which no limitation amount has previously been established, the cap is set at 100% of the median.

Medicare, Medicaid and other government program payment reductions will not have a direct adverse effect on the Company's net earnings and cash flows, due to insignificant revenue earned.

Congressional action in 1997 required the Department of Health and Human Services (“HHS”) to adopt uniform coverage, administration and payment policies for many of the most commonly performed lab tests using a negotiated rulemaking process. The negotiated rulemaking committee established uniform policies limiting Medicare coverage for certain tests to patients with specified medical conditions or diagnoses, replacing local Medicare coverage policies which varied around the country. The final rules generally became effective in 2002, and the use of uniform policies improves the Company's ability to obtain necessary billing information in some cases, but Medicare, Medicaid and private payer diagnosis code requirements continue to negatively impact the Company's ability to be paid for some of the tests it performs. Due to the range of payers and policies, the extent of this impact continues to be difficult to quantify.

Future changes in federal, state and local laws and regulations (or in the interpretation of current regulations) affecting government payment for clinical laboratory testing could have a material adverse effect on the Company. In March 2010, comprehensive healthcare legislation, the Patient Protection and Affordable Care Act (“ACA”), was enacted. Many of the most significant changes from the implementation of the ACA have not yet taken effect, and its details will be shaped by regulatory efforts that have not been proposed, or have not been finalized. Based on currently available information, the Company is unable to predict what type of changes in legislation or regulations, if any, will occur.

Standard Electronic Transactions, Security and Confidentiality of Health Information

The HIPAA was designed to address issues related to the security and confidentiality of health insurance information. In an effort to improve the efficiency and effectiveness of the health care system by facilitating the electronic exchange of information in certain financial and administrative transactions, HIPAA regulations were promulgated. These regulations apply to health plans, health care providers that conduct standard transactions electronically and health care clearinghouses (“covered entities”). Five such regulations have been finalized: (i) the Transactions and Code Sets Rule; (ii) the Privacy Rule; (iii) the Security Rule; (iv) the Standard Unique Employer Identifier Rule, which requires the use of a unique employer identifier in connection with certain electronic transactions; and (v) the National Provider Identifier Rule, which requires the use of a unique health care provider identifier in connection with certain electronic transactions.

The Privacy Rule regulates the use and disclosure of protected health information (“PHI”) by covered entities. It also sets forth certain rights that an individual has with respect to his or her PHI maintained by a covered entity, such as the right to access or amend certain records containing PHI or to request restrictions on the use or disclosure of PHI. The Privacy Rule requires covered entities to contractually bind third parties, known as business associates, in the event that they perform an activity or service for or on behalf of the covered entity that involves access to PHI. The Security Rule establishes requirements for safeguarding patient information that is electronically transmitted or electronically stored. The Company believes that it is in compliance in all material respects with the requirements of the HIPAA Privacy and Security Rules.

The Federal HITECH, which was enacted in February 2009, strengthens and expands the HIPAA Privacy and Security Rules and their restrictions on use and disclosure of PHI. HITECH includes, but is not limited to, prohibitions on exchanging patient identifiable health information for remuneration, and additional restrictions on the use of PHI for marketing. HITECH also fundamentally changes a business associate's obligations by imposing a number of Privacy Rule requirements and a majority of Security Rule provisions directly on business associates that were previously only directly applicable to covered entities. Moreover, HITECH requires covered entities to provide notice to individuals, HHS, and, as applicable, the media when unsecured protected health information is breached, as that term is defined by HITECH. Business associates are similarly required to notify covered entities of a breach.

54

The omnibus HIPAA regulation implementing most of the HITECH provisions was issued in January 2013 and made significant changes to the HIPAA Privacy, Security, Enforcement, and Breach Notification Rules. Compliance with most of the changes became required on September 23, 2013. The Company's policies and procedures are fully compliant with the HITECH Act requirements.

On February 6, 2014, the CMS published final regulations that amend the HIPAA Privacy Rule to provide individuals (or their personal representatives) with the right to receive copies of their test reports from laboratories subject to HIPAA, or to request that copies of their test reports be transmitted to designated third parties with a compliance date of October 4, 2014. Previously, laboratories that were CLIA-certified or CLIA-exempt were not subject to the provision in the Privacy Rule that provides individuals with the right of access to PHI. The HIPAA Privacy Rule amendment resulted in the preemption of a number of state laws that prohibit a laboratory from releasing a test report directly to the individual. The Company revised its policies and procedures to comply with these new access requirements and made changes to its privacy notice to reflect individuals' new access rights under this final rule.

The standard unique employer identifier regulations require that employers have standard national numbers that identify them on standard transactions. The Employer Identification Number, also known as a Federal Tax Identification Number, issued by the Internal Revenue Service, was selected as the identifier for employers and was adopted effective July 30, 2002. The Company believes it is in compliance with these requirements.

The administrative simplification provisions of HIPAA mandate the adoption of standard unique identifiers for health care providers. The intent of these provisions is to improve the efficiency and effectiveness of the electronic transmission of health information. The National Provider Identification rule requires that all HIPAA-covered health care providers, whether they are individuals or organizations, must obtain a National Provider Identifier (“NPI”) to identify themselves in standard HIPAA transactions. NPI replaces the unique provider identification number - as well as other provider numbers previously assigned by payers and other entities - for the purpose of identifying providers in standard electronic transactions. The Company believes that it is in compliance with the HIPAA National Provider Identification Rule in all material respects.

The total cost associated with the requirements of HIPAA and HITECH is not expected to be material to the Company's operations or cash flows. However, future regulations and interpretations of HIPAA and HITECH could impose significant costs on the Company.

In addition to the federal HIPAA regulations described above, there are a number of state laws regarding the confidentiality of medical information, some of which apply to clinical laboratories. These laws vary widely, but they most commonly restrict the use and disclosure of medical and financial information. In some cases, state laws are more restrictive than and therefore not preempted by HIPAA. Penalties for violation of these laws may include sanctions against a laboratory's licensure, as well as civil and/or criminal penalties. Violations of the HIPAA provisions could result in civil and/or criminal penalties, including significant fines and up to 10 years in prison. HITECH also significantly strengthened HIPAA enforcement. It increased the civil penalty amounts that may be imposed, required HHS to conduct periodic audits to confirm compliance and also authorized state attorneys general to bring civil actions seeking either injunctions or damages in response to violations of the HIPAA privacy and security regulations that affect the privacy of state residents. Additionally, numerous other countries have or are developing similar laws governing the collection, use, disclosure and transmission of personal or patient information.

The Company believes that it is in compliance in all material respects with the current Transactions and Code Sets Rule. The Company implemented Version 5010 of the HIPAA Transaction Standards and is within the testing and implementation phase of the rule to adopt the ICD-10-CM code set. The compliance date for ICD-10-CM is October 1, 2015. The costs associated with the ICD-10-CM Code Set were substantial, and failure of the Company, third party payers or physicians to transition within the required timeframe could have an adverse impact on reimbursement, day's sales outstanding and cash collections. As a result of inconsistent application of transaction standards by payers or the Company's inability to obtain certain billing information not usually provided to the Company by physicians, the Company could face increased costs and complexity, a temporary disruption in receipts and ongoing reductions in reimbursements and net revenues.

55

The Company believes it is in compliance in all material respects with the Operating Rules for electronic funds transfers and remittance advice transactions, for which the compliance date was January 1, 2014.

Fraud and Abuse Laws and Regulations

Existing federal laws governing federal health care programs, including Medicare and Medicaid, as well as similar state laws, impose a variety of broadly described fraud and abuse prohibitions on health care providers, including clinical laboratories. These laws are interpreted liberally and enforced aggressively by multiple government agencies, including the U.S. Department of Justice, HHS' Office of Inspector General (“OIG”), and various state agencies. Historically, the clinical laboratory industry has been the focus of major governmental enforcement initiatives. The federal government's enforcement efforts have been increasing over the past decade, in part as a result of the enactment of HIPAA, which included several provisions related to fraud and abuse enforcement, including the establishment of a program to coordinate and fund federal, state and local law enforcement efforts. The Deficit Reduction Act of 2005 also included new requirements directed at Medicaid fraud, including increased spending on enforcement and financial incentives for states to adopt false claims act provisions similar to the federal False Claims Act. Recent amendments to the False Claims Act, as well as other enhancements to the federal fraud and abuse laws enacted as part of the ACA, are widely expected to further increase fraud and abuse enforcement efforts. For example, the ACA established an obligation to report and refund overpayments from Medicare within 60 days of identification; failure to comply with this new requirement can give rise to additional liability under the False Claims Act and Civil Monetary Penalties statute. On February 16, 2012, CMS issued a proposed rule to establish regulations addressing the reporting and returning of overpayments. The rule has not been finalized.

The federal health care programs' anti-kickback law (the “Anti-Kickback Law”) prohibits knowingly providing anything of value in return for, or to induce, the referral of Medicare, Medicaid or other federal health care program business. Violations can result in imprisonment, fines, penalties, and/or exclusion from participation in federal health care programs. The OIG has published “safe harbor” regulations which specify certain arrangements that are protected from prosecution under the Anti-Kickback Law if all conditions of the relevant safe harbor are met. Failure to fit within a safe harbor does not necessarily constitute a violation of the Anti-Kickback Law; rather, the arrangement would be subject to scrutiny by regulators and prosecutors and would be evaluated on a case by case basis. Many states have their own Medicaid anti-kickback laws and several states also have anti-kickback laws that apply to all payers (i.e., not just government health care programs).

From time to time, the OIG issues alerts and other guidance on certain practices in the health care industry that implicate the Anti-Kickback Law or other federal fraud and abuse laws. Examples of such guidance documents particularly relevant to the Company and its operations follow.

In October 1994, the OIG issued a Special Fraud Alert on arrangements for the provision of clinical laboratory services. The Fraud Alert set forth a number of practices allegedly engaged in by some clinical laboratories and health care providers that raise issues under the federal fraud and abuse laws, including the Anti-Kickback Law. These practices include: (i) providing employees to furnish valuable services for physicians (other than collecting patient specimens for testing) that are typically the responsibility of the physicians' staff; (ii) offering certain laboratory services at prices below fair market value in return for referrals of other tests which are billed to Medicare at higher rates; (iii) providing free testing to physicians' managed care patients in situations where the referring physicians benefit from such reduced laboratory utilization; (iv) providing free pick-up and disposal of bio-hazardous waste for physicians for items unrelated to a laboratory's testing services; (v) providing general-use facsimile machines or computers to physicians that are not exclusively used in connection with the laboratory services; and (vi) providing free testing for health care providers, their families and their employees (i.e., so-called “professional courtesy” testing). The OIG emphasized in the Special Fraud Alert that when one purpose of such arrangements is to induce referrals of program-reimbursed laboratory testing, both the clinical laboratory and the health care provider (e.g., physician) may be liable under the Anti-Kickback Law, and may be subject to criminal prosecution and exclusion from participation in the Medicare and Medicaid programs. More recently, in June 2014, the OIG issued another Special Fraud Alert addressing compensation paid by laboratories to referring physicians for blood specimen process and for submitting patient data to registries. This Special Fraud Alert reiterates the OIG's longstanding concerns about payments from laboratories to physicians in excess of the fair value of the physician's services and payments that reflect the volume or value of referrals of federal healthcare program business.

56

Another issue the OIG has expressed concern about involves the provision of discounts on laboratory services billed to customers in return for the referral of federal health care program business. In a 1999 Advisory Opinion, the OIG concluded that a proposed arrangement whereby a laboratory would offer physicians' significant discounts on non-federal health care program laboratory tests might violate the Anti-Kickback Law. The OIG reasoned that the laboratory could be viewed as providing such discounts to the physician in exchange for referrals by the physician of business to be billed by the laboratory to Medicare at non-discounted rates. The OIG indicated that the arrangement would not qualify for protection under the discount safe harbor to the Anti-Kickback Law because Medicare and Medicaid would not get the benefit of the discount. Similarly, in a 1999 correspondence, the OIG stated that if any direct or indirect link exists between a discounts that a laboratory offers to a skilled nursing facility (“SNF”) for tests covered under Medicare's payments to the SNF and the referral of tests billable by the laboratory under Medicare Part B, then the Anti-Kickback Law would be implicated.

The OIG also has issued guidance regarding joint venture arrangements that may be viewed as suspect under the Anti-Kickback Law. These documents have relevance to clinical laboratories that are part of (or are considering establishing) joint ventures with potential sources of federal health care program business. The first guidance document, which focused on investor referrals to such ventures, was issued in 1989 and another concerning contractual joint ventures was issued in April 2003. Some of the elements of joint ventures that the OIG identified as “suspect” include: arrangements in which the capital invested by the physicians is disproportionately small and the return on investment is disproportionately large when compared to a typical investment; specific selection of investors who are in a position to make referrals to the venture; and arrangements in which one of the parties to the joint venture expands into a line of business that is dependent on referrals from the other party (sometimes called “shell” joint ventures). In a 2004 advisory opinion, the OIG expressed concern about a proposed joint venture in which a laboratory company would assist physician groups in establishing off-site pathology laboratories. The OIG indicated that the physicians' financial and business risk in the venture was minimal and that the physicians would contract out substantially all laboratory operations, committing very little in the way of financial, capital, or human resources. The OIG was unable to exclude the possibility that the arrangement was designed to permit the laboratory to pay the physician groups for their referrals, and therefore was unwilling to find that the arrangement fell within a safe harbor or had sufficient safeguards to protect against fraud or abuse.

Violations of other fraud and abuse laws also can result in exclusion from participation in federal health care programs, including Medicare and Medicaid. One basis for such exclusion is an individual's or entity's submission of claims to Medicare or Medicaid that are substantially in excess of that individual's or entity's usual charges for like items or services. In 2003, the OIG issued a notice of proposed rulemaking that would have defined the terms “usual charges” and “substantially in excess” in ways that might have required providers, including the Company, to either lower their charges to Medicare and Medicaid or increase charges to certain other payers to avoid the risk of exclusion. On June 18, 2007, however, the OIG withdrew the proposed rule, saying it preferred to continue evaluating billing patterns on a case-by-case basis. In its withdrawal notice, the OIG also said it “remains concerned about disparities in the amounts charged to Medicare and Medicaid when compared to private payers,” that it continues to believe its exclusion authority for excess charges “provides useful backstop protection for the public,” and that it will continue to use “all tools available … to address instances where Medicare or Medicaid are charged substantially more than other payers.” The enforcement by Medicaid officials of similar state law restrictions also could have a material adverse effect on the Company.

Under another federal statute, known as the “Stark Law” or “self-referral” prohibition, physicians who have a financial or compensation relationship with a clinical laboratory may not, unless an exception applies, refer Medicare patients for testing to the laboratory, regardless of the intent of the parties. Similarly, laboratories may not bill Medicare or any other party for services furnished pursuant to a prohibited self-referral. There are several Stark law exceptions that are relevant to arrangements involving clinical laboratories, including: 1) fair market value compensation for the provision of items or services; 2) payments by physicians to a laboratory for clinical laboratory services; 3) an exception for certain ancillary services (including laboratory services) provided within the referring physician's own office, if certain criteria are satisfied; 4) physician investment in a company whose stock is traded on a public exchange and has stockholder equity exceeding $75.0 million; and 5) certain space and equipment rental arrangements that are set at a fair market value rate and satisfy other requirements. All of the requirements of a Stark Law exception must be met to take advantage of the exception. Many states have their own self-referral laws as well, which in some cases apply to all patient referrals, not just Medicare.

57

There are a variety of other types of federal and state fraud and abuse laws, including laws prohibiting submission of false or fraudulent claims. The Company seeks to conduct its business in compliance with all federal and state fraud and abuse laws. The Company is unable to predict how these laws will be applied in the future, and no assurances can be given that its arrangements will not be subject to scrutiny under such laws. Sanctions for violations of these laws may include exclusion from participation in Medicare, Medicaid and other federal health care programs, significant criminal and civil fines and penalties, and loss of licensure. Any exclusion from participation in a federal health care program, or any loss of licensure, arising from any action by any federal or state regulatory or enforcement authority, would likely have a material adverse effect on the Company's business. In addition, any significant criminal or civil penalty resulting from such proceedings could have a material adverse effect on the Company's business.

Environmental, Health and Safety

The Company is subject to licensing and regulation under federal, state and local laws and regulations relating to the protection of the environment and human health and safety and laws and regulations relating to the handling, transportation and disposal of medical specimens, infectious and hazardous waste and radioactive materials. All Company laboratories are subject to applicable federal and state laws and regulations relating to biohazard disposal of all laboratory specimens and the Company generally utilizes outside vendors for disposal of such specimens. In addition, the federal OSHA has established extensive requirements relating to workplace safety for health care employers, including clinical laboratories, whose workers may be exposed to blood-borne pathogens such as HIV and the hepatitis B virus. These regulations, among other things, require work practice controls, protective clothing and equipment, training, medical follow-up, vaccinations and other measures designed to minimize exposure to, and transmission of, blood-borne pathogens.

On November 6, 2000, Congress passed the Needle Stick Safety and Prevention Act, which required, among other things, that companies include in their safety programs the evaluation and use of engineering controls such as safety needles if found to be effective at reducing the risk of needle stick injuries in the workplace. The Company has implemented the use of safety needles at all of its service locations, where applicable.

Although the Company is not aware of any current material non-compliance with such federal, state and local laws and regulations, failure to comply could subject the Company to denial of the right to conduct business, fines, criminal penalties and/or other enforcement actions.

Drug Testing

Drug testing for public sector employees is regulated by the Substance Abuse and Mental Health Services Administration (“SAMHSA”) (formerly the National Institute on Drug Abuse), which has established detailed performance and quality standards that laboratories must meet to be approved to perform drug testing on employees of federal government contractors and certain other entities. To the extent that the Company's laboratories perform such testing, each must be certified as meeting SAMHSA standards.

Controlled Substances

The use of controlled substances in testing for drugs of abuse is regulated by the Federal Drug Enforcement Administration.

Compliance Program

The Company continuously evaluates and monitors its compliance with all Medicare, Medicaid and other rules and regulations. The objective of the Company's compliance program is to develop, implement, and update compliance safeguards as necessary. Emphasis is placed on developing compliance policies and guidelines, personnel training programs and various monitoring and audit procedures to attempt to achieve implementation of all applicable rules and regulations.

58

The Company seeks to conduct its business in compliance with all statutes, regulations, and other requirements applicable to its clinical laboratory operations. The clinical laboratory testing industry is, however, subject to extensive regulation, and many of these statutes and regulations have not been interpreted by the courts. There can be no assurance that applicable statutes and regulations will not be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that would adversely affect the Company. Potential sanctions for violation of these statutes and regulations include significant fines and the loss of various licenses, certificates, and authorizations, which could have a material adverse effect on the Company's business.

Employees

We employed 189 full-time employees as of September 30, 2015, including 43 sales and customer service personnel, 42 billing and collection employees, 65 laboratory staff, 23 information technology personnel and 16 members of corporate administrative staff.

Legal Proceedings

During the course of business, litigation commonly occurs. From time to time, the Company may be a party to litigation matters involving claims against the Company. The Company operates in a highly regulated industry and employs personnel which may inherently lend itself to legal matters. Management is aware that litigation has associated costs and that results of adverse litigation verdicts could have a material effect on the Company's financial position or results of operations. We do not believe that there are any proceedings threatened or pending against us, which if determined adversely, would have a material effect on our financial position or results of operations or cash flows.

59

MEDYTOX'S MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND  RESULTS OF OPERATIONS

All references to “we,” “us,” the “Company” or “Medytox” in this section refer to Medytox Solutions, Inc.

Results of Operations

Year ended December 31, 2014 compared to the year ended December 31, 2013

Net Revenues

The Company's net revenues for the year ended December 31, 2014 were $57,927,820 as compared to the prior year amount of $41,888,871, an increase of 38.3%. Laboratory services revenues were $57,180,208 for the year ended December 31, 2014; an increase of 36.8% over the year ended December 31, 2013. While volumes for the year ended December 31, 2014 reflected an increase of 61.6% over the prior year, net revenues grew at a slower rate for various reasons including changes in the mix of tests being done and an overall decrease in the percentage of reimbursement being realized on tests completed. The net revenue growth in laboratory services was driven by Biohealth which had an increase in net revenues of $8,528,961 (71.7%) due to volume increases. Epic and Alethea also contributed to the increase in net revenues for the year ended December 31, 2014, reporting increases of $7,995,416 and $7,709,422, respectively. Both of these labs began operations in 2014. These increases were offset, in part by a decrease in net revenues for the year ended December 31, 2014 at PB Labs of $11,036,393 (36.9%). This decline at PB Labs was the result of the Company's efforts to move volumes from PB to Epic during 2014 in anticipation of closing the PB Lab facility in early 2015.

In the nine months ended September 30, 2015, the Company evaluated receivables generated during 2014 and recorded an adjustment to their net recovery rates (see below).

Operating and Other Expenses

Operating expenses for the year ended December 31, 2014 were $42,272,826 as compared to $27,388,881, an increase of $14,883,945 or 54.3%. Acquisitions completed in 2014 accounted for $1,917,208 of the increase in operating expenses as compared to 2013. Without these added expenses, the growth in operating expenses in 2014 as compared to 2013 would have been 47.3%. Direct costs of revenue was the largest component of this increase, reflecting an increase over the prior year of $6,349,518 or 66.3%. In addition to the added costs resulting from the increased volumes, the 2014 expenses include startup expenses associated with the launch of the Company's new Epic facility and the Epinex lab acquired in August of 2014. General and administrative expenses for the year ended December 31, 2014 reflect an increase over the prior year of $6,232,139 or 46.2%. In addition to the expense increases to support the Company's growing lab operations, general and administrative expenses reflect the Company's efforts to grow in the Medical Solutions Services segment. Specific initiatives in this area include added personnel and infrastructure in the information technology, electronic medical records and medical billing functions of the organization. The 2014 acquisitions of Clinlab and Mime were critical elements of these initiatives and added $1,051,972 to the general and administrative expenses for the year. Sales and marketing expenses for the year ended December 31, 2014 increased 68.2% to $4,967,188. The increase is driven largely by commissions expense due to the growth in lab services revenues. Other actions taken by the Company have also contributed to this increase including expansion of the field sales force, increased marketing activities and efforts to expand into the neurotransmitter testing market. Depreciation and amortization expenses for the year ended December 31, 2014 were $1,500,453 as compared to $407,971 for the prior year. This increase is primarily the result of depreciation expense from the significant capital investments in laboratory equipment and amortization of the software acquired, primarily at Clinlab.

Income from operations for the year ended December 31, 2014 was $15,654,994, an increase over 2013 of $1,155,004 or 8.0%. Other expenses were $273,362 for the year ended December 31, 2014 as compared to $671,473 in the prior year. This change was driven by gains in dispositions of subsidiaries of $134,184 and legal settlements of $105,780 offset in part by increased interest expense of $39,166.

The Company's effective tax rate for the year ended December 31, 2014 was 49.2% as compared to 40.3% in 2013. This increase is largely the result of differences in the timing of certain deductions for tax purposes.

60

Net income attributable to Medytox Solutions' common stockholders for the year ended December 31, 2014 was $2,810,032 compared to $5,658,619 for the year ended December 31, 2013. The growth in operating income was more than offset by increases in income taxes and preferred stock dividends, resulting in the decline in net income attributable to common stockholders.

Disputed Subsidiary

The dispute with Trident Laboratories, Inc. occurred in 2012. The assets and liabilities of Trident are excluded from the individual consolidated balance sheet line items and are presented separately as assets and liabilities from disputed activity at December 31, 2013. The operating activity for 2013 and the first quarter of 2014 is excluded from the consolidated statement of operations. Effective March 31, 2014, the Company's management believed that the net assets of Trident are not recoverable and, as such, the Company has accounted for the disputed assets and liabilities as if they have been disposed, resulting in a gain on the disposition of $134,185. Trident was dissolved by the state on September 26, 2014.

For the three months ended September 30, 2015 compared to the three months ended September 30, 2014

Net Revenues

Net revenues were $5,890,917 for the three months ended September 30, 2015 compared to $18,215,967 for the three months ended September 30, 2014, a decline of $12,325,050 or 67.7%. The decline in revenues relates to (1) the decline in our anticipated recovery rate from 28% of gross billings for the three months ended September 30, 2014 to 20% of gross billings for the three months ended September 30, 2015 which resulted in a negative impact to revenues of approximately $11,303,000; and (2) a 6.9% decline in insured test volume for the three months ended September 30, 2015 versus the three months ended September 30, 2014 which resulted in a negative impact to revenues of approximately $898,000. The decline in our anticipated recovery rate is a continuation of trend from prior periods.

Operating Expenses and Other Income

Direct costs of revenue declined from $4,136,520 for the three months ended September 30, 2014 to $1,866,741 for the three months ended September 30, 2015, a decrease of $2,269,779 or 54.9%. This decline in direct costs relates to (1) a 38.8% decline in cost per test that resulted in a decline in direct costs of approximately $1,184,000 and (2) a 26.2% decline in total test volume that resulted in a decline in direct costs of approximately $1,085,000. The decline in cost per test resulted primarily from our initiative to move our confirmation testing from outsourced providers to in-house.

General and administrative expenses increased from $5,898,715 for the three months ended September 30, 2014 to $6,093,627 for the three months ended September 30, 2015, an increase of $194,912 or 3.3%. The increase relates primarily to increased costs in IT due to continued development of the Company's software offerings and additional administrative and finance personnel related to the growth and diversification of the Company's lines of business.

Sales and marketing expenses declined from $1,472,298 for the three months ended September 30, 2014 to $784,763 for the three months ended September 30, 2015, a decline of $687,535 or 46.7%. The decline relates primarily to decreases in commissions paid to our salesforce as a result of lower collections in the three months ended September 30, 2015 versus the same period of 2014.

Other expenses were $357,378 for the three months ended September 30, 2015 as compared to $118,451 for the same period of 2014 due primarily to increased interest expense.

For the three months ended September 30, 2015, the Company recorded income tax benefits totaling $2,678,777, an effective tax rate of 68.2%. This compares to $2,454,205 of income tax expense for the three months ended September 30, 2015, an effective tax rate of 39.7%. The change in effective tax rates relates primarily to management's decision to recognize income tax benefits related to pre-tax losses generated during the three months ended September 30, 2015.

61

For the three months ended September 30, 2015, the Company reported a net loss attributable to Medytox Solutions' common stockholders of $1,519,613 compared to net income attributable to Medytox Solutions' common stockholders of $2,339,607 for the same period in 2014.

For the nine months ended September 30, 2015 compared to the nine months ended September 30, 2014

Net Revenues

Net revenues were $28,921,351 for the nine months ended September 30, 2015 compared to $49,045,205 for the nine months ended September 30, 2014, a decline of $20,123,854 or 41.0%. The decline in revenues relates to (1) the decline in our anticipated recovery rate from 28% of gross billings for the nine months ended September 30, 2014 to 20% of gross billings for the nine months ended September 30, 2015 which resulted in a negative impact to revenues of approximately $27,311,000; and (2) a 32.1% increase in insured test volume for the nine months ended September 30, 2015 versus the nine months ended September 30, 2014 which resulted in a positive impact to revenues of approximately $7,187,000. The decline in our anticipated recovery rate is a continuation of trend from prior periods.

Operating and Other Expenses

Direct costs of revenue declined from $11,601,402 for the nine months ended September 30, 2014 to $8,566,372 for the nine months ended September 30, 2015, a decrease of $3,035,030 or 26.2%. This decline in direct costs relates to (1) a 23.1% decline in cost per test that resulted in a decline in direct costs of approximately $2,680,000 and (2) a 4.0% decline in total test volume that resulted in a decline in direct costs of approximately $355,000. The decline in cost per test resulted primarily from our initiative to move our confirmation testing from outsourced providers to in-house.

General and administrative expenses increased from $14,075,030 for the nine months ended September 30, 2014 to $21,129,603 for the nine months ended September 30, 2015, an increase of $7,054,573 or 50.1%. The increase relates primarily to non-cash stock compensation costs of $3,379,605 for the nine months ended September 30, 2015 versus $557,250 for the nine months ended September 30, 2015, as well as approximately $2,500,000 of increased costs in IT due to continued development of the Company's software offerings, approximately $900,000 of increased merger and acquisition related costs, and additional administrative and finance personnel related to the growth and diversification of the Company's lines of business.

Sales and marketing expenses declined from $3,507,582 for the nine months ended September 30, 2014 to $3,106,551 for the nine months ended September 30, 2015, a decline of $401,031 or 11.4%. The decline relates primarily to decreases in commissions paid to our salesforce as a result of lower collections in the nine months ended September 30, 2015 versus the same period of 2014.

Other expenses were $1,129,870 for the nine months ended September 30, 2015 as compared to $181,709 for the same period of 2014 due primarily to increased interest expense.

For the nine months ended September 30, 2015, the Company recorded income tax benefits totaling $2,579,977, an effective tax rate of 36.4%. This compares to $7,250,305 of income tax expense for the nine months ended September 30, 2015, an effective tax rate of 38.6%.

For the nine months ended September 30, 2015, the Company reported a net loss attributable to Medytox Solutions' common stockholders of $6,088,448 compared to net income attributable to Medytox Solutions' common stockholders of $7,718,514 for the same period in 2014.

62

Liquidity and Capital Resources

Overview

The Company historically has utilized various credit facilities to fund working capital needs, acquisitions and capital expenditures. Future cash needs for working capital, acquisitions and capital expenditures may require management to seek additional equity or obtain additional credit facilities. The sale of additional equity could result in additional dilution to the Company's stockholders. A portion of the Company's cash may be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. From time to time, in the ordinary course of business, the Company evaluates potential acquisitions of such businesses, products or technologies.

For the years ended December 31, 2014 and 2013, we funded our operations primarily through cash provided by operations and borrowings from third parties. Our principal use of funds during the year ended December 31, 2014 has been for payments on borrowings, acquisitions, additions to property and equipment, dividends to Preferred B shareholders, income tax obligations from prior years and general corporate expenses.

For the nine months ended September 30, 2015, we funded our operations primarily through cash provided by operations and borrowings from related and unrelated parties. Our principal use of funds during the nine months ended September 30, 2015 has been for operating activities, additions to property and equipment, and dividends to Series B Preferred shareholders. For the nine months ended September 30, 2014, we funded our operations primarily through cash provided by operations. Our principal use of funds for the nine months ended September 30, 2014 was for acquisitions, dividends on Series B Preferred Stock, purchases of property and equipment and payments of notes payable and capital lease obligations. Management believes that based on the current level of operations, cash flow from operations and financing activities, the Company will have sufficient liquidity to fund anticipated expenses, tax obligations and other commitments for the next twelve months.

Liquidity and Capital Resources during the year ended December 31, 2014 compared to the year ended December 31, 2013

As of December 31, 2014, we had cash of $2,406,246 and working capital of $2,180,708. The Company generated cash flow from operations of $8,254,275 for the year ended December 31, 2014 compared to cash provided by operations of $8,462,481 for the year ended December 31, 2013. The cash flow from operating activities for the year ended December 31, 2014 was primarily attributable to the Company's net income from operations of $7,820,332, increased by depreciation and amortization of $1,500,453, stock issued for services and in lieu of cash compensation of $342,494, increase in allowance for bad debts of $8,661,355 offset by gains on legal settlements of $105,780 and disposition of a subsidiary of $134,185 and net changes in operating assets and liabilities of $10,175,763. Cash provided by operations for the year ended December 31, 2013 was primarily attributable to the Company's net income from operations of $8,259,917, increased by depreciation and amortization of $407,971, stock issued for services of $62,500, stock-based compensation of $452,500, increase in allowance for bad debts of $12,219,399, accretion of loan costs as interest of 181,141 and net changes in operating assets and liabilities of $3,390,286.

Cash used in investing activities for the year ended December 31, 2014 included $2,491,567 for the purchase of property and equipment and cash paid for acquisitions of $1,600,000, offset by cash received in acquisitions of $68,3487. Cash used in investing activities for the year ended December 31, 2014 was attributable primarily to the purchase of property and equipment of $1,097,766 and cash paid for acquisitions of $735,052.

Cash used in financing activities for the year ended December 31, 2014 included dividends on Series B Preferred Stock of $5,010,300, payments on notes payable of $3,498,800, payments on capital lease obligations of 457,126, offset by proceeds received from the issuance of notes payable of $3,000,000 to a related party. Cash used in financing activities for the year ended December 31, 2013 included primarily payment of dividends to Series B Preferred Stock holders of $2,601,298, payments on notes payable of $2,700,193, payments on related party loans of $195,000, and payments on capital lease obligations of $139,577 offset in part by proceeds from the issuance of notes payable of $1,300,000 and proceeds from the issuance of common stock of $286,000.

63

On May 14, 2012, the Company borrowed $550,000 from TCA Global Credit Master Fund, LP (the “Lender”) pursuant to the terms of the Senior Secured Revolving Credit Facility Agreement, dated as of April 30, 2012 (the “Credit Agreement”), among Medytox, MMM&S, MDI, PB Labs and the Lender. The funds were used for general corporate purposes. Under the Credit Agreement, Medytox could borrow up to an amount equal to the lesser of 80% of its Eligible Accounts (as defined in the Credit Agreement) and the revolving loan commitment, which initially was $550,000.

Medytox could request that the revolving loan commitment be raised by various specified amounts at specified times, up to a maximum of $4,000,000. In each case, whether to agree to any such increase in the revolving loan commitment was in the Lender's sole discretion.

On August 9, 2012, the Company borrowed an additional $525,000 in a second round of funding. These additional funds were also used for general corporate purposes.  In this second round of funding, certain changes were made to the terms of the Credit Agreement:

•	the revolving loan commitment was increased from $550,000 to $1,100,000 and was subject to further increase, up to a maximum of $4,000,000, in the Lender's sole discretion;

•	the maturity date of the loan was extended to February 8, 2013 from the original maturity date of November 30, 2012 (subject to the Lender's continuing ability to call the loan upon 60 days written notice); and

•	A prepayment penalty was added of 5% if substantially all of the loan is prepaid between 91 and 180 days prior to the maturity date, or 2.50% if substantially all of the loan is prepaid within 90 days of the maturity date.

On December 4, 2012, the Company borrowed an additional $650,000 in a third round of funding. These additional funds were used for general corporate purposes. In this third round of funding, certain additional changes were made to the terms of the Credit Agreement:

•	the revolving loan commitment was increased from $1,100,000 to $1,725,000 and was subject to further increase, up to a maximum of $15,000,000, in the Lender's sole discretion;

•	the maturity date of the loan was extended to September 3, 2013 from the previous maturity date of February 8, 2013 (subject to the Lender's continuing ability to call the loan upon 60 days written notice); and

•	A covenant was added to require that any subsidiary that is formed, acquired or otherwise becomes a subsidiary must guarantee the loan and pledge substantially all of its assets as security for the loan.

On March 4, 2013, Medytox borrowed an additional $800,000 from the Lender pursuant to the terms of Amendment No. 3 to Senior Secured Revolving Credit Facility Agreement, dated as of February 28, 2013 (“Amendment No. 3”). These additional funds were used in accordance with management's discretion. In connection with Amendment No. 3, Advantage Reference Labs, Inc., a newly-formed wholly-owned subsidiary of Medytox, now known as EPIC Reference Labs, Inc., entered into a Guaranty Agreement to guaranty the TCA loan and a Security Agreement to pledge substantially all its assets to secure its guaranty.

On July 15, 2013, the Company borrowed an additional $500,000 from the Lender pursuant to the terms of Amendment No. 4 to Senior Secured Revolving Credit Facility Agreement, dated as of September 30, 2013 (“Amendment No. 4”). In connection with Amendment No. 4, Alethea Laboratories, Inc. and International Technologies, LLC, wholly-owned subsidiaries of the Company, each entered into a Guaranty Agreement to guaranty the TCA loan and a Security Agreement to pledge substantially all its assets to secure its guaranty. The maturity date of the loan was extended to January 15, 2014 from the previous maturity date of September 3, 2013 (subject to the Lender's continuing ability to call the loan upon 60 days written notice). On August 12, 2013, the Company made a payment of $550,000 on the note. The maturity date of the loan was further extended to September 15, 2014.

64

The borrowings under this facility were paid in full on September 8, 2014.

On December 31, 2014, the Company borrowed $3,000,000 from D&D Funding II, LLC, an entity owned in part by a director of the Company. On February 27, 2015, the Company borrowed $30,000 from Alcimede LLC, of which our CEO is the sole manager. The loan was repaid on April 15, 2015. On February 3, 2015, the Company borrowed $3,000,000 from Alcimede LLC. The note has an interest rate of 6% and is due on February 2, 2016. On June 29, 2015, Alcimede exercised options granted in October 2012 to purchase one million shares of the Company's common stock at an exercise price of $2.50 per share. The loan outstanding was reduced in satisfaction of the aggregate exercise price of $2,500,000.

Liquidity and Capital Resources during the nine months ended September 30, 2015 compared to the nine months ended September 30, 2014

As of September 30, 2015, we had cash and working capital of $300,306 and $5,992,222, respectively. The Company's operations consumed cash in the amount of $5,877,843 for the nine months ended September 30, 2015 as compared to cash provided by operations of $7,940,427 for the nine months ended September 30, 2014. The net loss from operations for the nine months ended September 30, 2015 of $4,499,127 was the primary driver of this cash usage. Non-cash charges and changes in net operating assets and liabilities in the amount of $1,378,716 contributed to the net usage of cash to account for the cash consumed in the nine months ended September 30, 2015. The net income from operations of $11,534,233 for the nine months ended September 30, 2014, adjusted by non-cash charges and changes in net operating assets aggregating $(3,593,806) generated cash from operations of $7,940,427.

The Company's income tax liabilities were $3,578,381 and $8,087,946 as of September 30, 2015 and December 31, 2014, respectively. Of the $3,578,381 income tax liabilities as of September 30, 2015, $5,573,190 relates to 2014 partially offset by NOL carrybacks expected to be generated in 2015. On August 26, 2015, the Internal Revenue Service filed a lien against the Company relating to the 2013 federal tax liability (the “Lien”). On September 16, 2015, the Company paid the amount subject to such Lien.

Cash used in investing activities was $359,690 and $2,986,308 for the nine months ended September 30, 2015 and 2014, respectively. In the nine months ended September 30, 2015, the Company purchased property and equipment for $359,690. Cash used in investing activities for the nine months ended September 30, 2014 included $1,417,979 for the purchase of property and equipment and cash paid for acquisitions of $1,600,000, offset by cash received in acquisitions of $31,671.

Cash from financing activities was $4,131,593 for the nine months ended September 30, 2015 as a result of proceeds from the issuance of notes payable of $6,530,000 offset in part by dividends on Series B Preferred Stock of $1,589,321 and payments of capital lease of $751,586 and notes payable obligations of $57,500. Cash used in financing activities for the nine months ended September 30, 2014 was $7,331,807 and included $3,815,719 of dividends on Series B Preferred Stock, payments on notes payable of $3,234,939, and payments on capital lease obligations of $281,149.

Under terms of the Senior Secured Revolving Credit Facility agreement with TCA Global Credit Master Fund, LP, originally signed May 12, 2012 and as subsequently amended, the Company executed an Amended and Restated Revolving Promissory Note, due January 15, 2014, in the amount of $3,025,000. The note was extended by the lender from January 15, 2014 to September 15, 2014. The borrowings under this facility were repaid in full on September 8, 2014.

Effective September 11, 2015, the Company entered into a Securities Purchase Agreement with the Lender (the “Securities Agreement”). Pursuant to the Securities Agreement, the Lender may purchase from the Company up to $6 million of senior secured convertible, redeemable debentures. On September 11, 2015, the Lender purchased a $3 million debenture (the “Debenture”). The remaining $3 million of debentures may be purchased by the Lender in additional closings through September 11, 2017.

65

The Debenture has a maturity date of September 11, 2017 (the “Maturity Date”) and bears interest at a rate of sixteen percent (16%) per annum. Pursuant to the Debenture, for the first 12 months, the Company will make monthly payments of interest and for the second 12 months, the Company will make monthly payments of principal and interest to the Lender until the Maturity Date. The Company may redeem the Debenture in full and for cash at any time prior to the Maturity Date. Upon an event of default (as defined in the Debenture) that is not timely cured within an applicable cure period, the interest on the Debenture will immediately accrue at an interest rate equal to the lesser of (i) twenty-two percent (22%) per annum or (ii) the maximum interest rate allowable by law, and the Lender may, in its sole discretion, accelerate full repayment of all principal amounts outstanding, together with accrued interest thereon, together with all reasonable attorneys' fees, paralegals' fees and costs and expenses incurred by the Lender in collecting or enforcing payment.

The Debenture is guaranteed by Medytox Information Technology, Inc., Medytox Institute of Laboratory Medicine, Inc., Medical Billing Choices Inc., Medytox Diagnostics, Inc., Medytox Medical Marketing & Sales, Inc., PB Laboratories, LLC, Biohealth Medical Laboratory, Inc., Alethea Laboratories, Inc., International Technologies, LLC, EPIC Reference Labs, Inc., Clinlab, Inc., Medical Mime, Inc., Epinex Diagnostics Laboratories, Inc., Epinex Diagnostics Laboratories, Inc., and Platinum Financial Solutions, LLC (the “Guarantors”). The Debenture is also secured by a pledge of the assets of the Company and the various subsidiaries, including certain issued and outstanding shares of common stock of Medytox Medical Marketing & Sales, Inc., Medical Billing Choices Inc., Medytox Diagnostics, Inc., Medytox Information Technology, Inc. and Platinum Financial Solutions Ltd.

Critical Accounting Policies and Estimates

Our principal accounting policies are described in Note 2 of the consolidated financial statements incorporated by reference in this prospectus. The preparation of the financial statements in accordance with accounting principles generally accepted in the Unites States (“U.S. GAAP”) requires management to make significant judgments and estimates. Some accounting policies have a significant impact on amounts reported in these financial statements. Our financial position and results of operations may be materially different when reported under different conditions or when using different assumptions in the application of such policies. In the event estimates or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information. Significant accounting policies, including areas of critical management judgments and estimates, include the following:

Revenue Recognition

Service revenues are principally generated from laboratory testing services including chemical diagnostic tests such as blood analysis and urine analysis. Net service revenues are recognized at the time the testing services are performed and are reported at their estimated net realizable amounts.

Net service revenues are determined utilizing gross service revenues net of contractual allowances. Even though it is the responsibility of the patient to pay for laboratory service bills, most individuals in the United States have an agreement with a third party payer such as Medicare, Medicaid or a commercial insurance provider to pay all or a portion of their healthcare expenses; the majority of services provided by Medytox are to patients covered under a third party payor contract. Despite follow up billing efforts, the Company does not currently anticipate collection of a significant portion of self-pay billings including the patient responsibility portion of the billing for patients covered by third party payors. The Company currently does not have any capitated agreements. In the remainder of the cases, Medytox is provided the third party billing information and seeks payment from the third party under the terms and conditions of the third party payer for health service providers like Medytox. Each of these third party payers may differ not only with regard to rates, but also with regard to terms and conditions of payment and providing coverage (reimbursement) for specific tests. Estimated revenues are established based on a series of procedures and judgments that require industry specific healthcare experience and an understanding of payer methods and trends.

66

We review our calculations on a monthly basis in order to make certain that we are properly allowing for the uncollectable portion of our gross billings and that our estimates remain sensitive to variances and changes within our payer groups. The contractual allowance calculation is made on the basis of historical allowance rates for the various specific payer groups on a monthly basis with a greater weight being given to the most recent trends; this process is adjusted based on recent changes in underlying contract provisions and shifts in the testing being performed. The provision for bad debts represents our estimate of net revenues that will ultimately be uncollectable and is based upon our analysis of historical payment rates by specific payer groups on a monthly basis with primary weight being given to the most recent trends; this approach allows bad debt to more accurately adjust to short-term changes in the business environment. These two calculations are routinely analyzed by Medytox on the basis of actual allowances issued by payers and the actual payments made to determine what adjustments, if any, are needed.

Contractual Allowances and Doubtful Accounts

Accounts receivable are reported at realizable value, net of allowances for contractual credits and doubtful accounts, which are estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for contractual credits and doubtful accounts. In addition, the Company regularly assesses the state of its billing operations in order to identify issues which may impact the collectability of these receivables or reserve estimates. Receivables deemed to be uncollectible are charged against the allowance for doubtful accounts at the time such receivables are written-off. Recoveries of receivables previously written-off are recorded as credits to the allowance for doubtful accounts. Historically, revisions to the allowances for doubtful accounts estimates are recorded as an adjustment to provision for bad debts within selling, general and administrative expenses.

During the third quarter of 2014, the Company corrected the classification of the provision for bad debts from a component of operating expenses to a reduction in revenues. This presentation is required under U.S. GAAP due to the uncertainties of collection of the self-pay portion of patient service revenues.

Impairment or Disposal of Long-Lived Assets

The Company accounts for the impairment or disposal of long-lived assets according to the Financial Accounting Standards Board's (“FASB”) Accounting Standards Codification (“ASC”) 360 “Property, Plant and Equipment”. ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

Fair Value of Financial Instruments

The Company's balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820 “Fair Value Measurements and Disclosures” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) a reporting entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

67

Level 1 -	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 -	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means; and

Level 3 -	Inputs that are both significant to the fair value measurement and unobservable.

Stock-Based Compensation

The Company accounts for Stock-Based Compensation under ASC 718 “Compensation – Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

On September 25, 2013, the Company's board of directors approved and adopted Medytox Solutions, Inc. 2013 Incentive Compensation Plan (the “Plan”). The Plan was approved by the holders of a majority of the voting stock of the Company on November 22, 2013. The Plan provides for the grant of shares of common stock, options, performance shares, performance units, restricted stock, stock appreciation rights and other awards. As of December 31, 2013, no awards had been granted under the Plan. As of April 15, 2015, options to purchase 1,035,000 shares of common stock and 210,000 restricted shares of Common Stock have been granted to the Company's employees and consultants under the Plan.

The Company accounts for stock-based compensation awards to non-employees in accordance with ASC 505-50, Equity-Based Payments to Non-Employees. Under ASC 505-50, the Company determines the fair value of the options, warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options or warrants issued to non-employees are recorded in expense and additional paid-in capital in stockholders' equity/(deficit) over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options or warrants at the end of each period.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

68

INFORMATION WITH RESPECT TO COLLABRX'S BUSINESS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes incorporated by reference in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements and Industry Data.”

All references to “we,” “us,” the “Company” or “CollabRx” in this section refer to CollabRx, Inc., which changed its name to Rennova Health, Inc. effective November 2, 2015.

All share and per share values in this section do not reflect the 1 for 10 reverse stock split effective as of November 2, 2015.

Overview

CollabRx, Inc. develops and markets medical information and clinical decision support products and services intended to set a standard for the clinical interpretation of genomics-based, precision medicine. Building on a comprehensive and specialized knowledge base, software systems that facilitate dynamic updating and automated reporting, and a large network of independent expert clinical advisors, we have developed a suite of unique and differentiated information products and services. These products include a scalable system for providing high-value information on biomarkers and related therapies for inclusion in reports prepared by diagnostic labs reporting on the results from their multi-biomarker genomic-based tests. In addition, we have developed decision-support tools for physicians and patients to assist with treatment planning for advanced cancer, offered over the Internet in both web-based and mobile apps. We believe that both product sets are highly synergistic, and allow opportunities for enhancement, cross-fertilization and adoption that go beyond what each would offer individually.

Our overall vision is that we are at the dawn of an era of explosive growth of data and information generated at the molecular level that must be interpreted and contextualized into knowledge before it can be used effectively by either physicians or patients. We regard this knowledge as being the most valuable portion of the molecular diagnostic process and we believe that all sectors of the healthcare industry, including providers, insurers, drug developers and patients, are potential users of this knowledge. We aim to deliver our proprietary interpretive content as quickly as possible and in as many usable forms as possible via the Internet.

We are just entering our commercialization phase. The systems and approach that we have developed can be applied to many disease states, but we have chosen to focus initially on cancer, an area of tremendous need and potential. We believe that our approach is unique, disruptive in the market and well timed, offering the potential for high growth, profitability and above average returns for investors.

We support oncologists and pathologists in their efforts to plan treatment approaches for their advanced cancer patients. We do so through three major information products, all of which are based on a proprietary knowledgebase that is informed by external data sources, our in-house experts, and a large network of independent clinical advisors. We attempt to gather together much of the data and evidence that is relevant to different therapeutic approaches in the context of the presence of specific genetic biomarkers, relating those to the relevant drugs and clinical trials that may help a physician plan a treatment approach for a patient. Similar to an electronic library, we focus on keeping the information comprehensive, accurate, current and easy to access. Currently, our information products include the following:

Product	Users	Description	Business Model
Genetic Variant Annotation Service™ (GVA™)	Pathologists and Laboratory Medical Directors via cloud-based servers	Automated clinical interpretation of tumor genetic alterations (mutation and copy number variation)	Laboratories pay $75-$150 per test event or purchase annual subscription
Therapy Finders® for Melanoma, Colorectal and Lung Cancer and Metastatic Breast Cancer	Oncology professionals at the point-of-care	Web-based expert systems for clinical decision support	Advertising and sponsorship sharing with on-line media partner MedPage Today
CancerRx	Oncology professionals at the point-of care	Mobile app with reference tools, social media, and expert systems	Advertising and sponsorship sharing with media partner MedPage Today

69

Since launching our Genetic Variant Annotation Service (GVA) in August 2013, several prominent diagnostic laboratories, comprehensive cancer centers and life science companies have become customers of and/or partners in this product, including: Life Technologies, Inc. (now Thermo-Fisher, Inc., Carlsbad, California), Affymetrix, Inc. (Santa Clara, California), OncoDNA, SA (Brussels, Belgium), Sengenics, Pte., Ltd. (Singapore), Cynvenio Biosystems, Inc. (Westlake Village, California), Quest Diagnostics, Inc. (Madison, New Jersey), CellNetix Pathology and Laboratories (Seattle, Washington), Genoptix (a Novartis company, Carlsbad, California), The Jackson Laboratory for Genomic Medicine (Bar Harbor, Maine), The University of Chicago Medical Center (Chicago, Illinois) and The Ohio State University Medical Center (Columbus, Ohio).

Our Therapy Finders® and CancerRx were made available free to physicians and patients via our on-line media partner, MedPage Today, the professional property of Everyday Health, Inc. On June 16, 2015, we terminated our exclusive agreement with MedPage Today which is run by Everyday Health, Inc. We are in the process of updating Therapy Finders® and/or developing alternative decision support products for distribution directly by us or in connection with other on-line media partners. We continue to offer our Therapy Finders® on the CollabRx website.

Company Background

CollabRx (f/k/a Tegal) was formed in December 1989 to acquire the operations of the former Tegal Corporation, a division of Motorola, Inc. We designed, manufactured, marketed and serviced specialized systems used primarily in the production of semiconductors and micro-electrical mechanical devices, including integrated circuits, memory devices, sensors, accelerometers and power devices. Beginning in late 2009, we experienced a sharp decline in revenues resulting from the collapse of the semiconductor capital equipment market and the global financial crisis. In a series of transactions from 2010 to 2012, we sold the majority of our operating assets and intellectual property portfolio. During the same time period, our Board of Directors evaluated a number of strategic alternatives, which included the continued operation of the Company as a stand-alone business with a different business plan, a merger with or into another company, a sale of the Company's remaining assets, and the liquidation or dissolution of the Company. We investigated opportunities within and outside the semiconductor capital equipment industry and evaluated a number of transactions involving other diversified technology-based companies. Throughout this process, we developed and refined our criteria for a business combination, with an eventual focus on the healthcare industry, and specifically information technology and services within the healthcare industry.

On July 12, 2012, we completed the acquisition of a private company called CollabRx, Inc. (the “2012 Merger”), pursuant to an Agreement and Plan of Merger dated as of June 29, 2012 (the “2012 Merger Agreement”). As a result of the 2012 Merger, CollabRx became a wholly-owned subsidiary of the Tegal Corporation. In consideration for 100% of the stock of CollabRx, we agreed to issue an aggregate of 236,433 shares of common stock, representing approximately 14% of the Company's total shares outstanding prior to the closing, to former CollabRx stockholders. As of July 12, 2012, these shares had a fair value of $932,000. We also assumed $500,000 of existing CollabRx indebtedness through the issuance of promissory notes. The principal amount of the promissory notes is payable in equal installments on the third, fourth and fifth anniversaries of the closing date of the 2012 Merger, along with the accrued but unpaid interest as of such dates. Prior to the closing of the 2012 Merger, we provided $300,000 of bridge financing to CollabRx. After the completion of the 2012 Merger, this loan was reclassified to be included as part of the purchase price, and the loan was thereby extinguished. In addition, in connection with the 2012 Merger, we granted a total of 368,417 restricted stock units (“RSUs”) and options as “inducement grants” to newly hired management and employees, all subject to four-year vesting and other restrictions. In December 2012, an aggregate of 215,475 RSUs were forfeited in connection with the resignation of James Karis as our Co-Chief Executive Officer.

70

The Cancer Market and Genomic Testing

Cancer is a worldwide health concern. In 2002, cancer eclipsed heart disease as the number one cause of death in the U.S. for individuals under the age of 85, according to the National Cancer Institute. In the U.S., nearly 12 million individuals are living with a cancer diagnosis, approximately 7 million individuals are being treated for cancer, approximately 1.5 million new cases are diagnosed each year, over 600,000 people die from cancer each year (6 million deaths worldwide), and nearly 1 in 3 females and 1 in 2 males will be diagnosed with cancer in their lifetime, according to the American Cancer Society. Age is the number one risk factor for the development of cancer. Nearly 80% of cancers are diagnosed in individuals aged 55 years and older, which is the fastest growing age segment of the U.S. population according to the U.S. Census Bureau. JPMorgan recently estimated that the total market opportunity for testing in cancer is estimated at $10 billion in 2014 in the U.S. alone, growing to $25 billion by 2018, but this opportunity has only been partially tapped.

Cancer treatment and research has been experiencing an unprecedented explosion of knowledge in the past 5-10 years. There are over 500 new cancer therapies in pre-clinical development, thousands of diagnostic labs (private and hospital based), more than 10,000 cancer-related clinical trials are currently ongoing, and over 100,000 cancer-related papers are published in the scientific literature annually, according to PubMed and ClinicalTrials.gov. The knowledge explosion is associated with two interrelated key drivers: (i) cancer is fundamentally a disease of the genome, (i.e., genetic mutations cause cancer), and (ii) the costs and time to sequence genes (and discover mutations that can be targeted for therapy) have been falling at an increasing rate, driven principally by new sequencing technologies commonly referred to as “Next Generation Sequencing” or “NGS”. The concept of a “$1,000 genome” has broad psychological implications since it represents the price point at which leading experts believe that every cancer genome will be sequenced.

Large-scale genetic sequencing studies in tumors are rapidly uncovering mutations in genes that can be selectively targeted by pharmaceutical and biotechnology companies. There were fewer than 10 cancer genes in 2008 in which genetic aberrations were strongly associated with treatment implications. By comparison, there is broad consensus that there are currently approximately 50 such genes based on recent studies, a number that is expected to double in the next year even as additional mutations are being discovered in genes already associated with cancer. Currently there are approximately over 95 biomarkers representing thousands of mutations in aggregate that are associated with at least some level of clinical actionability. This number is expected to increase rapidly as new discoveries are made.

Competitive Strengths

Faced with this explosion of data that results from the sequencing of multiple genes with hundreds of possible mutations within a single patient tumor, hospital laboratories, diagnostic companies and physicians alike are faced with the challenge of learning about evaluating, and staying current with the therapeutic implications of the presence of such mutations in their patient's tumor biopsies. CollabRx is differentiated and unique as an information company. We are not a diagnostic lab offering a particular test or series of tests in cancer diagnostics. Instead, we have focused exclusively on the information, analysis and interpretation-based steps in the diagnostic workflow, developing and refining the increasingly complex task of delineating the relationship between known or studied biomarkers in cancer with the therapeutic strategies that the published evidence supports. With our web-based and mobile apps, we provide a means for physicians to access our knowledgebase easily at the point-of-care. For laboratories, we provide a credible, third party resource for the dynamic information and analysis that is needed to interpret the results of genetic tests.

In general, the diagnostic testing workflow for multi-gene cancer testing is comprised of the following steps, with CollabRx focused on the last three:

•	Specimen Handling - including acquisition, transport and acceptance by the lab

•	Sample Prep – extraction of DNA from specimen tissue and preparation for NGS testing

•	Genetic Analysis – sequencing, which results in raw sequencing data file suitable for exporting from platform

71

•	Bioinformatics – variant calling and quality filtering, resulting in a structured VCF file

•	Data Analysis / Interpretation – identification of “actionable” variants and clinical decision support algorithms

•	Reporting – visual analysis, report configuration in format suitable for physicians

•	Downstream Analytics - compare results across patients; correlate with clinical outcomes; integrate with EMR data

Our conviction is that the interpretation and reporting of genomic-based test results will become the key differentiator in the market, as opposed to the design and performance of the test itself, given the rapid commoditization of NGS data generation and inherent lack of intellectual property in the sequencing steps. Ultimately, we believe physicians will judge the quality of a diagnostic test based on the quality of the report, and how well it supports the treatment decision process. This requires a fine balance between comprehensiveness of content and brevity, the ability to prioritize test results based on the inclusion of additional test or patient data, methods to explore the supporting evidence, and a variety of means to access the report. All of these features are either in our current products or on our product roadmap and we believe that we have substantially more experience in determining the information that should be included and features of a report than any other company of our type. Furthermore, there are significant capital efficiencies in operating as an information and data analytics company, as opposed to a vertically integrated, clinical laboratory. We believe that the evolving regulatory and competitive landscape in genomics-based medicine favors our approach over that of an integrated lab. We are platform agnostic, independent, adaptable and unregulated.

We believe that diagnostic companies, medical centers, hospital labs and other community-based labs interested in developing a genomics testing capability will confront the challenges associated with developing and maintaining a clinically-oriented, evidence-based biomarker reference database, and increasingly will realize that it is better to “buy” than to “build.” As a first-mover in developing an independently vetted, comprehensive, and frequently updated knowledge base in clinical oncology, as well as the means to address large-scale testing, we believe that we have a significant and sustainable lead over other organizations, including those that have traditionally been involved in or serve the genomics-based research community.

In addition, we believe that it is important to address physician needs for information directly, rather than solely via diagnostic laboratories. For this reason we have continued the development of our web-based and mobile applications, addressing oncologists and pathologists at work and at home, providing a resource for both education and for decision-support. Through these point-of-care products, we strive to build a recognizable brand identity as a reliable and credible resource for molecular information in cancer that extends past “guidelines” or the “standard of care” which are both typically months or years behind where the evidence and thought leaders believe treatment strategies for their advanced cancer patients can be found.

Our ability to compete in these markets and our ability to serve the needs of physicians treating advanced cancer patients rest on a set of principles and ideas that are potentially very disruptive to the markets that we serve and which offer an opportunity for extraordinary growth and profitability. We believe that the following attributes of CollabRx provide a sustainable competitive advantage:

•	Our proprietary knowledgebase is focused on actionable information for physicians – CollabRx medical and scientific content is organized in a knowledgebase that expresses the relationship between genetic profiles, other aspects of the medical record (e.g., stage, prior treatments), and therapy considerations including molecular diagnostics, medical tests, clinical trials, drugs, biologics, and other information relevant for treatment planning. Capturing how highly respected practicing physicians use this information in the clinical setting further refines the knowledgebase. Importantly, all content is dynamically updated to reflect the continual release of relevant information into the public domain; updates are provided monthly. Our focus is on providing actionable information that physicians can use to plan treatment strategies for their advanced cancer patients and identifying the evidence in the public domain that justifies the therapy options presented.

72

•	Our automated software platform is scalable and capable of handling high test volumes and fast turn-around times – The CollabRx “Semantic Integration Platform” or SIP brings together methods to track important changes in molecular oncology from numerous sources, including the published literature and many of the centralized publicly available databases utilized by biomedical and translational clinician/scientists. The SIP is a powerful analytical platform for identifying actionable biomarkers, and incorporates specialized tools that help our knowledge engineers in the curation of the source material. It manages the uploading and analysis of customer provided test results, accumulates and prepares data and reports for export, and provides systems for quality assurance, automated approval, change management, documentation and project management. Our SIP provides CollabRx with a scalable, interactive service that can handle large test volumes and still maintain fast turn-around times for our customers.

•	Our large network of independent expert clinical advisors – We currently have a large network of independent, uncompensated expert advisors, organized by both tissue-specific editorial boards and pan-cancer or biomarker-centric boards, that provides a unique, unbiased mechanism to inform and prioritize treatment strategies based on evidence. Currently, portions of our knowledge base that inform our Therapy Finders® (and which already include markers for histopathology, stage, prior treatment history and molecular tests) are invoked when the biomarker test results also include a diagnosis matching one of our Therapy Finders®. Over time, we believe that through the formation of additional editorial boards and the development of additional Therapy Finders®, we will have a means to broaden and enrich our knowledge base in a way that addresses what promises to be an evolving need for more complex, comprehensive and independent decision support. We write and publish with our advisors in the peer-reviewed literature and at conference proceedings, select methods and frameworks by which we qualify the clinical actionability of biomarkers, and participate in original studies that leverage these standards.

•

Our first-mover advantage and independence - We believe that CollabRx is the first company to have focused exclusively on the information-based, value-added steps of the diagnostic testing workflow in the context of providing clinical grade interpretation of multi-gene testing in cancer, separate from the processing of tissue samples in a laboratory environment. We have built our knowledgebase, software platform and information products over several years with an investment of nearly $20 million. Without a diagnostic panel or test of our own, we can remain agnostic both with respect to the test vendor and the testing platform. In addition, since our network of independent expert advisors comes from over 26 prominent institutions from 6 countries, we believe that we can also avoid any inherent or institutional bias in the analysis of test results and the formation of therapeutic options for cancer patients.

Growth Strategy

Our strategic vision is to become a leading source of high value, independently reviewed, actionable information on molecular medicine that supports decision-making by physicians and patients, embodied in tools and services whose performance or use allow us to accumulate data that is valuable to paying segments of the health care ecosystem. We intend to build our information franchise first in oncology, and then expand to other genomics-based disease areas that are amenable to our approach of automated, scalable, and expert-vetted content creation and distribution.

Payors, individual practitioners and patients alike will increasingly want to understand the power and utility of biomarkers and their associated targeted therapies in connection with treatment planning. By making our knowledge base accessible through easy to use web-based and mobile apps, we believe that we can extend our franchise beyond oncology, cross-sell related products and provide a service that is currently unmatched in the health care marketplace.

73

Our growth strategy includes the following key elements:

Marketing of our Genetic Variant Annotation™ Service (GVA™) into additional segments within the clinical diagnostic laboratory market. Since launching the GVA, we have been engaged primarily in a business development effort with the largest general reference laboratories, with the belief that these laboratories will eventually make up a large portion of all of the genomic tests administered to cancer patients. We have also been successful in attracting some of the most prominent specialty reference laboratories in the US. We intend to continue to formalize our approach to these market segments, relying more on marketing than business development. We have had some success in penetration of the important academic hospital lab segment, but intend to do more in this segment, likely in association with strategic partners. The additional segments of community hospital labs and research labs are not prominent short-term targets for the GVA, but will be addressed via partnerships with other companies for whom these are target markets. While most cancer patients are treated in community hospitals, their in-house laboratories currently rely largely on either the general or specialty reference labs for cancer genomic testing.

Forming strategic partnerships with life science companies to expand GVA biomarker coverage and utility and to engage with them in cooperative marketing efforts. An example of such a strategic partner is Affymetrix, Inc., which has supported our inclusion of Copy Number Variation (CNV) data, which along with sequencing data, provides a comprehensive genetic profile of somatic tumors. In addition to supporting the inclusion of CNV data in our GVA, Affymetrix is supporting a cooperative marketing effort to their clinical research customers. Another life science company with whom we were engaged in the early development of our GVA was Life Technologies, Inc. (now a part of Thermo-Fisher). We are actively seeking additional strategic partnerships with life science and other large companies to both expand the utility of our GVA and to market to our mutual customers.

Forming partnerships with companies in the diagnostic testing workflow to enhance the GVA and to expand our customer base. Particularly in the academic hospital laboratory segment, there is a wide range of capabilities in the area of information technology (IT). A certain base level of IT capability is needed to design, manage and track test results and to prepare reports for ordering physicians. Several companies with whom we have entered agreements, such as GeneInsight, Inc., have developed product offerings in these areas. Our aim is to be able to offer our GVA content through such IT platforms. In addition, we have established a partnership with Omicia, Inc. which offers both IT support to labs and provides a powerful platform and algorithm for genomic research. We are also seeking to tie-up with companies that are integrated into or offer Electronic Medical Records, to facilitate the integration and reporting of additional high value patient data, such as clinical outcomes.

Supporting the advertising and sponsorship sales activities of Everyday Health, Inc. in connection with the current and future Therapy Finders® and CancerRx mobile apps. With the successful launch of the CancerRx mobile app in connection with MedPage Today, the sales and marketing teams of Everyday Health have been actively recruiting advertising and sponsorships for the app, which is free to registered users of MedPage Today. We intend to provide our specialized expertise related to the information needs of oncologists and pathologists to promote CancerRx to the largest pharmaceutical and diagnostic companies. In addition, we intend to develop additional Therapy Finders® for other cancers and other tools and features that will drive repeat usage for inclusion on both MedPage Today and CancerRx. Eventually, with continued and prolonged use of the app by physicians, we will be able to develop anonymous data sets which we believe will be of assistance to the detailed sales efforts of our sponsors and advertisers. On June 16, 2015, we terminated our exclusive agreement with MedPage Today which is run by Everyday Health, Inc. We are in the process of updating Therapy Finders® and/or developing alternative decision support products for distribution directly by us or in connection with other on-line media partners. We continue to offer our Therapy Finders® on the CollabRx website.

Products and Technology

We are focused on developing and delivering content-rich knowledge-based products and services that inform healthcare decision-making, with an emphasis on genomics-based “precision” medicine and big data analytics. Our proprietary content is organized in a knowledge base that expresses the relationship between genetic profiles and therapeutic options, including molecular diagnostics, medical tests, clinical trials, drugs, biologics, and other information relevant for cancer treatment planning. We have developed a method for capturing how practicing physicians use this information in the clinical setting, by incorporating within the knowledge base the views of a large network of independent key opinion leaders in medicine and medical research. We currently deliver our proprietary content to users via web-based applications and services in the “cloud” serving physicians and their patients in two settings: (i) at the point-of-care in the “clinic”, and (ii) indirectly, as a part of a genetic test report provided to an ordering physician by a diagnostic testing laboratory, (i.e., the “lab”). Portions of our web-based applications are currently available free to physicians and patients through commercial on-line media partners under a license plus advertising or sponsorship revenue sharing arrangement. The content that we offer to laboratories is sold based on a variation of a “Software as a Service” or SaaS business model, in which our content is provided on a one-time, subscription or per test basis. We also receive fee-for-service payments in connection with customized user interfaces to our database.

74

We use the term “big data” to refer to datasets whose size is beyond the ability of typical database software tools to capture, store, manage, and analyze. We use the term “cloud” to mean a product or service that can be delivered via the Internet, usually on a pay-for-use or subscription basis, versus the purchase and installation of enterprise-based software, which typically requires investments in both software and hardware, often also requiring large-scale customization efforts.

We search publicly available databases as source documents for our knowledgebase. Such databases include those that are available, either free or on a commercial basis, in the areas of clinical trials, drugs, investigational compounds, biomarkers, bioinformatics, cancer oncology and literature. We then aggregate, annotate and integrate these datasets for the purpose of defining the relationship of biomarkers to therapeutic strategies, drugs and clinical trials. None of the individual databases we utilize as sources provide information on the interrelationships of these discrete elements. In addition, CollabRx has developed a process for incorporating the guidance of our network of physician and research advisors in the selection of the most relevant data for specific diagnoses, histopathological data, prior treatments and biomarkers. The result of this software and expert-assisted process is proprietary content that includes decision rules, succinct statements of therapeutic strategy and a comprehensive listing of appropriate drugs and clinical trials, all related to specific aberrations which might be observed in connection with genomic testing.

Although the process and results are proprietary, we always refer to the relevant source documentation that provides the support for the identification of an actionable biomarker, typically a peer-reviewed, published paper. In this way, we avoid the “black-box algorithm problem” which is prevalent in other companies' predictive analytical models, but is not currently a trusted methodology in medical practice. Our proprietary content is incorporated into our knowledgebase, which is updated regularly with the assistance of a large network of independent advisors, and which forms the basis for all our products and services.

In addition to analyzing the sequencing data that we collect, we intend to pursue collaborative arrangements with other companies and entities that provide contract research services to oncology practices, conduct in-house clinical and translational research, collect information on patient outcomes and link this information to genetic sequencing data, and calculate the relative costs and benefits associated with different diagnostic tests and therapies. We expect such efforts to lead to novel insights and advances to improve the quality of cancer care and reduce the costs of delivering it.

The physicians and researchers within our network of advisors have agreed to participate in our efforts for an indefinite term, on an uncompensated basis, and without a formal agreement. The board assignments, biographies and current affiliations of all of our advisors are posted on our website.

The systems and approach that we have developed for knowledge aggregation, content creation and expert advisory management can be applied to many disease states, but we have chosen to focus initially on genomic medicine in cancer, which is sometimes referred to as “precision oncology.” This is an area of tremendous activity and promise, where clinical research in genomics has given rise to scores of “targeted” therapies that have proven in many cases to prolong the lives of cancer patients. We believe that oncology is also the area of greatest need, where physicians and patients lack convenient access to clear and easy-to-understand information about which drugs, tests and clinical trials should be considered in constructing a cancer treatment plan based on the genetic profile of a tumor. Our overall vision is that we are at the dawn of an era of explosive growth of data and information generated at the molecular level that must be interpreted and contextualized into knowledge before it can be used effectively by either physicians or patients. We regard this knowledge as being the most valuable portion of the molecular diagnostic process and we believe that all sectors of the healthcare industry, including providers, insurers, drug developers and patients are potential users of this knowledge. We aim to deliver our proprietary interpretive content as quickly as possible and in as many usable forms as possible, via the Internet.

75

Products

Therapy Finders® and CancerRx Mobile App

Our Therapy Finders® web-based application serves as an initial user-interface to the underlying knowledge base. It is available free of charge on our website. Our Therapy Finders® are also offered to registered physicians through MedPage Today, an offering of Everyday Health, Inc. MedPage Today is a rapidly growing online site that serves 96% of all oncologists and 1.6 million monthly online unique users. Our agreement with Everyday Health provides for an annual license fee payable to our Company and sharing of sponsorships and advertising revenue generated by Everyday Health.

Our Therapy Finders® products are available free-of-charge on our website. Our Therapy Finders® are a series of cancer-specific, web-based apps which are accessed by physicians and patients, usually in the physician's office. After indicating a number of pre-set options related to stage of cancer, histopathology, prior treatments and presence of biomarkers on an input page, the physician is presented with a results page which explains the role of the biomarker, identifies a possible therapeutic strategy for that particular set of inputs, along with tabs associated with searchable lists of relevant drugs and clinical trials. Therapy Finders® are an interactive, informational and educational resource for both physicians and patients, and can be used for decision-support. Therapy Finders® do not provide the level of detailed information on specific test results that are available from the GVA. Therapy Finders® are offered free of charge and the advisors associated with the development and updating of each app are prominently featured. The development and distribution of Therapy Finders® is partially supported by sponsorships and advertising revenue. Our aim is to make this tool available as widely as possible, through as many channels as possible, to help community physicians understand the relevance of biomarker testing and the availability of potential therapies for their advanced cancer patients.

Our Therapy Finders® products are available on both our website and on the MedPage Today website. There is no material difference between the Therapy Finders® presented on both websites. The only differences are cosmetic, such as background color and placement of individual frames. Initially, the language used in our Therapy Finders® presented on our website was geared toward patients. When the opportunity arose in connection with MedPage Today, we modified the language to be more physician-friendly and indicated this by appending “Professional” to the title “Therapy Finder.” In order to avoid confusion, we replaced the patient oriented version on our website with the professional version that is distributed through MedPage Today. At the same time, we also undertook to revise the other Therapy Finders® appearing on our website, but not yet distributed through MedPage today, to the professional (physician-friendly) version, and labeled them as such. Nevertheless, we anticipate offering both professional and patient oriented versions of our Therapy Finders® in the future.

In 2014, we redesigned our Therapy Finders® so that they could be accessed by physicians using the iOS operating system from Apple, Inc. via an iPhone or an iPad, and have named this mobile application “CancerRx.” CancerRx was co-developed with MedPage Today of Everyday Health, Inc., with the ownership of the application retained by CollabRx. A special feature of CancerRx is a daily oncology newsfeed from MedPage Today, all with real-time over the air updates. Under our agreement with MedPage Today each company absorbs its own costs for the development, and we share the gross advertising, sponsorship and data analytics revenues associated with the app. We launched CancerRx during the first fiscal quarter of fiscal year 2015.

On June 16, 2015, we terminated our exclusive agreement with MedPage Today which is run by Everyday Health, Inc. We are in the process of updating Therapy Finders and/or developing alternative decision support products for distribution directly by us or in connection with other on-line media partners. We continue to offer our Therapy Finders on the CollabRx website.

76

Genetic Variant Annotation™ Service (GVA™)

Within the clinical laboratory market segment, our current offering provides the clinical interpretation of genetic variants present in human tumor biopsies, and is sold directly to diagnostic labs that perform molecular testing on patients. Our “Genetic Variant Application” or “GVA” is compiled dynamically by our software platform to provide specific insights to a patient's diagnostic test results on a test-by-test basis. The GVA results are provided to laboratories in a variety of forms, including with a front-end user interface or directly integrated into a customer's laboratory information management system. Drawing on our interactive and up-to-date knowledge base, a diagnostic lab medical director can select the most relevant insights for a particular patient at the time of testing, and incorporate those insights on potential therapeutic strategies within the report that is transmitted directly back to the ordering physician (typically an oncologist or pathologist). Our content is branded and identified as “Powered by CollabRx” within the test report. We deliver the GVA product via a cloud-based variation on a SaaS business model, and we receive payment directly from the diagnostic laboratory, typically on a per-test basis. Because we are independent and focused exclusively on providing information on actionable biomarkers, we are able to offer our service to many of the hundreds of laboratories globally that offer genetic testing of cancer tumors.

The GVA is a service offered to diagnostic testing laboratories, including academic medical centers and commercial laboratories. Our lab customers provide us with a test result, usually in the form of an electronic file that represents the results of a genomic test, typically from a “Next Generation Sequencing” (NGS) or similar testing platform. We analyze the test results for the purpose of identifying those aberrations which we have annotated in advance as being “actionable” (i.e., related to a therapeutic strategy). We provide the testing lab with a report, incorporating specific information regarding identified biomarkers and associated therapeutic strategies for each, along with relevant drugs and clinical trials, to a level and in a format that we have agreed in advance with our customer. We are compensated for this service either on a per-test or on a volume-adjusted subscription basis. This service is not available to the public and is not available on our website. To date we have signed SaaS-based, multi-year agreements with Life Technologies, Inc. (Carlsbad, California), OncoDNA, SA (Brussels, Belgium), Sengenics, Pte., Ltd. (Singapore), Cynvenio Biosystems, Inc. (Westlake Village, California), Quest Diagnostics, Inc. (Madison, New Jersey), CellNetix Pathology and Laboratories (Seattle, Washington), Genoptix (a Novartis company) (Carlsbad, California), and The Jackson Laboratory for Genomic Medicine (Bar Harbor, Maine).

Technologies

The knowledge base that underlies our clinical and laboratory is focused on the “actionable” molecular biomarkers and evidence-based medicine that guides the selection of therapeutic options. We determine “actionability” based on a defined set of measures of the strength of evidence and other objective criteria supporting different levels of “actionability”. The information that we aggregate, synthesize and report to physicians is based solely on data available publicly in the medical literature. It is referenced with respect to its source documentation and is vetted for appropriateness and relevance as needed by our network of more than 75 independent key opinion leaders, whose identities and biographies are posted on our website. In these important ways we are transparent in our approach to providing the information that supports the day-to-day decisions made by practicing physicians. We have simplified and made more efficient the process by which many physicians would otherwise collect the needed information to make or support clinical decisions (e.g., web search followed by reading). We have performed the searches and compiled the relevant information in advance on behalf of users, ensuring that the information is comprehensive, relevant and up-to-date. Basically, we provide an easy-to-use, efficient, interactive on-line library for practicing oncologists and laboratory medical directors.

We have developed sophisticated, artificial-intelligence-based software programs that allow us to aggregate data from publicly available sources of published, peer-reviewed scientific and medical literature, abstracts and case reports. Our “Semantic Integration Platform”, or SIP, allows us to update on a regular and frequent basis a proprietary knowledge base that links several external and internal databases with information on known and emergent biomarkers, molecular tests that are available to assist with further diagnoses, drugs and compounds that have either been approved as drugs or are under investigation, and the relevant clinical trials that are recruiting patients for further research. All of this information is referenced to published source documentation. We annotate and curate the basic information, creating high-level summaries designed to contextualize for physicians and patients the relationships between the identified biomarkers and the available testing and treatment options.

77

Fundamental to our business is the concept that “thought-leader” medicine drives advances in clinical practice. Physicians and researchers in the major cancer centers in the United States and abroad that oversee cutting-edge clinical research are discovering new treatment and testing options for patients at an increasingly rapid pace, due in large part to advances in testing and information technology. Treatment options that are incorporated into routine clinical practice “standard of care” guidelines fail to keep up with the rapid pace of discovery in the research laboratories. We have addressed this problem by assembling a large network of leading oncologists and researchers and by providing them with a platform to integrate their knowledge into clinical practice and to distribute that knowledge widely to other practicing physicians. Generally speaking, most patients at this stage are “beyond the standard of care.” We believe this “democratization” of thought-leader medicine is disruptive to the status-quo of compartmentalized, institution-based diagnosis and treatment.

Building on the well-established conceptual framework for publishing in medicine, we have assembled a network of Editorial and Advisory Boards of independent physicians and researchers, based around specific expertise in organ or location-based cancers (e.g., melanoma, colorectal, breast, prostate, etc.) and “pan-cancer” (a biomarker-centric, non-location specific view). Each Editorial Board has a Chairperson and consists of 6 – 12 additional experts recruited by the Chair and assembled specifically to help us model each disease on a molecular level, to create decision nodes for the consideration of additional testing or therapy options, and to weigh alternative treatments against the highest quality of peer-reviewed scientific and medical evidence. Several of our models have been co-authored by our Editorial Board members and published in open access, peer-reviewed journals. The decision-support features of the knowledge have been developed into easy-to-use, web-based Therapy Finder™ applications that we have made available to physicians and patients free of charge on our website and through other online media outlets. In this way, we fulfill our commitment to transparency and the democratization of thought-leader medicine.

Customers

As we transitioned into healthcare, our customers changed materially. Until February 9, 2011, our sales were primarily to large semiconductor and micro-electrical mechanical systems (“MEMS”) device manufacturers. We generate revenues from a small number of customers. In fiscal year 2015, six customers accounted for 78% of our revenues. In fiscal year 2014, five customer accounted for 96% of our revenues. The loss of any of these customers would significantly impact our operating results in future periods. As we continue to make inroads into the commercialization phase of our current business, we expect that our customer base will expand and that our sales will be less concentrated.

Marketing, Sales and Service

We focus on content creation through the aggregation of peer-reviewed published data and its review and interpretation by clinical experts, and the incorporation of that content into products that provide current, credible and actionable information to users. Updated frequently, such information is highly valuable to several segments of the healthcare market, including patients, healthcare providers (e.g., oncologists and pathologists), provider networks, laboratories, diagnostic companies, medical institutions, pharmaceutical and biotechnology companies, and contract research organizations. The diversity of potential users of such information requires a corresponding diversity in marketing approaches and sales strategies. For this reason, we have chosen to enter the markets through strategic partnering arrangements with companies that already have a significant presence in each of the market segments.

For our clinical products, we formed our first strategic partnership with Everyday Health, Inc., a leading on-line media company in the healthcare market. Our agreement with Everyday Health includes license fees and advertising revenue sharing in connection with making our CollabRx Therapy Finders® available to registered physicians through MedPage Today, Everyday Health, Inc.'s rapidly growing online site that serves 96% of all oncologists and has 1.6 million monthly online unique users. On June 16, 2015, we terminated our exclusive agreement with MedPage Today which is run by Everyday Health, Inc. We are in the process of updating Therapy Finders and/or developing alternative decision support products for distribution directly by us or in connection with other on-line media partners. We continue to offer our Therapy Finders on the CollabRx website.

For our laboratory products, we entered into a multi-year agreements with several companies, including Life Technologies, Inc., Quest Diagnostics, Inc., Affymetrix, Inc., The Jackson Laboratory, CellNetix, Inc., Genoptix, Inc., Cynvenio Biosystems, Inc., OncoDNA, SA (Brussels, Belgium), and Sengenics, Pte., Ltd. (Singapore).

78

We are in the process of pursuing and negotiating strategic partnerships with other companies in the major healthcare segments as part of a broad business development strategy in which several of our employees, including our senior executives, are involved. Our other marketing efforts consist primarily of our website and presentations by our executives at industry trade shows and conferences. At the present time, we do not engage in direct sales activities to users, and our service activities are limited to supporting and maintaining our software applications that run on several cloud-based servers.

Intellectual Property

Our business relies, in part, upon our ability to protect our proprietary technologies, methods and processes, product designs and branding that we have invented, developed or licensed. To accomplish these objectives, we rely on a combination of patent, trademark, copyright and trade secret laws in the United States and other jurisdictions, as well as license agreements and other contractual protections. Our policy is to seek patent protection and trademark registration for commercially valuable assets we develop, as appropriate, and maintain as trade secrets other aspects of our proprietary platform, processes, and know-how.

We have licensed the rights to two U.S. patent applications to GeneKey, Inc. pursuant to royalty agreements and have filed one provisional U.S. patent application. We also rely on several registered and unregistered trademarks to protect our brand. In addition, we seek to protect our intellectual property rights by generally requiring our employees and independent contractors involved in development to enter into agreements acknowledging that all inventions, trade secrets, works of authorship, developments, concepts, processes, improvements and other works generated by them on our behalf are our property, and assigning to us any rights, including intellectual property rights, that they may claim in those works.

Despite our efforts to protect our proprietary technologies and our intellectual property rights, unauthorized parties may attempt to copy aspects of our products or obtain and use our trade secrets or other confidential information. We generally enter into confidentiality agreements with our employees, consultants, vendors and customers, and generally limit access to and distribution of our confidential information and proprietary technology. These agreements may not effectively prevent unauthorized use or disclosure of our intellectual property or technology and may not provide an adequate remedy in the event of unauthorized use or disclosure of our intellectual property or technology. In addition, others may independently discover our trade secrets and confidential information, and in such cases we could not assert any trade secret rights against such parties. We cannot assure you that the steps taken by us will prevent misappropriation of our trade secrets or technology. In addition, the laws of some foreign countries do not protect our intellectual property rights to as great an extent as the laws of the United States, and many foreign countries do not enforce these laws as diligently as government agencies and private parties in the United States.

Costly and time-consuming litigation could be necessary to enforce and determine the scope of our trade secret rights and related confidentiality and nondisclosure provisions, and failure to obtain or maintain trade secret protection, or our competitors' obtainment of our trade secrets or independent development of unpatented technology similar to ours or competing technologies, could adversely affect our competitive business position.

Litigation or proceedings before the U.S. Patent and Trademark Office, or USPTO, or other governmental authorities and administrative bodies in the United States and abroad may be necessary in the future to enforce our intellectual property rights, to protect our patent rights, trademarks, and trade secrets and to determine the validity and scope of the intellectual property rights of others. Our efforts to enforce or protect our intellectual property rights may be ineffective and could result in substantial costs and diversion of resources and management time, and could substantially harm our results of operations.

Competition

Competition in the “content” space can originate from the cancer Internet, online medical journals, consumer-facing healthcare websites, other proprietary databases, and subscription-based services. However, we believe that none of the existing competitors offer the array of experts, vetted content, tools and services that are embodied in the CollabRx organization.

79

Competition in the clinical decision support space comes primarily from clinical treatment guidelines publishers (e.g., NCCN), boutique-level consulting companies (e.g., N-of-One, Inc.), companies that develop healthcare applications (“apps”, e.g., Athena Health/Epocrates), and more recently laboratories that conduct genomic testing (e.g., Foundation Medicine and Caris Life Sciences). The most relevant direct competitor to CollabRx interpretive analytics and test reporting services is Foundation Medicine, currently recognized as one of a small number of lab testing companies that also provide “best-in-class” interpretive reporting of tumor mutational profiling. CollabRx has been identified as a key potential competitor to Foundation Medicine and others since we broadly enable others to meet and exceed the standard set by Foundation Medicine with respect to test report quality.

Competition in the “analytics” space comes primarily from large firms with a broad focus (e.g., SAP) and from niche firms with a focus in healthcare (e.g., GNS Healthcare) or cancer genomics (e.g., Molecular Health). Both types of firms currently develop and apply statistical models to identify trends in large and complex datasets, but do not routinely provide a clinically relevant interpretive framework to the results. When they do, it is typically in the content of drug toxicity, and not efficacy. At present these firms represent potential CollabRx partners, but could conceivably become direct competitors if they developed a clinical expert-backed content strategy similar to CollabRx. In addition, unlike CollabRx, these types of firms (i.e., ones that utilize statistical modeling and algorithms) are likely to face much more intense regulatory oversight and scrutiny, based on recent guidance issued by the FDA.

Governmental Regulations

FDA

The FDA regulates the sale and distribution in interstate commerce of medical devices under the Federal Food, Drug, and Cosmetic Act, or the “FDCA”, including in vitro diagnostic devices, reagents and instruments used to perform diagnostic testing. As CollabRx does not conduct LDTs, nor produce or distribute any product that can be categorized as “devices” by the FDA, we do not believe that we are subject to FDA oversight.

HIPAA and HITECH

Under the administrative simplification provisions of the Health Insurance Portability and Accountability Act, or “HIPAA”, as amended by the Health Information Technology for Economic and Clinical Health Act, or “HITECH”, the United States Department of Health and Human Services issued regulations that establish uniform standards governing the conduct of certain electronic health care transactions and protecting the privacy and security of protected health information used or disclosed by health care providers and other covered entities. Three principal regulations with which we are required to comply have been issued in final form under HIPAA: privacy regulations, security regulations, and standards for electronic transactions, which establish standards for common health care transactions. The privacy regulations cover the use and disclosure of protected health information by health care providers. They also set forth certain rights that an individual has with respect to his or her protected health information maintained by a health care provider, including the right to access or amend certain records containing protected health information or to request restrictions in the use or disclosure of protected health information. The security regulations establish requirements for safeguarding the confidentiality, integrity, and availability of protected health information that is electronically transmitted or electronically stored. The HITECH Act, among other things, established certain health information security breach notification requirements. A covered entity must notify any individual whose protected health information is breached. The HIPAA privacy and security regulations establish a uniform federal “floor” and do not supersede state laws that are more stringent or provide individuals with greater rights with respect to the privacy or security of, and access to, their records containing protected health information. Massachusetts, for example, has a state law that protects the privacy of personal information of Massachusetts residents.

These laws contain significant fines and other penalties for wrongful use or disclosure of protected health information. Additionally, to the extent that we submit electronic health care claims and payment transactions that do not comply with the electronic data transmission standards established under HIPAA and HITECH, payments to us may be delayed or denied.

80

Federal, State and Foreign Fraud and Abuse Laws

In the United States, there are various fraud and abuse laws with which we must comply and we are potentially subject to regulation by various federal, state and local authorities, including CMS, other divisions of the U.S. Department of Health and Human Services (e.g., the Office of Inspector General), the U.S. Department of Justice and individual U.S. Attorney offices within the Department of Justice, and state and local governments. We also may be subject to foreign fraud and abuse laws.

In the United States, the federal Anti-Kickback Statute prohibits, among other things, knowingly and willfully offering, paying, soliciting or receiving remuneration to induce or in return for patient referrals for, or purchasing, leasing, ordering or arranging for the purchase, lease or order of, any health care item or service reimbursable under a governmental payor program. Courts have stated that a financial arrangement may violate the Anti-Kickback Statute if any one purpose of the arrangement is to encourage patient referrals or other federal health care program business, regardless of whether there are other legitimate purposes for the arrangement. The definition of “remuneration” has been broadly interpreted to include anything of value, including gifts, discounts, credit arrangements, payments of cash, consulting fees, waivers of co-payments, ownership interests and providing anything at less than its fair market value. Recognizing that the Anti-Kickback Statute is broad and may technically prohibit many innocuous or beneficial arrangements within the health care industry, the U.S. Department of Health and Human Services issued a series of regulatory “safe harbors.” These safe harbor regulations set forth certain provisions, which, if met, will assure health care providers and other parties that they will not be prosecuted under the federal Anti- Kickback Statute. Although full compliance with these provisions ensures against prosecution under the federal Anti-Kickback Statute, the failure of a transaction or arrangement to fit within a specific safe harbor does not necessarily mean that the transaction or arrangement is illegal or that prosecution under the federal Anti-Kickback Statute will be pursued. Penalties for federal anti-kickback violations are severe, and include imprisonment, criminal fines, civil money penalties, and exclusion from participation in federal health care programs. Many states also have anti-kickback statutes, some of which may apply to items or services reimbursed by any third-party payor, including commercial insurers.

Legislation defining two new federal crimes related to health care were recently enacted: health care fraud and false statements relating to health care matters. The health care fraud statute prohibits knowingly and willfully executing a scheme to defraud any health care benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from governmental payor programs such as the Medicare and Medicaid programs. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material act or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for health care benefits, items or services. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from governmental payor programs.

Finally, another development affecting the health care industry is the increased enforcement of the federal False Claims Act and, in particular, actions brought pursuant to the False Claims Act's “whistleblower” or “qui tam” provisions. The False Claims Act imposes liability on any person or entity that, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a federal governmental payor program. The qui tam provisions of the False Claims Act allow a private individual to bring actions on behalf of the federal government alleging that the defendant has defrauded the federal government by submitting a false claim to the federal government and permit such individuals to share in any amounts paid by the entity to the government in fines or settlement. When an entity is determined to have violated the False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties ranging from $5,500 to $11,000 for each false claim.

In addition, various states have enacted false claim laws analogous to the federal False Claims Act, although many of these state laws apply where a claim is submitted to any third-party payor and not merely a governmental payor program.

81

In Europe various countries have adopted anti-bribery laws providing for severe consequences, in the form of criminal penalties and/or significant fines, for individuals and/or companies committing a bribery offence. Violations of these anti-bribery laws, or allegations of such violations, could have a negative impact on our business, results of operations and reputation. For instance, in the United Kingdom, under the new Bribery Act of 2010, which went into effect in July 2011, a bribery occurs when a person offers, gives or promises to give a financial or other advantage to induce or reward another individual to improperly perform certain functions or activities, including any function of a public nature. Bribery of foreign public officials also falls within the scope of the Bribery Act of 2010. Under the new regime, an individual found in violation of the Bribery Act of 2010, faces imprisonment of up to 10 years. In addition, the individual can be subject to an unlimited fine, as can commercial organizations for failure to prevent bribery.

Physician Referral Prohibitions

Under a federal law directed at “self-referral,” commonly known as the “Stark Law,” there are prohibitions, with certain exceptions, on referrals for certain designated health services, including laboratory services, that are covered by the Medicare and Medicaid programs by physicians who personally, or through a family member, have an investment or ownership interest in, or a compensation arrangement with, an entity performing the tests. The prohibition also extends to payment for any testing referred in violation of the Stark Law. A person who engages in a scheme to circumvent the Stark Law's referral prohibition may be fined up to $100,000 for each such arrangement or scheme. In addition, any person who presents or causes to be presented a claim to the Medicare or Medicaid programs in violation of the Stark Law is subject to civil monetary penalties of up to $15,000 per bill submission, an assessment of up to three times the amount claimed and possible exclusion from participation in federal governmental payor programs. Bills submitted in violation of the Stark Law may not be paid by Medicare or Medicaid, and any person collecting any amounts with respect to any such prohibited bill is obligated to refund such amounts. Many states have comparable laws that are not limited to Medicare and Medicaid referrals.

Corporate Practice of Medicine

Numerous states have enacted laws prohibiting business corporations, such as us, from practicing medicine and employing or engaging physicians to practice medicine, generally referred to as the prohibition against the corporate practice of medicine. These laws are designed to prevent interference in the medical decision-making process by anyone who is not a licensed physician. For example, California's Medical Board has indicated that determining what diagnostic tests are appropriate for a particular condition and taking responsibility for the ultimate overall care of the patient, including providing treatment options available to the patient, would constitute the unlicensed practice of medicine if performed by an unlicensed person. Violation of these corporate practices of medicine laws may result in civil or criminal fines, as well as sanctions imposed against us and/or the professional through licensure proceedings. Typically such laws are only applicable to entities that have a physical presence in the state.

Segment and Geographical Information

We operate in one reportable business segment and currently derive revenue from the United States alone, although we have signed SaaS-based, multi-year agreements with OncoDNA, SA (Brussels, Belgium) and Sengenics, Pte., Ltd. (Singapore).

Employees

As of September 30, 2015, we had 13 full-time employees and one part-time employee. Of our regular employees, eight are in engineering/research and development, and four are in executive and administrative positions. Of the 13 regular employees, 10 hold advanced degrees, including PhDs, MDs and MBAs.

None of our employees is represented by a labor union or covered by a collective bargaining agreement.

Facilities

Our headquarters, encompassing our executive office and storage areas, is located in San Francisco, California. We have a primary lease for office space, consisting of 2,614 square feet, which expires August 31, 2017. We also rent storage/workspace areas on a monthly basis. Other than the equipment lease for copiers, we own all of the equipment used in our facilities. Such equipment consists primarily of computer related assets. We believe these facilities are sufficient to meet our current needs.

82

Research and Development

Our research and development, or R&D, efforts span a broad range of activities, including research into peer-reviewed published literature and databases, the development and publication of Molecular Disease Models, or MDMs, the creation of proprietary knowledge bases of medical and scientific content, the development of applications and user interfaces to access the knowledge bases, and the development of a suite of artificial intelligence-based tools that assist in the research, aggregation, organization, curating and updating of  the knowledge bases.

We employ approximately eight full-time scientists and engineers in our R&D organization, supplemented by a number of contract consultants and interns. The expenses related to R&D resulted from the change in categorization of certain employee related expenses from Engineering to R&D. The efforts of our engineering group include supporting existing product offerings as well as developing future product offerings. We have segregated these expenses and reported expenses that make up the total R&D expenses for the respective fiscal periods.

Research and development expenses for continuing operations for fiscal 2015 and 2014 were $85,000 and $284,000, respectively. The decrease in research and development expenses in fiscal 2015 compared to fiscal 2014 reflected a higher level of effort on existing products than on products that had not yet been offered for sale.

We expect that R&D is and will be an essential part of our business, and that our absolute spending will remain at current levels or increase in the future.

Legal Proceedings

As of September 30, 2015, we had no pending material legal proceedings. From time to time, we may become involved in legal proceedings in the normal course of business and do not expect them to have a material adverse effect on our business.

83

COLLABRX'S MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with financial statements, related notes, and other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those described in, or implied by, the forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed above in the section titled “Risk Factors” included elsewhere in this prospectus.

All references to “we,” “us,” the “Company” or “CollabRx” in this section refer to CollabRx, Inc., which changed its name to Rennova Health, Inc. effective November 2, 2015.

All share and per share values in this section do not reflect the 1 for 10 reverse stock split effective as of November 2, 2015.

Corporate Information

CollabRx, Inc., a Delaware corporation (“CollabRx,” the “Company” or “we,” “us,” and “our”), is the renamed Tegal Corporation, (“Tegal”), which acquired a private company of the same name on July 12, 2012. Following approval by its stockholders on September 25, 2012, Tegal amended its charter and changed its name to “CollabRx, Inc.” (the “Name Change”).

Tegal was formed in December 1989 to acquire the operations of the former Tegal Corporation, a division of Motorola, Inc. Tegal's predecessor company was founded in 1972 and acquired by Motorola, Inc. in 1978. Tegal completed its initial public offering in October 1995.

Company Background

CollabRx (f/k/a Tegal) was formed in December 1989 to acquire the operations of the former Tegal Corporation, a division of Motorola, Inc. Until recently, the Company designed, manufactured, marketed and serviced specialized systems used primarily in the production of semiconductors and micro-electrical mechanical devices, including integrated circuits, memory devices, sensors, accelerometers and power devices. Beginning in late 2009, the Company experienced a sharp decline in revenues resulting from the collapse of the semiconductor capital equipment market and the global financial crisis.  In a series of transactions from 2010 to 2012, the Company sold the majority of our operating assets and intellectual property portfolio.  During the same time period, our Board of Directors evaluated a number of strategic alternatives, which included the continued operation of the Company as a stand-alone business with a different business plan, a merger with another company, a sale of the Company's remaining assets, and the liquidation or dissolution of the Company. The Company investigated opportunities within and outside the semiconductor capital equipment industry and evaluated a number of transactions involving other diversified technology-based companies. Throughout this process, The Company developed and refined our criteria for a business combination, with an eventual focus on the healthcare industry, and specifically information technology and services within the healthcare industry. In July 2012, the Company completed its acquisition of CollabRx (the “CollabRx Transaction”). Following approval by our stockholders on September 25, 2012, the Company amended its charter and changed our name to “CollabRx, Inc.” (the “Name Change”).

Overview of our Current Business

CollabRx, Inc. is entering the commercialization phase of our business. The Company is focused on developing and delivering content-rich knowledge-based products and services that inform healthcare decision-making, with an emphasis on genomics-based “precision” medicine and big data analytics. Our proprietary content is organized in a knowledge base that expresses the relationship between genetic profiles and therapy considerations including molecular diagnostics, medical tests, clinical trials, drugs, biologics, and other information relevant for cancer treatment planning. The Company has developed a method for capturing how practicing physicians use this information in the clinical setting, by incorporating within the knowledge base the views of a large network of independent key opinion leaders in medicine and medical research.

84

The Company searches publicly available databases as source documents for our knowledge base. Such databases include those that are available, either free or on a commercial basis, in the areas of clinical trials, drugs, investigational compounds, biomarkers, bioinformatics, cancer ontology and literature. The Company aggregates, annotates and integrates these datasets for the purpose of defining the relationship of biomarkers to therapeutic strategies, drugs and clinical trials. None of the individual databases the Company utilizes as sources provide information on the interrelationships of these discrete elements. In addition, CollabRx has developed a process for incorporating the guidance of our network of physician and research advisors in the selection of the most relevant data for specific diagnoses, histopathology data, prior treatments and biomarkers represented within the knowledge base. The result of this software- and expert-assisted process is proprietary content which includes decision rules, succinct statements of therapeutic strategy and a comprehensive listing of appropriate drugs and clinical trials, all related to specific aberrations which might be observed in connection with genomic testing. Although the process and results are proprietary, the Company always refers to the relevant source documentation that provides the support for the identification of an actionable biomarker, typically a peer-reviewed, published paper. In this way, the Company avoids the “black-box algorithm problem”, which is prevalent in other companies' predictive analytical models, but is not currently a trusted methodology in medical practice. Our proprietary content is incorporated into our knowledge base, which is updated regularly with the assistance of a large network of independent advisors, and which forms the basis for all our products and services.

Our knowledge base contains no individual patient data, nor do our processes for providing content include the review by our network of independent experts of any individual test data. The physicians and researchers within our network of advisors have agreed to participate in our efforts for an indefinite term, on an uncompensated basis, and without a formal agreement. The board assignments, biographies and current affiliations of all of our advisors are posted on our website.

The Company currently delivers its proprietary content to users via web-based applications and services in the “cloud, ” serving physicians and their patients in two settings: (i) at the point-of-care in the clinic and (ii) indirectly, as a part of a genetic test report provided to an ordering physician by a diagnostic testing laboratory, (i.e., the “lab”). Portions of our web-based applications are currently available free to physicians and patients through commercial on-line media partners. The content that the Company offers to laboratories is based on a “Software as a Service” or SaaS business model, in which its content is provided on a one-time, subscription or per test basis. The Company uses the term “cloud” to mean a product or service that can be delivered via the Internet, usually on a pay-for-use or subscription basis, versus the purchase and installation of enterprise-based software, which typically requires investments in both software and hardware, often also requiring large-scale customization efforts.

Our “Genetic Variant Annotation™” or “GVA” is a service offered to diagnostic testing laboratories, including academic medical centers and commercial laboratories. Our lab customers provide us with a test result, usually in the form of an electronic file that represents the results of a genomic test, typically from a “Next Generation Sequencing” (“NGS”), micro-array or similar testing platform. The test results provided to us contain no patient-identifiable information. The Company analyzes the test results for the purpose of identifying those alterations which the Company has annotated in advance as being “actionable” (i.e., related to a therapeutic strategy). The Company provides the testing lab with a report, incorporating specific information regarding identified biomarkers and associated therapeutic strategies for each, along with relevant drugs and clinical trials, to a level and in a format that The Company has agreed in advance with our customer. The Company is compensated for this service either on a per-test or on a volume-adjusted subscription basis. This service is not available to the public and is not available on our website.

Our Therapy Finder® products are a series of cancer-specific, web-based and mobile apps which are accessed by physicians and patients, usually in the physician's office. After indicating a number of pre-set options related to stage of cancer, histopathology, prior treatments and presence of biomarkers on an input page, the physician is presented with a results page which explains the role of the biomarker, identifies a possible therapeutic strategy for that particular set of inputs, along with tabs associated with searchable lists of relevant drugs and clinical trials. Therapy Finders are an interactive, informational and educational resource for both physicians and patients, and can be used for decision-support. They neither contain nor store any patient identifiable information. The advisors associated with the development and updating of each app are prominently featured. The development and distribution of Therapy Finders is partially supported by sponsorships and advertising revenue. They are available free of charge on our company website. Our aim is to make this tool widely available to help community physicians understand the relevance of biomarker testing and the availability of potential therapies for their advanced cancer patients.

85

The Company redesigned its Therapy Finders so that they could be accessed by physicians using the iOS operating system from Apple, Inc. via an iPhone or an iPad, and have named this mobile application “CancerRx.” CancerRx was co-developed with MedPage Today of Everyday Health, Inc., with the ownership of the application retained by CollabRx. A special feature of CancerRx is a daily oncology newsfeed from MedPage Today, all with real-time over the air updates. The Company launched CancerRx during the first fiscal quarter of fiscal year 2015.

Recently, we undertook a review of the software engineering and the biomedical and scientific basis of the Therapy Finders® and the related CancerRx mobile app in order to determine the feasibility of offering a replacement product that incorporates the breadth of data that we have accumulated since the initial development of those products in 2010, and which is easier to maintain with frequent updates. We expect to complete that review over the next several months. While we undertook the review in close collaboration with our on-line media partner, MedPage Today of Everyday Health, Inc., we temporarily suspended all or certain features of these products. On June 16, 2015, we terminated our exclusive agreement with MedPage Today / Everyday Health, Inc. We are in the process of updating Therapy Finders and/or developing alternative decision support products for distribution directly by us or in connection with other on-line media partners. We continue to offer our Therapy Finders on the CollabRx website.

The systems and approach that the Company has developed for knowledge aggregation, content creation and expert advisory management can be applied to many disease states, but the Company has chosen to focus initially on genomic medicine in cancer, which is sometimes referred to as “precision oncology.” This is an area of tremendous activity and promise, where clinical research in genomics has given rise to scores of “targeted” therapies that have proven in many cases to prolong the lives of cancer patients. The Company believe that oncology is also the area of greatest need, where physicians and patients lack convenient access to clear and easy-to-understand information about which drugs, tests and clinical trials should be considered in constructing a cancer treatment plan based on the genetic profile of a tumor. Our overall vision is that the Company is at the dawn of an era of explosive growth of data and information generated at the molecular level that must be interpreted and contextualized into knowledge before it can be used effectively by either physicians or patients. The Company regards this knowledge as being the most valuable portion of the molecular diagnostic process and the Company believes that all sectors of the healthcare industry, including providers, insurers, drug developers and patients are potential users of this knowledge. The Company aims to deliver its proprietary interpretive content as quickly as possible and in as many usable forms as possible, via the Internet.

The condensed financial statements have been prepared using the going concern basis, which assumes that the Company will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. The condensed financial statements are prepared in conformity with generally accepted accounting principles (“GAAP”).

Originally founded in 2008, CollabRx has developed clinical advisory networks, expert systems, proprietary tools and processes, and a pipeline of commercial data products and applications (“apps”) for cancer. CollabRx Therapy Finders™, the Company's first commercial product, provides sophisticated, credible, personalized, and actionable information to physicians and patients for rapidly determining which medical tests, therapies, and clinical trials may be considered in cancer treatment planning with a specific emphasis on the tumor genetic profile. CollabRx combined three unique elements to solidify its position in advance of commercialization, namely the creation of a highly specialized knowledge base, specialized software tools and applications and a large network of independent experts. CollabRx's staff of PhD-level molecular biologists has worked directly on the curation of our oncology-specific knowledge base for over five years and is supported by others on our team who are trained in molecular biology and bioinformatics, along with consultants, contractors and interns.

The Company does not believe that any of our current or planned products are subject to regulation by the United States Food and Drug Administration (the “FDA”) and other regulatory authorities worldwide. However, our business could be adversely affected by any increased regulation of our customers. Changes in the level of regulation, including an increase in regulatory requirements, could subject us to regulatory approvals and delays in launching our products or result in a decrease in demand for our products. Modifying our products to comply with changes in regulations or regulatory guidance could require us to incur substantial costs. Further, changing regulatory requirements may render our products obsolete or make new products or product enhancements more costly or time consuming than the Company currently anticipates. Failure by us or our customers to comply with applicable regulations could result in increased regulatory scrutiny and enforcement. If our products fail to comply with government regulations or guidelines, the Company could incur significant liability or be forced to cease offering our applicable products or services.

86

In both domestic and foreign markets, sales by our customers may depend, in large part, upon the availability of reimbursement from third-party payers. These third-party payers include government healthcare programs such as Medicare, managed care providers, private health insurers, and other organizations. Physicians and patients may not order genomic test services or products from our customers unless commercial third-party payers and government payers pay for all, or a substantial portion, of the list price, and certain commercial third-party payers may not agree to reimburse our customers if Centers for Medicaid and Medicare Services (“CMS”) does not issue a positive coverage decision. There is currently no national coverage decision that determines whether and how certain genomic tests are covered by Medicare. In the absence of a national coverage decision, local Medicare contractors that administer the Medicare program in various regions have some discretion in determining coverage and therefore payment for such tests. Accordingly, if our customers do not receive full or partial reimbursement for their tests, our revenue and results of operations could be adversely affected.

On November 22, 2011, the Company completed a $300 strategic investment in NanoVibronix, Inc., (“NanoVibronix”) a private company that develops medical devices and products that implement its proprietary therapeutic ultrasound technology which may be utilized for a variety of medical applications requiring low cost therapeutic ultrasound qualities. NanoVibronix is focused on creating products utilizing its unique, patented approach which enables the transmission of low-frequency, low-intensity ultrasound surface acoustic waves (“SAWs”) through a variety of soft, flexible materials, including skin and tissue, enabling low-cost, breakthrough devices targeted at large, high-growth markets. The Company's investment in NanoVibronix was in the form of a convertible promissory note that bears interest at a rate of 10% per year compounded annually, which matured on November 15, 2014. Our investment was intended to precede a possible merger of the two companies.  However, those discussions were terminated by mutual agreement between the parties and NanoVibronix, Inc. continued to operate as a private company. NanoVibronix filed a registration statement with the Securities and Exchange Commission in connection with a proposed initial public offering. In connection with the planned offering, the parties agreed the Convertible Promissory Note will be converted into common stock of NanoVibronix.

On February 9, 2015 NanoVibronix filed a Form 10 with the SEC. On February 10, 2015, the series B-1 promissory note held by CollabRx was converted into Series B-1 preferred shares. Coincident with the effectiveness of this filing, the Series B-1 preferred shares held by CollabRx were converted into 204,507 shares of NanoVibronix common stock, representing 8.9% of the 2,289,682 shares of total common shares outstanding as of January 30, 2015.

During the fourth quarter of fiscal year 2015, the Convertible Promissory Note was converted into a cost investment on the Company's balance sheets at the carrying value of the note upon maturity. As of March 31, 2015, the Convertible Promissory Note balance was $399, consisting of the original $300 investment and $99 in accrued interest income. At that time, the Company believed the maturity date value of the Convertible Promissory Note approximated the fair value of the investment as of March 31, 2015, as NanoVibronix did not yet have an effective market price.

In May 2015, NanoVibronix, Inc. became a public company and the Company's Chief Executive Officer became a member of the NanoVibronix, Inc. Board of Directors. For the three and six months ended September 30, 2015, the Company recognized an increase in the estimated fair value of its investment in NanoVibronix, which it holds as long-term investments available-for-sale. The unrealized gain on this investment for the current three month period is $41. For the six months ended September 30, 2015, the unrealized gain on this investment is $460. For the three and six months ended September 30, 2014, the Company had no items of other comprehensive income (loss). Therefore the net loss in the prior period equaled the comprehensive loss for the three and six months ended September 30, 2014.

The unrealized gain for the six months ended September 30, 2015 reflects the share price of NanoVibronix on September 30, 2015 in excess of its cost basis. The NanoVibronix ticker symbol is “NAOV”. While this stock is thinly traded, the share price is our best estimate of the fair value of this investment.

87

In September 2012, the Company changed its name to “CollabRx, Inc.” and the Company's common stock, which previously traded under the ticker symbol “TGAL” on the Nasdaq Capital Market, began trading under the new ticker symbol “CLRX”.

On December 6, 2014, we entered into a non-binding letter of intent to acquire Medytox Solutions, Inc. (“Medytox”) in a reverse merger transaction. Medytox is a holding company that owns and operates businesses in the medical services sector. Its principal line of business is clinical laboratory blood and urine testing services, with a particular emphasis in the provision of urine drug toxicology and comprehensive pain medication monitoring programs to physicians, clinics and rehabilitation facilities in the United States.

On April 15, 2015, we and Medytox entered into a definitive Agreement and Plan of Merger, which we filed as an exhibit to our Form 8-K filed on April 17, 2015. Completion of the merger is subject to the satisfaction or waiver of a number of conditions. If the proposed transaction is completed, the management of Medytox Solutions would become the management of our company, the current directors of Medytox Solutions would constitute a majority of our Board of Directors and our business would change significantly.

Upon completion of the reverse merger transaction with Medytox Solutions, we expect to continue to operate CollabRx as an independent subsidiary, pursuing our current business strategy as a developer and marketer of medical information and clinical decision support products and services to oncologists. We expect that the additional management and financial resources that will be made available to us by Medytox Solutions will allow us to gain market share against our current and potential competitors, to expand our product offerings with additional interpretive content that supports ever more complex decision-making in the treatment of advanced cancers, to better support our large network of clinical advisors, and to develop new products that address emerging needs for oncology clinicians and researchers in pharmaceutical development.

In the event that Medytox Solutions decides to enter the genomic-based testing market through the acquisition or internal development of an NGS testing lab capability in cancer or another genomic-based disease area (such as hereditary diseases or pharmacogenomics), CollabRx is ideally suited, via our current and expanded GVA product-line, to provide the leading-edge tools needed to provide robust interpretation of those complex tests. In addition, the availability of additional resources for the marketing and promotion of our existing web-based and mobile decision support products will allow us to expand the use of our Therapy Finder and CancerRx products among oncology professionals, enhance awareness of our brand, and deliver more and better tools to physicians and patients alike.

During the six months ended September 30, 2014, the Company also received $23 from the sale of 7,101 shares through an at-the-market financing facility through Cantor Fitzgerald.

On February 25, 2015, the Company closed an underwritten public offering of 4,416,000 shares of its common stock offered at a public offering price of $1.25 per share and warrants to purchase an additional 4,416,000 shares of its common stock. The warrants have an exercise price of $1.18 per share. Gross proceeds to CollabRx from this offering were $5,520 before deducting the underwriting discount and other estimated offering expenses payable by CollabRx. The Company subsequently completed a second underwritten public offering of 2,716,535 shares of its common stock on March 3, 2015, which closed on March 3, 2015 at a public offering price of $1.27 per share. Gross proceeds to CollabRx from this follow up offering were $3,450 before deducting the underwriting discount and other estimated offering expenses payable by CollabRx.

CollabRx anticipates using the net proceeds from the offerings for general corporate purposes, including development of its products and services, general and administrative expenses and working capital. In addition to the offerings of 7,132,535 shares of common stock, 186,066 warrants to purchase shares of common stock were issued to Aegis Capital Corporation. These warrants have an exercise price of $1.25 per share and expire February 25, 2020. Such securities could potentially dilute earnings per share in future periods. Previously deferred financing expenses incurred to raise equity capital related to financing transactions prior to the completion of the financing, as well as other related expenses incurred prior to the closing date of the public offerings in the prior fiscal year, were recognized at the closing date of the public offerings in the prior fiscal year and offset the gross proceeds raised. Total underwriting discount and financing expenses for both the S-1 and S-3 offerings were $1,035.

88

The Company continues to incur recurring losses from operations. Even though the Company has entered into the aforementioned agreement with Medytox, it must still prove its ability to generate sufficient levels of cash from its operations.

Discontinued Operations

Until recently, we designed, manufactured, marketed and serviced specialized plasma etch systems used primarily in the production of micro-electrical mechanical systems devices, such as sensors, accelerometers and power devices.  Previously, we also sold systems for the etching and deposition of materials found in other devices, such as integrated circuits and optoelectronic devices found in products such as smart phones, networking gear, solid-state lighting, and digital imaging.

In a series of meetings in late May and early June 2009, our Board of Directors reviewed several basic strategic options presented by management, including investigating opportunities for the sale of the Company or its assets.  In December 2009, having received no bona fide offers for the Company as a going concern, the Board and management agreed to continue operations and to offer selected asset groups to potential buyers.

On March 19, 2010, we completed the sale of the legacy Etch and PVD assets to OEM Group, Inc. We discontinued our development efforts in nano-layer deposition (“NLD”) at the end of fiscal 2010, and began offering these assets for sale to third-parties. At the same time, we began the process of closing and/or liquidating all of our other wholly-owned subsidiary companies, including SFI and Tegal GmbH, along with branches in Taiwan, Korea and Italy. The subsidiaries were then included in discontinued operations.

On February 9, 2011, the Company and SPP Process Technology Systems Limited (“SPTS”) entered into an Asset Purchase Agreement. That agreement included the sale of all of the shares of Tegal France, SAS, the Company's wholly-owned subsidiary and product lines and certain equipment, intellectual property and other assets relating to the Deep Reactive Ion Etch (“DRIE”) systems and certain related technology. In accordance with generally accepted accounting principles, the DRIE business operations related to the designing, manufacturing, marketing and servicing of systems and parts within the semiconductor industry was presented in discontinued operations in our consolidated financial statements.  Amounts for the prior periods were reclassified to conform to this presentation.  The exit from the DRIE operation was essentially completed by the end of the fourth quarter of our 2011 fiscal year.

The assets and liabilities of discontinued operations are presented separately under the captions “Assets of discontinued operations” and “Liabilities of discontinued operations,” respectively, in the accompanying consolidated balance sheets at March 31, 2015 and 2014, respectively, and consist of the following:

	March 31, 2015	March 31, 2014
Assets of Discontinued Operations:
Accounts and other receivables, net of allowances for sales returns and doubtful accounts of $0	$–	$–
Prepaid expenses and other current assets	–	–
Total assets of discontinued operations	$–	$–

Liabilities of Discontinued Operations:
Accrued expenses and other current liabilities	$–	$5
Total liabilities of discontinued operations	$–	$5

89

Discontinued operations consists of interest income from accounts related to discontinued operations, other income, gains and losses on the disposal of fixed assets of discontinued operations, gains and losses on foreign exchange, as well as the reclassification of net expenses associated with our exit from our historical core operations.

As of March 31, 2014, discontinued assets were eliminated with the final closure of the Company's foreign subsidiary.  Discontinued liabilities are related to outstanding commission due.  This commission is to be paid when the final documentation of the sale of the last two lots of patents is fulfilled.

During fiscal 2014, we recognized $365,000 from the sale of the last of our NLD patents. As these assets were internally developed, there was a corresponding zero book value. The NLD revenue was offset by related expenses of $98,000, resulting in a net gain, net of taxes, of $267,000.  With this sale, the Company has no other intellectual property related to discontinued operations. Discontinued operations also included expenses related to the final closing of former foreign subsidiaries. In the three months ended June 30, 2013, the Company recognized a reclassification out of accumulated other comprehensive loss and into Loss from Discontinued Operations, net of taxes. The reclassification is related to the recognition of a non-cash loss of $142,000 from the foreign exchange differences from its former Tegal foreign subsidiaries, primarily as a result of the final closing of the former Tegal German subsidiary. The Company received permission to close the German subsidiary in June 2013. No further audits or reviews are anticipated by foreign taxing authorities. The Company also recognized a cash gain of $20,000 in discontinued operations as a result of final closing of bank accounts in its Italian subsidiary and a federal tax refund regarding discontinued operations, and a net $4,000 non-cash gain related to the write off of discontinued assets and liabilities in its foreign subsidiaries. An $8,000 tax refund from Sonoma county related to an unsecured property tax refund for 2010/2011 was also recognized in discontinued operations.

Total revenue from discontinued operations for fiscal years 2015 and 2014 was $0. The total net income from discontinued operations, including income tax expense (benefit), was $0 and $155,000, for the same years, respectively.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.

The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to revenue recognition, bad debts, intangible and long lived assets, restructure expenses, deferred taxes and freight charged to customers. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We prepare the consolidated financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) which requires management to make certain estimates, judgments and assumptions that affect the reported amounts in the accompanying consolidated financial statements, disclosure of contingent assets and liabilities and related footnotes. Accounting and disclosure decisions with respect to material transactions that are subject to significant management judgment or estimates include but are not limited to revenue recognition, accounting for stock-based compensation, accounts for receivables and allowance for doubtful accounts and impairment of long-lived assets.  Actual results may differ from these estimates under different assumptions or conditions.  Critical accounting policies are defined as those that are required for management to make estimates, judgments and assumptions giving due consideration to materiality, in certain circumstances that affect amounts reported in the consolidated financial statements, and potentially result in materially different results under different conditions and assumptions.  We based these estimates and assumptions on historical experience and evaluate them on an on-going basis to help ensure they remain reasonable under current conditions.  Actual results could differ from those estimates.

90

We believe the following critical accounting policies are the most significant to the presentation of our consolidated financial statements:

Revenue Recognition and Deferred Revenue

Each contract sale of our interpretive data is evaluated individually in regard to revenue recognition.  The Company has integrated in our evaluation the related guidance included in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. The Company recognizes revenue when persuasive evidence of an arrangement exists, the seller's price is fixed or determinable, delivery has occurred, and collectability is reasonably assured.

For arrangements that include multiple deliverables, the Company identifies separate units of accounting based on the guidance under ASC 605-25, Multiple Element Arrangements, which provides that revenue arrangements with multiple deliverables should be divided into separate units of accounting, if certain criteria are met.  The consideration of the arrangement is allocated to the separate units of accounting using the relative fair value method.  Applicable revenue recognition criteria are considered separately for each separate unit of accounting.

Revenue from fixed price contracts is recognized primarily under the percentage of completion method.  Under this method the Company recognizes estimated contract revenue and resulting income based on costs incurred to date as a percentage of the total estimated costs as the Company considers this model to best reflect the economics of these contracts.  In such contracts, the Company's efforts, measured by time incurred, typically represents the contractual milestones or output measure. If at any time during the contract period, the Company determines that a loss will occur, the Company recognizes the loss in that period. Furthermore, if in previous periods a profit was recognized under the percentage-of completion method, the profit would be reversed during the period the Company determined a loss on the contract exists.

Accounts Receivable – Allowance for Sales Returns and Doubtful Accounts

For fiscal years 2015 and 2014, the Company had zero reserves for potential credit losses as such risk was determined to be immaterial. The Company does not currently maintain an allowance for doubtful accounts receivable for potential estimated losses resulting from the inability of the Company's customers to make required payments.  The Company believes no such reserve is currently required.  The Company had zero write-offs during fiscal years 2015 and 2014. The Company reviews the estimated risk of current customers' inability to make payments on a quarterly basis to determine if any amount is uncollectible.

As of March 31, 2015, the balance in trade accounts receivable was $88,000.  As of March 31, 2014, the balance in trade accounts receivable was $148,000.

As of March 31, 2015, three customers accounted for 95% of our trade accounts receivable balance. As of March 31, 2014, four customers accounted for 100% of our trade accounts receivable balance.

As of September 30, 2015 and March 31, 2015, respectively, the Company had zero reserves for potential credit losses as such risk was determined to be insignificant. The Company does not currently maintain an allowance for doubtful accounts receivable for potential estimated losses resulting from the inability of the Company's customers to make required payments. The Company believes no such reserve is currently required. The Company had zero write-offs during the periods presented. The Company reviews the estimated risk of current customers' inability to make payments on a quarterly basis to determine if any amount is uncollectible.

91

Fair Value Measurements

The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the Company considers what assumptions market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.

•	Level 2: Directly or indirectly observable inputs as of the reporting date through correlation with market data, including quoted prices for similar assets and liabilities in active markets and quoted prices in markets that are not active. Level 2 also includes assets and liabilities that are valued using models or other pricing methodologies that do not require significant judgment since the input assumptions used in the models, such as interest rates and volatility factors, are corroborated by readily observable data from actively quoted markets for substantially the full term of the financial instrument.

•	Level 3: Unobservable inputs that are supported by little or no market activity and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management's estimates of market participant assumptions.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as considers counterparty credit risk in its assessment of fair value. Our financial instruments consist primarily of money market funds. At March 31, 2015, all of our current assets in financial instruments investments were classified as cash equivalents in the consolidated balance sheet. The investment portfolio at March 31, 2014 was comprised of money market funds. As of March 31, 2015, our cash equivalents total $7,521,400. The carrying amounts of our cash equivalents are valued using Level 1 inputs. The Company uses the Black-Scholes option pricing model as its method of valuation for warrants that are subject to warrant liability accounting. The determination of the fair value as of the reporting date is affected by the Company's stock price as well as assumptions regarding a number of highly complex and subjective variables which could provide differing variables. These variables include, but are not limited to, expected stock price volatility over the term of the security and risk free interest rate. In addition, the Black-Scholes option pricing model requires the input of an expected life for the securities for which we have estimated based upon the stage of the Company's development. The fair value of the warrant liability is revalued each balance sheet date utilizing the Black-Scholes option pricing model computations with the decrease or increase in the fair value being reported in the Consolidated Statement of Operations as other income, net. A significant increase (decrease) of any of the subjective variables independent of other changes would result in a correlated increase (decrease) in the liability and an inverse effect on net income.  We also had warrant liabilities which are valued using Level 3 inputs. In addition, the Company values its equity investment in Nanovibronix using Level 3 inputs. As of September 30, 2015, the investment balance of $859,000 included in the condensed balance sheets is considered Level 2 and is remeasured on a recurring basis. The value of money market funds was immaterial at September 30, 2015.

Intangible Assets and Goodwill

Intangible assets include patents, trade names, software, non-compete agreements, customer relationships and trademarks that are amortized on a straight-line basis over periods ranging from three to ten years.  The Company performs an ongoing review of its identified intangible assets to determine if facts and circumstances exist that indicate the useful life is shorter than originally estimated or the carrying amount may not be recoverable.  If such facts and circumstances exist, the Company assesses the recoverability of identified intangible assets by comparing the projected undiscounted net cash flow associated with the related asset or group of assets over their remaining lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. As of March 31, 2015, the Company's remaining intangible assets, not including those related to the acquisition of CollabRx, were internally developed, which have a carrying value of zero. Currently the Company expenses all costs incurred to renew or extend the term of a recognized intangible asset.

92

Impairment of Long-Lived Assets

During the quarter ended March 31, 2015, we reviewed our long-lived assets for indicators of impairment in accordance with ASC 360 “Property, Plant and Equipment” and ASC 350 “Intangibles – Goodwill and Other”. Based on reduced estimates of future revenues related to certain acquired assets, we identified a potential indicator of impairment. At the end of the fourth quarter of fiscal year 2015, the Company determined that a large portion of the remaining net book value of the developed software product, and customer relationship acquired in the original CollabRx, Inc. merger should be impaired. Since the CollabRx acquisition in June 2012, the basis for the Company's future growth and profitability has changed materially and is no longer as based on much of the acquired assets. The Company therefore recognized a $571,000 impairment charge, which included $415,000 for developed technology and $156,000 for customer relationships,. No impairment charges for intangible assets were recorded for the fiscal year ended 2014.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable as well as at fiscal year end. If undiscounted expected future cash flows are less than the carrying value of the assets, an impairment loss is recognized based on the excess of the carrying amount over the fair value of the assets. An impairment of $571,000 was recognized in the fiscal year ended 2015. We also determined that the useful lives of the intangible assets developed technology and customer relationships are shorter than originally estimated. No impairment charges for intangible assets were recorded for the fiscal year ended 2014 since all of our historical intangible assets, other than those related to NLD and Compact, were included in the asset sale of the DRIE product line to SPTS. As our NLD patents and intellectual property were all internally developed (except for those acquired in connection with the Simplus acquisition, which were subsequently written-off) the value of our NLD technology had no recorded value prior to sale, respectively.

Long-lived assets also consist of property and equipment. We recorded disposal losses of $0 for property and equipment for the fiscal years ended March 31, 2015 and 2014, respectively. The Company recorded $4,000 and $0 in disposal losses for fixed assets for the three months ended June 30, 2015 and 2014, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes (“ASC 740”), which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. Under ASC 740, the liability method is used in accounting for income taxes. Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. ASC 740 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some or all of the deferred tax asset will not be realized. The Company evaluates annually its ability to realize our deferred tax assets by assessing our valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization include our forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets. In 2015 and 2014, the Company has recorded a full valuation allowance for our deferred tax assets based on our past losses and uncertainty regarding our ability to project future taxable income. In future periods, if the Company is able to generate income the Company may reduce or eliminate the valuation allowance.

Accounting for Stock-Based Compensation

We have adopted several stock plans that provide for issuance of equity instruments to our employees and non-employee directors. Our plans include incentive and non-statutory stock options and restricted stock awards. These equity awards generally vest ratably over a four-year period on the anniversary date of the grant, and stock options expire ten years after the grant date. Certain restricted stock awards may vest on the achievement of specific performance targets. The estimates and judgments used in calculating stock-based compensation include the use of expected volatility, forfeiture and interest risk free rates, the expected term of options and the use of the Black-Scholes pricing model. The Company does not pay dividends.

93

Results of Operations

The following table sets forth certain financial items for the years indicated (in thousands):

	Year Ended March 31,
	2015	2014
Revenue	$498	$658
Cost of revenue	72	158
Gross profit	426	500
Operating expenses:
Engineering	2,087	1,714
Research and development	85	284
Sales and marketing	293	271
General and administrative	2,828	1,819
Intangible asset impairment	571	–
Total operating expenses	5,864	4,088
Operating loss	(5,438)	(3,588)
Other income (expense), net	(27)	40
Loss before income tax benefit	(5,465)	(3,548)
Income tax benefit	(301)	(79)
Loss from continuing operations	(5,164)	(3,627)
Net income from discontinued operations, net of taxes	–	155
Net loss	$(5,164)	$(3,427)
Net loss per share from continuing operations:
Basic and diluted	$(1.52)	$(1.77)
Net income per share from discontinued operations:
Basic and diluted	$–	0.08
Net loss per share:
Basic and diluted	$(1.52)	$(1.69)

Weighted-average shares used in per share computation:
Basic and diluted	3,387	1,965

94

The following table sets forth certain financial items for the quarters indicated (in thousands):

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Revenue	$116	$176	$224	$240
Cost of revenue	26	18	52	36
Gross profit	90	158	172	204
Operating expenses:
Engineering	521	539	1,070	1,081
Research and development	–	32	21	82
Sales and marketing	59	73	169	153
General and administrative	474	553	1,227	1,197
Total operating expenses	1,054	1,197	2,487	2,513
Operating loss	(964)	(1,039)	(2,315)	(2,309)
Other income (expense)	(3)	2	(10)	9
Loss before income tax benefits	(967)	(1,037)	(2,325)	(2,300)
Income tax benefit	(11)	(21)	(24)	(36)
Loss from continuing operations	(956)	(1,016)	(2,301)	(2,264)
Other comprehensive income	41	–	460	–
Comprehensive loss	$(915)	$(1,016)	$(1,841)	$(2,264)

Net loss per share
Basic and diluted	$(0.09)	$(0.35)	$(0.22)	$(1.01)

Weighted-average shares used in per share computation:
Basic and diluted	10,487	2,929	10,478	2,245

Revenue

Revenue for fiscal year 2015 decreased by $160,000 compared to fiscal year 2014. The decrease relates to performance of a one-time milestone agreement with Life Technologies in fiscal year 2014. While the Company did not have such a contract in fiscal year 2015, comparison of our same type only sales increased by approximately $190,000 in fiscal year 2015. Revenue for fiscal year 2014 increased by $258,000 compared to fiscal year 2013. The increase relates to our acquisition of CollabRx and the generation of revenue in connection with commercial agreements.

As a percentage of total revenue for both the fiscal years 2015 and 2014, international sales were 0%. We expect our international sales will account for a significant portion of future revenue once our commercialization activities become more widely accepted.

Revenue for the three month period ended September 30, 2015 decreased by $60,000 compared to the three month period ended September 30, 2014. Revenue for the six month period ended September 30, 2015 decreased by $16,000 compared to the six month period ended September 30, 2014. Revenues in fiscal 2014 were derived primarily from the Company's first multiple-element arrangement with a strategic customer. This arrangement began in fiscal year 2013 and expired in fiscal year 2014. Revenues in fiscal 2015 and fiscal 2016 were derived from multiple customer SaaS service agreements, a royalty agreement, advertising revenues and testing fees.

As a percentage of total revenue for each of the three and six months ended September 30, 2015 and 2014, international sales were an immaterial portion of total revenues. As a percentage of total revenue for the three and six months ended September 30, 2013, international sales were 0%.

Gross Profit

Gross profit for the year ended March 31, 2015 decreased $74,000 from our gross profit of $500,000 for the year ended March 31, 2014. The decrease in our gross profit for the year ended March 31, 2015 primarily related to the one-time milestone agreement with Life Technologies in fiscal year 2014, which was offset by the continuing initial commercialization activities of CollabRx represented new and renewing customers. Gross profit for the year ended March 31, 2014 increased $156,000 from our gross profit for the year ended March 31, 2013. The increase in our gross profit for the year ended March 31, 2014 was primarily generated by the agreements with Life Technologies, Inc. and Everyday Health, Inc.

95

Our gross profit percentage for the year ended March 31, 2015 was 86% and primarily reflects the impairment of our product specific software, which was acquired through the CollabRx merger. Our gross profit percentage for the year ended March 31, 2014 was 76% and reflects specific customer related expenses and the amortization of our product specific software, which was included in the CollabRx merger.

At the present time our core operations consist of the development and commercial application of the CollabRx technology and content.  We offer cloud-based expert systems that provide clinically relevant interpretive knowledge to institutions, physicians, researchers and patients for genomics-based medicine in cancer.

Gross profit for the three and six months ended September 30, 2015 decreased by $68,000 and $32,000 compared to the three and six months ended September 30, 2014. Our gross profit reflects the amortization of the Company's product specific software, which was included in the CollabRx acquisition. Any engineering expenses related to revenue are also included in cost of revenue. For the three and six months ended September 30, 2015 there was no additional engineering expenses included in cost of revenue.

Our gross margin for the three and six months ended September 30, 2015 was 77.6% and 76.8%, respectively. Our gross margin for the three and six months ended September 30, 2014 was 89.8% and 85.0%, respectively. These periods included revenue solely derived from our genomics based information products. The amortization of acquired software is included in cost of goods.

Engineering

Engineering expenses consist primarily of salaries. Our engineering expenses increased to $2,087,000 in fiscal year 2015 from $1,714,000 in fiscal 2014, and primarily resulted from employee related expenses. A portion of certain employee related engineering expenses are re-categorized from engineering to research and development. (See “Research and Development” below.) The increase in engineering expenses in fiscal year 2015 compared to fiscal year 2014 was due primarily to salary and stock compensation expense, which were offset by lower recruiting expenses.

The increase of $1,047,000 in Engineering expenses in fiscal year 2014 compared to fiscal year 2013 was due primarily to salary and stock compensation expense as the Company had only three quarters of Engineering expenses in fiscal year 2013 compared to four quarters of Engineering expenses in fiscal year 2014. In addition, the change reflects increases in recruiting, rent and subscription expenses.

Engineering expenses consist primarily of salaries. The decrease in Engineering expense of $18,000 and $11,000 for the three and six months ended September 30, 2015, compared to the same period in 2014, reflected lower salary and stock compensation expenses offset by higher recruiting and outside services expenses and a reduced level of effort focused on existing products than on products that had not yet been offered for sale.

We define “engineering” as those development activities that are related to products, content or services which have been offered for sale or for which we have been paid. We define “R&D” as those development activities which are not related to products which have been offered for sale or for which we have been paid.

Research and Development

The expenses related to research and development (“R&D”) are primarily the result of allocations from Engineering.  The efforts of our engineering group include supporting existing product offerings as well as developing future product offerings.  We have segregated these expenses and reported expenses that make up R&D expenses for the three and six months ended September 30, 2015 and 2014, respectively.

96

The decrease in R&D expenses of $199,000 in fiscal year 2015 compared to fiscal year 2014 and $252,000 in fiscal year 2014 compared to fiscal year 2013 is related to the efforts of Engineering being directed to supporting new customer offerings.

For the fiscal years ended March 31, 2014, the Company's discontinued R&D expenses related to the NLD product line, the assets of which were held for sale and subsequently sold to third parties, were included in discontinued operations.

For the fiscal year ended March 31, 2015, we had no employees dedicated to R&D.

The decrease of R&D expense of $32,000 and $61,000 for the three and six months ended September 30, 2015, compared to the same period in 2014 reflects the focus of development activities on products offered for sale, as opposed to those that may be offered in the future.

The launch of the Genetic Variant Annotation Service in August 2013 and the CancerRx mobile app in May 2014 significantly lowered the amount of effort being devoted to future products. Extensions or improvements to the Therapy Finders, CancerRx mobile app and the GVA, along with fee-for-service development activities are all now assigned as Engineering expenses rather than R&D. The Company has temporarily suspended its development of Therapy Finders.

Sales and Marketing

Sales and marketing expenses consist primarily of employee related expenses.  Our sales and marketing expenses increased to $271,000 in fiscal 2014 from $257,000 in fiscal 2013. The increase was due primarily to salary and stock compensation expense as the Company had only three quarters of sales and marketing expenses in Sales and Marketing in fiscal year 2013 compared to four quarters in fiscal year 2014. The increase in salary and stock compensation expense was offset by a decrease in outside services. For the three and six months ended September 30, 2015, sales and marketing expenses decreased by $14,000 and increased by $16,000, respectively, primarily due to the engagement of a strategic marketing consultant in the current fiscal year. This expense was offset by the unrelated departure of our Vice President of Strategic Business Development at the end of April 2015. The Company expects to fill this position later in the fiscal year.

General and Administrative

General and administrative expenses consist of salaries, legal, accounting and related administrative services and expenses associated with general management, finance, information systems, human resources and investor relations activities. General and administrative expenses increased to $2,828,000 in fiscal year 2015 compared to $1,819,000 for fiscal year 2014. The increase was due primarily to increased consulting, stock-based compensation and merger related expenses in the current fiscal year.

General and administrative expenses decreased by $1,160,000 in fiscal year 2014 compared to fiscal year 2013. The decrease was due primarily to the acquisition costs and cash bonuses for key employees paid in the prior year.  Acquisition costs related to CollabRx included expenses for legal, accounting and consulting services.

General and administrative expenses consist of salaries, legal, accounting and related administrative services and expenses associated with general management, finance, information systems, human resources and investor relations activities. The decrease in general and administrative expenses of $79,000 for the three month period ended September 30, 2015, compared to the same period in 2014 was due primarily to decreases in outside services, consulting and stock related compensation expenses, partially offset by increases in compensation. The decrease in expenses reflects the higher merger related activities expenses in the first quarter.

The increase in general and administrative expenses of $30,000 for the six month period ended September 30, 2015, compared to the same period in 2014 was due primarily to increases in an employee bonus for a key employee, and legal expenses which were offset by decreases in consulting, Delaware franchise taxes and stock related compensation expenses.

97

Intangible Asset Impairment

During the quarter ended March 31, 2015, the Company determined that a large portion of the remaining net book value of the developed technology software product and customer relationship acquired in the original CollabRx, Inc. merger should be impaired. The Company therefore recognized a total of $571,000 in impairment charges, which included $415,000 for developed technology and $156,000 for customer relationships. No impairment charges for intangible assets were recorded for the fiscal year ended 2014.

For the three and six months ended September 30, 2015 and 2014, respectively, no impairment of intangible assets was recognized.

Other Income (Expense), net

Other income (expense), net consists of the change in fair value of the common stock warrant liability, the interest earned on our NanoVibronix investment, and the interest accrued on our note payable. The increase in other expense in fiscal year 2015 is primarily related to municipal payroll taxes. The change in Other income (expense) in fiscal year 2014 to fiscal year 2013 was flat.

Other income (expense), net consists of the interest earned on our NanoVibronix investment, and the interest accrued on our note payable. With the conversion of the NanoVibronix promissory note into equity, the Company no longer recognizes any related interest due. The Other income expense for the three and six months ended September 30, 2015 is solely interest expense on our note payable.

The change in the estimated fair value of our converted NanoVibronix investment is included in other comprehensive income.

Income Taxes

As a result of the stock purchase of CollabRx during the fiscal year ended March 31,2013, we had no tax basis in the intangible assets acquired. During the years ended March 31, 2015 and 2014, respectively, we recognized $301,000 and $79,000 in tax benefit as a result of this difference.

During the year ended March 31, 2015, there was no income tax expense or benefit for federal and state income taxes reflected in our consolidated statements of operations due to our net loss and a valuation allowance on the resulting deferred tax asset.

During the years ended March 31, 2015 and 2014, respectively, we recognized $27,000 and $2,000 in payroll tax expense related to being located in the City of San Francisco.

In fiscal 2015, our effective tax rate was (2%). In fiscal 2014 our effective tax rate was (2%). All deferred tax assets have been fully reserved.

As of March 31, 2015, the Company had net operating loss carryforwards of approximately $118.2 million and $50.4 million for federal and state tax purposes, respectively. The federal net operating loss carryforward will begin to expire in the year ending March 31, 2020 and the state of California net operating loss carryforward began to expire in the year ended March 31, 2013. As of March 31, 2015, the Company also had research and experimentation credit carryforwards of $0.9 million and $0.9 million for federal and state income tax purposes, respectively. A portion of the federal credit began to expire in the year ended March 31, 2012 and the state of California will never expire under current law. Net operating loss carryforwards and R&D credits can only offset 90% of state taxable income.

As a result of the acquisition of CollabRx by stock purchase, the Company had no tax basis in the intangible assets acquired. During the three and six months ended September 30, 2015, the Company recognized $17,000 and $40,000 in each period, respectively in tax benefit as a result of this difference.

98

During the three and six months ended September 30, 2014, the Company recognized $21,000 and $41,000 in each period, respectively, in tax benefit as a result of this difference.

Due to our net loss during the three and six months ended September 30, 2015 and 2014, respectively, and the aforementioned valuation allowance on the resulting deferred tax asset, the Company recognized no federal or state income taxes in our condensed statements of operations for the three and six months ended September 30, 2015 and 2014, respectively. Both federal and state income taxes due reflected our net loss and a valuation allowance on the resulting deferred tax asset.

The Company did however recognize $6,000 and $16,000 for city taxes and the annual minimum amount due for state income taxes in the three and six months ended September 30, 2015, respectively. The increase in other expense fiscal year 2015 is primarily related to municipal payroll taxes.

The Company recognized $5,000 in city taxes and the state's annual minimum amount due for state income taxes in the six month period ended September 30, 2014.

As of March 31, 2015, the Company had net operating loss carry forwards of approximately $118.2 million and $50.4 million for federal and state tax purposes, respectively. The federal net operating loss carry forward will begin to expire in the year ending March 31, 2020 and the state of California net operating loss carry forward began to expire in the year ended March 31, 2013. As of March 31, 2015, the Company also had research and experimentation credit carry forwards of $0.9 million and $0.9 million for federal and state income tax purposes, respectively. A portion of the federal credit began to expire in the year ended March 31, 2012 and the state of California will never expire under current law. Net operating loss carry forwards and R&D credits can only offset 90% of state taxable income.

Other Comprehensive income

We recognize our investment in NanoVibronix as long-term investments available-for-sale. The Company recognized a $41,000 and $460,000 unrealized gain on these securities in the three and six months ended September 30, 2015, respectively. The unrealized gain reflects the share price of NanoVibronix on September 30, 2015 in excess of its cost basis. The NanoVibronix ticker symbol is “NAOV”. While this stock is thinly traded, the share price is our best estimate of the fair value of this investment.

Contractual Obligations

The following summarizes our contractual obligations at March 31, 2015, and the effect such obligations are expected to have on our liquidity and cash flows in future periods (in thousands).

Contractual obligations:	Total	Less than 1 Year	1 - 3 Years	3-5 Years	After 5 Years
Promissory note payable	$500	$167	$333	$–	$–
Interest due on convertible promissory note payable	71	41	30	–	–
Non-cancelable operating lease obligations	309	126	183	–	–
Total contractual cash obligations	$880	$334	$546	$–	$–

Prior to the sale of our legacy Etch and PVD assets to OEM Group and the sale of our DRIE assets to SPTS, certain of our sales contracts included provisions under which customers would be indemnified by us in the event of, among other things, a third-party claim against the customer for intellectual property rights infringement related to our products. There are no limitations on the maximum potential future payments under these guarantees. We have accrued no amounts in relation to these provisions as no such claims have been made and we believe we have valid, enforceable rights to the intellectual property embedded in our products.

99

The following summarizes our contractual obligations as of September 30, 2015, and the effect such obligations are expected to have on our liquidity and cash flows in future periods (in thousands).

Contractual obligations:	Total	Less than 1 Year	1 - 3 Years
Promissory note payable	$333	$167	$166
Interest due on convertible promissory note payable	30	20	10
Non-cancelable operating lease obligations	246	127	119
Total contractual cash obligations	$609	$314	$295

Most leases provide for the Company to pay real estate taxes and other maintenance expenses. Rent expense for operating leases related to continuing operations, net of any sublease income, was $30,000 and $62,000 during the three and six months ended September 30, 2015, respectively. Rent expense for operating leases, net of sublease income was $33,000 and $65,000 during the three and six months ended September 30, 2014, respectively.

Certain of our past sales contracts included provisions under which customers would be indemnified by us in the event of, among other things, a third party claim against the customer for intellectual property rights infringement related to our products. There are no limitations on the maximum potential future payments under these guarantees. The Company has accrued no amounts in relation to these provisions as no such claims have been made, and the Company believes it has valid, enforceable rights to the intellectual property embedded in our products.

Liquidity and Capital Resources

For the year ended March 31, 2015, we financed our operations from the net proceeds raised from separate underwritten public offerings which closed in the first and fourth quarters of our fiscal year 2015 and existing cash on hand. Net cash used in operating activities during fiscal year 2015 was $3,565,000. The primary changes in our cash flow statement for fiscal year 2015 were due to our net loss of $5,164,000 and the impairment taken against intangible assets, partially offset by stock compensation expense, amortization and impairment expense, and the changes in deferred financing costs and accrued expenses.

For the year ended March 31, 2014, we financed our operations from existing cash on hand and the net proceeds from the sale of discontinued assets. Net cash used in operating activities during fiscal year 2014 was $2,431,000. The primary changes in our cash flow statement for fiscal year 2014 were due to our net loss of $3,314,000, partially offset by stock compensation expense, amortization expense, and the recognition of a non-cash loss of foreign exchange differences in the amount $142,000 from former subsidiaries related to discontinued operations.

The Company's net loss increased in fiscal 2015 compared to fiscal 2014 primarily due to increased consulting and merger related expenses and increased employee related expenses, primarily related to new hires in Engineering and the impairment charge taken against intangible assets and goodwill in Other income/(expense), net.

During the two years presented, we were transitioning from the operations of a newly acquired business to supporting a more fully formed organization prepared to position itself in its new marketplace. The major difference between the two fiscal years was an increased need for cash for Engineering and R&D operations as well as the need for cash for G&A, following the merger decision with Medytox Solutions. Fiscal year 2014 included net cash generated from the sale of the last two patents related to discontinued operations.

Net cash used in investing activities totaled ($17,000) and ($22,000), in fiscal years 2015 and 2014, respectively. Cash used in fiscal 2015 was related to the acquisition of computer equipment and furniture. Cash used in fiscal 2014 was related to the acquisition of property and equipment, primarily computer equipment.

Net cash provided by financing activities totaled $9,673,000 and $6,000, in fiscal years 2015 and 2014, respectively.

100

On February 25, 2015, the Company closed an underwritten public offering through an S-1 filing of 4,416,000 shares of its common stock offered at a public offering price of $1.25 per share. Gross proceeds to CollabRx from this offering were $5,520,000 before deducting the underwriting discount and other estimated offering expenses payable by CollabRx. The Company followed the successful S-1 offering with an underwritten public offering through an S-3 filing of 2,716,535 shares of its common stock which closed on March 3, 2015 at a public offering price of $1.27 per share. Gross proceeds to CollabRx from this follow up offering were $3,450,000 before deducting the underwriting discount and other estimated offering expenses payable by CollabRx.

Aegis Capital Corporation acted as the sole book-running manager for both offerings. In addition to the offering of a total of 7,132,535 shares of common stock through its recent S-1 and S-3 filings, shareholders were offered 4,416,000 warrants to purchase shares of common stock in connection with the February 25, 2015 offering. These warrants have an exercise price of $1.18 per share. In addition 186,066 warrants to purchase shares of common stock were issued in connection with this offering, and were sold to Aegis Capital Corporation for one hundred dollars. These warrants have an exercise price of $1.25 per share and expire February 25, 2020. Such securities could potentially dilute earnings per share in future periods. Previously deferred financing expenses incurred to raise equity capital related to financing transactions prior to the completion of the financing, as well as other related expenses incurred in the fiscal year 2015, were recognized in the fiscal year 2015 and offset the gross proceeds raised. Total underwriting discount and financing expenses for both the S-1 and S-3 offerings were $1,035,000. As of June 26, 2015, 160,000 warrants have been exercised and are included in the number of shares outstanding.

On June 25, 2014, the Company closed an underwritten public offering of 913,500 shares of its common stock, offered at a public offering price of $2.00 per share. Gross proceeds to CollabRx from this offering were $1,827,000 before deducting the underwriting discount and other estimated offering expenses payable by CollabRx. CollabRx anticipates using the net proceeds from the offering for general corporate purposes, including development of their products and services, general and administrative expenses and working capital. Aegis Capital Corp. acted as the sole book-running manager for the offering. In addition to the offering of 913,500 shares of common stock, 27,405 warrants to purchase shares of common stock were issued in connection with this offering. These warrants have an exercise price of $2.50 per share and were not exercisable until June 24, 2015 and expire June 24, 2020. Such securities could potentially dilute earnings per share in future periods. Previously deferred financing expenses incurred to raise equity capital related to financing transactions prior to the completion of the financing, as well as other related expenses incurred in the fiscal year 2015, were recognized in the fiscal year 2015 and offset the gross proceeds raised. Total underwriting discount and financing expenses were $478,000.

Through the June offering, the Company netted $1,641,000 of the gross proceeds of $1,827,000 before additional financing expenses.

Cash provided in fiscal 2014 was related to the sale of stock from an at market distribution plan (At Market Distribution Plan 2014) as a result of the Company's filing of an S-3 in its third quarter for the prior fiscal year.

CollabRx anticipates using the net proceeds from the fiscal year 2015 offerings for general corporate purposes, including development of its products and services, general and administrative expenses and working capital. The consolidated financial statements contemplate the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future.  The Company continues to incur recurring losses from operations. Even though the Company has entered into the aforementioned agreement with Medytox, it must still prove its ability to generate sufficient levels of cash from its operations. We believe that our existing cash and cash equivalents will be adequate to fund the Company's operations requirements and obligations through the second quarter of fiscal year 2017. The Company expects the Loan Agreement with Medytox and the proposed business combination will provide financing that will sustain the Company's operations until the Company can achieve profitability and positive cash flows.

If the Company is not able to achieve profitability and positive cash flows, the Company may not be able to continue the operation of its business. It is not possible to predict when our business and results of operations will improve.

101

For the six months ended September 30, 2015 and 2014, respectively, the Company financed its operations from existing cash on hand and the net proceeds raised from separate underwritten public offerings which closed on June 25, 2014, February 25, 2015 and March 3, 2015. Net cash used in operating activities during the six months ended September 30, 2015 was $2,335,000. The primary changes in our cash flow statement for the six months ended September 30, 2015 compared to the corresponding period in the prior fiscal year were due to our net loss of $2,301,000 and changes in accounts payable and accrued expenses as well as the first installment payment of principle and accrued interest on the promissory note payable, partially offset by changes in stock-based compensation, and amortization of intangibles. Net cash used in operating activities during the six months ended September 30, 2014 was $1,649,000, due primarily to our net loss of $2,264,000, partially offset by changes in stock compensation expense, amortization of intangibles, deferred financing expenses of the Company's recent round of new financing and changes in accounts receivable and prepaid expenses.

The condensed financial statements contemplate the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future. The Company incurred comprehensive losses of $1,841,000 for the six months ended September 30, 2015. The Company's existing cash and cash equivalents are expected to be adequate to fund the Company's operations requirements and obligations through the second quarter of its fiscal year 2017.

Net cash used in investing activities totaled ($16,000) and ($17,000), in the six months ended September 30, 2015 and 2014, respectively. Cash used in fiscal years 2015 and 2016 was related to the acquisition of computer equipment and furniture.

Net cash flows from financing activities totaled ($167,000) and $1,370,000 for the six months ended September 30, 2015 and 2014, respectively.

On June 25, 2014, the Company closed an underwritten public offering of 913,500 shares of its common stock, offered at a public offering price of $2.00 per share. Gross proceeds to CollabRx from this offering were $1,827,000 before deducting the underwriting discount and other estimated offering expenses payable by CollabRx. In addition to the offering of 913,500 shares of common stock, 27,405 warrants to purchase shares of common stock were issued in connection with this offering. These warrants have an exercise price of $2.50 per share and are not exercisable until June 24, 2015 and expire June 24, 2020. Such securities could potentially dilute earnings per share in future periods. Total underwriting discount and financing expenses were $480,000. The Company netted $1,347,000 after underwriting expenses.

During the six months ending September 30, 2014, the Company also received $23,000 from the sale of 7,101 shares through an at-the-market financing facility through Cantor Fitzgerald.

On February 25, 2015, the Company closed an underwritten public offering through an S-1 filing of 4,416,000 shares of its common stock offered at a public offering price of $1.25 per share. Gross proceeds to CollabRx from this offering were $5,520,000 before deducting the underwriting discount and other estimated offering expenses payable by CollabRx. The Company followed the S-1 offering with an underwritten public offering through an S-3 filing of 2,716,535 shares of its common stock which closed on March 3, 2015 at a public offering price of $1.27 per share. Gross proceeds to CollabRx from this follow up offering were $3,450,000 before deducting the underwriting discount and other estimated offering expenses payable by CollabRx.

Aegis Capital Corporation acted as the sole book-running manager for all three offerings. In addition to the offering of a total of 7,132,535 shares of common stock through its recent S-1 and S-3 filings, shareholders were offered 4,416,000 warrants to purchase shares of common stock in connection with the February 25, 2015 offering. These warrants have an exercise price of $1.18 per share. In addition 186,066 warrants to purchase shares of common stock were issued in connection with this offering, and were sold to Aegis Capital Corporation for one hundred dollars. These warrants have an exercise price of $1.25 per share and expire February 25, 2020. Such securities could potentially dilute earnings per share in future periods. Total underwriting discount and financing expenses for both the S-1 and S-3 offerings were $1,035,000. As of September 30, 2015, 160,000 warrants have been exercised and are included in the number of shares outstanding.

102

CollabRx anticipates using the net proceeds from the offerings for general corporate purposes, including development of its products and services, general and administrative expenses and working capital. The audited consolidated financial statements contemplate the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future.  The Company continues to incur recurring losses from operations.

If the Company is not able to achieve profitability and positive cash flows, the Company may not be able to continue the operation of its business. It is not possible to predict when our business and results of operations will improve.

Off-Balance Sheet Arrangements

The Company does not currently have, nor has it ever had, any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, the Company does not engage in trading activities involving non-exchange traded contracts.

Recent Accounting Pronouncements:

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and the IASB has issued IFRS 15, Revenue from Contracts with Customers. The issuance of these documents completes the joint effort by the FASB and the IASB to improve financial reporting by creating common revenue recognition guidance for U.S. GAAP and IFRS. The new guidance affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. This ASU will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance. For public entities, the amendments are effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period.  Early application is not permitted. The Company will continue to evaluate this newly issued guidance.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern (Sub Topic 205-40) -Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern.  ASU2014-15 clarifies principles and definitions that may be used by an organization's management for disclosures that are currently made available in financial statement footnotes. Presently, U.S. GAAP does not provide an organization's management guidance regarding its responsibility to assess whether substantial doubt exists regarding the ability to continue as a going concern or to prepare related footnote disclosures. Instead, auditors are responsible for assessing an entity's ability to continue as a going concern under AU-C 570. ASU 2014-15 will move this responsibility to management. ASU 2014-15 will require management to evaluate whether there are conditions or events that raise substantial doubt about the entity's ability to continue as a going concern for one year from the date the financial statements are issued. ASU 2014-15 is effective for annual periods ending after December 15, 2016 to allow the auditing guidance to catch up with this change. ASU No. 2014-15 affects all companies and nonprofits and early application is allowed.  The Company is currently evaluating the impact of adopting this new guidance on our condensed financial statements.

In April 2015, the FASB issued ASU 2015-05, Intangibles Goodwill and Other – Internal Use Software (Sub Topic 350-40) –Customer's Accounting for Fees Paid in a Cloud Computing Arrangement. ASU 2015-05 provides explicit guidance to help companies evaluate the accounting for fees paid by a customer in a cloud computing arrangement. The new guidance clarifies that if a cloud computing arrangement includes a software license, the customer should account for the license consistent with its accounting for other software licenses. If the arrangement does not include a software license, the customer should account for the arrangement as a service contract. ASU 2015-05 is effective for public business entities for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. For all other entities, the amendments are effective for annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 15, 2016. An entity can elect to adopt the amendments either prospectively for all arrangements entered into or materially modified after the effective date, or retrospectively. Early adoption is permitted for all entities. The Company is currently evaluating the impact of adopting this new guidance on our condensed financial statements.

103

Quantitative and Qualitative Market Risk Disclosure

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily a result of fluctuations in interest rates and foreign currency exchange rates.

Foreign Currency Exchange Risk

As of March 31, 2015 and 2014, the assets in our investment portfolio were classified as cash equivalents in the consolidated balance sheets. Our investment portfolio at fiscal 2015 and fiscal 2014 was comprised of money market funds. With the sale of the DRIE related assets and the closure of the Tegal France subsidiary, our exposure to foreign currency fluctuations has been mostly eliminated. For the fiscal years ended March 31, 2015, and 2014, fluctuations of the US dollar in relation to the Euro were immaterial to our financial statements.

Changes in the exchange rate between the Euro and the US dollar are currently immaterial to our operating results. Exposure to foreign currency exchange rate risk may increase over time as our business evolves.  We expect that sales in international markets may account for a significant portion of any future revenue, as the Company plans to market to customers located outside the United States.

Periodically, the Company would enter into foreign exchange contracts to sell Euros, which are used to hedge a sales transaction in which costs were denominated in US dollars and the related revenue was generated in Euros. As of March 31, 2015, there were no outstanding foreign exchange contracts.

As of September 30, 2015 and 2014, respectively, all of the Company's cash equivalents were held in the form of money market funds denominated in U.S. dollars in the condensed balance sheet. Changes in the exchange rate between other currencies and the U.S. dollar are currently immaterial to our operating results. Exposure to foreign currency exchange rate risk may increase over time as our business evolves.

Fair Value Measurements

The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers what assumptions market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of non-performance. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.
•

Level 2: Directly or indirectly observable inputs as of the reporting date through correlation with market data, including quoted prices for similar assets and liabilities in active markets and quoted prices in markets that are not active. Level 2 also includes assets and liabilities that are valued using models or other pricing methodologies that do not require significant judgment since the input assumptions used in the models, such as interest rates and volatility factors, are corroborated by readily observable data from actively quoted markets for substantially the full term of the financial instrument.

•	Level 3: Unobservable inputs that are supported by little or no market activity and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management's estimates of market participant assumptions.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as considers counterparty credit risk in its assessment of fair value. As of September 30, 2015, the investment balance of $859,000, included in the condensed balance sheets, is considered Level 2 and is re-measured on a recurring basis. The value of money market funds was immaterial at September 30, 2015.

Interest Rate Risk

We are only marginally exposed to interest rate risk through interest earned on money market funds. Interest rates that may affect these items in the future will depend on market conditions and may differ from the rates we have experienced in the past. We do not hold or issue derivatives, commodity instruments or other financial instruments for trading purposes.

104

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information concerning our executive officers and directors as of November  19, 2015:

Name	Age	Title
Thomas R. Mika	64	Chairman of the Board
Seamus Lagan	46	Director, Chief Executive Officer and President
Dr. Paul Billings	63	Director
Christopher Diamantis	47	Director
Benjamin Frank	81	Director
Michael L. Goldberg	66	Director
Robert Lee	61	Director
Jason P. Adams	34	Chief Financial Officer

Directors

Thomas R. Mika was appointed CollabRx's President and Chief Executive Officer in March 2005 and appointed Chairman of the Board of CollabRx in October 2006. In addition, he holds the positions of Acting Chief Financial Officer and Secretary of CollabRx. His previous service with Tegal was as Executive Vice President and Chief Financial Officer and as member of the board of directors from 1992 to 2002. Mr. Mika began his association with Tegal in 1990, when he served as consultant to Nazem & Company, a venture firm that acquired the company from Motorola. Previously, Mr. Mika co-founded IMTEC, a boutique investment firm whose areas of focus included health care, pharmaceuticals, media and information technology. Earlier in his career, Mr. Mika was a managing consultant with Cresap, McCormick & Paget and a policy analyst for the National Science Foundation, where he was a member of the initial three-person team that developed and published the landmark Science Indicators, the biennial report of the National Science Board to the President of the United States. Mr. Mika holds a Bachelor of Science degree in Microbiology from the University of Illinois at Urbana-Champaign and a Master of Business Administration degree from the Harvard Graduate School of Business.

Seamus Lagan was appointed as Chief Executive Officer and President and a director of the Company since November 2, 2015 and as Chief Executive Officer and a director of Medytox effective September 15, 2014. Mr. Lagan has been, either individually or through Alcimede LLC, a consultant to Medytox since May 2011. Mr. Lagan has been a director of Alcimede since its formation in 2007. Alcimede is a privately-held, Delaware limited liability company which provides various consulting services, including management, organization, and financial consulting services. Mr. Lagan also currently serves, through Alcimede, as chief executive officer of the following subsidiaries of Medytox: Medytox Diagnostics, Inc. (since February 2012), Medytox Medical Marketing & Sales, Inc. (since March 2012), and Medytox Information Technology, Inc. (since June 2011) and as president of Medical Billing Choices, Inc. (since July 2013). From September 2008 through May 2011, Mr. Lagan was a private investor. In 2008, TecEnergy UK Limited (“TEC”), a waste management and alternative energy company in England and Wales, of which Mr. Lagan served as a director, was placed into administration to protect it from bankruptcy. The relevant taxing authorities in the United Kingdom alleged that the directors reduced the debt of TEC to its creditors at the expense of tax liabilities to the taxing authorities. There were no other allegations of wrongdoing, but based on such allegations, the taxing authorities sought to have each of the directors of TEC banned from acting as a director in the United Kingdom for a three-year period. At the time of such action, Mr. Lagan had significant health issues and did not defend himself. As a result, Mr. Lagan was banned in his absence from acting as a director of a United Kingdom company from October 8, 2010 until October 2015 (In the Matter of TecEnergy UK Limited and in the Matter of the Company Directors Disqualifications Act of 1986 between the Secretary of State for Business, Innovation and Skills and Seamus Lagan (Norwich County Court, UK, Claim No. 0NR00656)). Mr. Lagan graduated from Ballymena Technical College in Ireland in 1989.

105

Paul R. Billings, MD, PhD, FACP, FACMG, joined the CollabRx board of directors on April 7, 2014. Dr. Billings is a nationally recognized expert on genomic and precision medicine and a board certified internist and clinical geneticist whose career has been devoted to improving patient care by expanding the use of medically relevant genomic technologies in clinical settings, most recently as Chief Medical Officer of Life Technologies, Inc. (acquired by Thermo Fisher Scientific, Inc. in March, 2014). Currently, Dr. Billings serves in multiple roles in industry and government, including as Executive Chairman, Melanoma Diagnostics, Inc., and director of Trovagene, Inc., DecisionQ, Inc. and PAX Neuroscience, Inc. He was Co-Founder and first Medical Director of the Cordblood Registry, Inc., past Senior Physician and SVP of Laboratory Corporation of America, Inc. (LabCorp), Co-Founder and Past Director of Omicia, Inc., Founder and EVP of GeneSage, Inc., and past Director of Ancestry.com, Inc. Dr. Billings currently serves on the Scientific Advisory Board of the FDA, the Genomic Medicine Advisory Committee at the Dept. of Veterans Affairs, and the National Academy of Sciences Institute of Medicine's Roundtable on Genomics. Dr. Billings was the former Director and Chief Science Officer of the Genomic Medicine Institute at El Camino Hospital. He was also a member of the United States Dept. of Health and Human Services Secretary's Advisory Committee on Genetics, Health and Society. Dr. Billings has held academic appointments at prestigious universities including Harvard University, UCSF, Stanford University and UC Berkeley, and has served as a physician at numerous medical centers. He is the author of nearly 200 publications and books on experimental and clinical medicine. His work on genetic discrimination was instrumental in the creation and passage of the federal Genetic Information Non-Discrimination Act of 2008. Dr. Billings holds an M.D. from Harvard Medical School and a Ph.D. in immunology from Harvard University.

Christopher E. Diamantis has served as a director of the Company since November 2, 2015 and previously served as a director of Medytox from April 24, 2013 to November 2, 2015. Mr. Diamantis has served, since 1999, as Chairman and Chief Executive Officer of Integrated Financial Settlements, Inc., a structured settlement consulting firm in Tallahassee, Florida. He has also been, since April 2000, a director and managing partner of the Gabor Agency, Inc., a 65-year old Florida-based company specializing in investment and insurance planning for public employees and universities. Since 2007, Mr. Diamantis has been Chairman of Pro Bank Financial Holding Company, the parent of Pro Bank, a community bank in Tallahassee, Florida. He also has served, since 2011, as a director of Esquire Bank, a full-service, federally chartered savings bank in New York City. In addition, since 2007, Mr. Diamantis has been a director and partner in Counsel Financial Services, Inc., a specialty financial firm catering to the needs of the legal community and the largest non-bank lender to law firms in the United States. He is a past member of the Board of Governors of the Florida State University College of Business and past president of the National Structured Settlements Trade Association.

Benjamin Frank has served as a director of the Company since November 2, 2015 and previously served as a director of Medytox from April 24, 2013 to November 2, 2015. Mr. Frank is a retired lawyer and businessman, with particular experience in healthcare, foreign trade, retail, business development and government. After practicing as an attorney, from 1962 to 1966, he was a Senior Vice President and member of the Board of Directors of Allied Stores Corporation, which owned department stores and specialty stores, including Jordan Marsh, Brooks Brothers, Ann Taylor and others. He also served, from 1971 to 1987, as a Vice President and Trustee of North Shore University Hospital, currently North Shore University Hospital, Long Island Jewish Hospital System. Mr. Frank was appointed in February 2009 by former Florida Governor Charlie Crist to the Board of the Health Care District of Palm Beach County and he served as Chair of the Board from October 2011 to February 2013.

Michael L. Goldberg has served as a director of the Company since November 2, 2015 and previously served as a director of Medytox from August 6, 2015 to November 2, 2015. Mr. Goldberg has been the Managing Director of Monarch Capital LLC. since April, 2006. Monarch is a corporate consulting company primarily servicing small to mid-sized public and private companies. As such, he served in a corporate restructuring capacity as a Director, Acting Chief Executive Officer and President of IDO Security, Inc., from July 2006, until May 2013. Mr. Goldberg served as a Director and Chief Executive Officer of Rx Medical Services Corp. (RXM), an American Stock Exchange listed company, a position he held from May 1991 through June 2006. RXM was a medical company, which at one time managed and owned rural hospitals, clinical laboratories and MRI/CT centers across the United States. While there he was responsible for in excess of 25 acquisitions across the country. Mr. Goldberg has been involved as a consultant to a number of private and public companies in varying industries, assisting in their formation and capital structures. Mr. Goldberg began his career as an Asper Fellow in the US Attorney's office in 1974 with the Criminal division of the Department of Justice in Washington, D.C. (Watergate prosecution team) before becoming an Assistant District Attorney in Philadelphia where he rose to the major trial and then homicide division. Mr. Goldberg was also a litigator in Philadelphia where he maintained a private practice before he transitioned into a career in corporate restructuring. Mr. Goldberg has served as a Director of both private and publicly traded companies and has served on audit and compensation committees.

106

Robert Lee has served as a director of the Company since November 2, 2015 and previously served as a director of Medytox from August 6, 2015 to November 2, 2015. Mr. Lee is currently the Managing Partner of Sheffield Investment Partners, and has served in such capacity since 2010. Prior thereto, from 2008 until 2010, Mr. Lee served as a Managing Director of New Stream Capital, and from 2000 until 2007, Mr. Lee was a Managing Director at CRT Capital Group. Prior to joining CRT, Mr. Lee was a Managing Director of Morgan Stanley Dean Witter from 1984 until 2000. Mr. Lee ran several units of Dean Witter's Investment Bank including the M&A Group. After the merger of Dean Witter with Morgan Stanley, Mr. Lee was a Managing Director in the M&A group at Morgan Stanley working most closely with the Financial Sponsors. Mr. Lee also serves as a Board member of SL Investment Management, and has served in such capacity since 2011. From 2001 to 2008, Mr. Lee served on the Board of Springs Industries, and from 2008 until 2013, Mr. Lee served on the Board of Springs Window Fashions. Mr. Lee is also on the board of visitors for the Wake Forest School of Business, and previously served as Chairman of such Board. Mr. Lee received his undergraduate degree in economics from Dartmouth College (BA 1976) and attended the University of Chicago Graduate School of Business.

Executive Officers

Jason P. Adams commenced employment with Medytox in September 2015, and was appointed Chief Financial Officer on September 12, 2015. Mr. Adams was appointed Chief Financial Officer of the Company on November 2, 2015. Prior to joining Medytox, Mr. Adams was the Chief Financial Officer of West Central Behavioral Health, a provider of behavioral health services in the state of New Hampshire, from March 2014 until September 2015. Prior to his involvement with West Central Behavioral Health, he held similar positions with Alico, Inc., from April 2012 until March 2014, and the Source Interlink Companies, Inc., from February 2006 through April 2012. Mr. Adams holds a BS degree in Accounting from Castleton University, and a Colorado CPA designation.

Director Independence

The board of directors has affirmatively determined that each of Dr. Paul Billings, Christopher Diamantis, Benjamin Frank, Michael L. Goldberg, and Robert Lee is an “independent director” as defined under the Listing Rules of The NASDAQ Stock Market. The Listing Rules of The NASDAQ Stock Market provide a list of disqualifying criteria for the independence determination. For example, under these rules, a director who is, or during the past three years was, employed by the company or by any parent or subsidiary of the company, other than prior employment as an interim chairman or interim chief executive officer, would not be considered independent. No director qualifies as independent unless the board of directors affirmatively determines that the director does not have a material relationship with the listed company that would interfere with the exercise of independent judgment.

Board Leadership Structure of the Combined Company

Mr. Mika serves as the Chairman of the combined company board of directors and Mr. Lagan serves as a director, Chief Executive Officer and President of the combined company. The benefits of having Mr. Mika serve as the Chairman and Mr. Lagan serve as the Chief Executive Officer of the combined company include: (1) allowing our Chief Executive Officer to focus on the day-to-day business, while allowing the Chairman to lead the combined company's board of directors in its fundamental role of providing advice to and independent oversight of management, (2) reinforcing the independence of the board of directors from management, and (3) creating an environment that encourages objective oversight of management's performance.

The board of directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as the combined company's Chairman, particularly as the board of directors' oversight responsibilities continue to grow. The board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of the combined company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the board of directors.

107

Board Committees of the Combined Company

The board of directors of the combined company has an audit committee, a compensation committee and a nominating/corporate governance committee. Each of these committees operate under a charter that has been previously approved by the CollabRx board of directors and will have the composition and responsibilities described below. The board of directors of the combined company from time to time may establish other committees to facilitate the management of the company and may change the composition and the responsibilities of the existing committees.

The table below summarizes the membership of each of the three standing board committees of the combined company after the merger.

Director	Audit	Compensation	Nominating/ Corporate Governance
Thomas R. Mika
Seamus Lagan
Dr. Paul Billings		X
Christopher Diamantis	X	Chairman	X
Benjamin Frank	X	X	Chairman
Michael L. Goldberg
Robert Lee	Chairman		X

Audit Committee

The purpose of the audit committee of the combined company is to review the combined company's audited financial statements with management, review the combined company's independent registered public accountants' performance in the annual audit, review audit fees, review fees for the preparation of the combined company's tax returns, discuss the combined company's internal accounting control policies and procedures and consider and appoint the combined company's independent registered public accountants. The audit committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

The audit committee charter is available on the Company's website at www.rennovahealth.com by selecting “Investors” and then “Governance” from the available options.

The audit committee of the combined company consists of Mr. Robert Lee, Mr. Christopher Diamantis and Mr. Benjamin Frank. Each anticipated member of the audit committee qualifies as “independent” for purposes of membership on audit committees pursuant to the Listing Rules of The NASDAQ Stock Market and the rules and regulations of the SEC and is “financially literate” as required by the Listing Rules of The NASDAQ Stock Market. In addition, the board of directors of the combined company has determined that Mr. Lee qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC and meets the qualifications of “financial sophistication” under the Listing Rules of The NASDAQ Stock Market.

Compensation Committee

The purpose of the compensation committee of the combined company is to assist the board of directors of the combined company in the discharge of its responsibilities with respect to employee compensation including the adoption, periodic review and oversight of the combined company's compensation strategy, policies and plans. The compensation committee of the combined company administers equity plans of the combined company, CollabRx and Medytox. The compensation committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

The compensation committee charter is available on the Company's website at www.rennovahealth.com by selecting “Investors” and then “Governance” from the available options.

The compensation committee of the combined company consists of Mr. Christopher Diamantis, Dr. Paul Billings and Mr. Benjamin Frank.

108

Nominating/Corporate Governance Committee

The purpose of the governance and nominating committee of the combined company is to oversee all aspects relating to corporate governance, including acting as an independent committee evaluating transactions between the combined company and directors and officers. The nominating/corporate governance committee also assists the board of directors by identifying individuals qualified to become board members, recommend for selection by the board of directors the director nominees to stand for election at the next annual meeting of the combined company's stockholders and recommend to the board director nominees for each committee of the board (other than this committee).

When reviewing related party transactions, the nominating/corporate governance committee considers all relevant facts and circumstances, including:

•	the commercial reasonableness of the terms;

•	the benefit and perceived benefits, or lack thereof, to the combined company;

•	opportunity costs of alternate transactions; and

•	the materiality and character of the related person's interest, and the actual or apparent conflict of interest of the related person.

The nominating/corporate governance committee will only approve or ratify a related party transaction when it determines that, upon consideration of all relevant information, the transaction is in, or is not inconsistent with, the best interests of the combined company and stockholders. No related party transactions will be consummated without the approval or ratification of the nominating/corporate governance committee and the disinterested members of the combined company board of directors. Any directors interested in a related party transaction will recuse themselves from any vote relating to a related party transaction in which they have an interest.

The nominating/corporate governance committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

The nominating/corporate governance committee charter is available on the Company's website at www.rennovahealth.com by selecting “Investors” and then “Governance” from the available options.

The nominating/corporate governance committee of the combined company consists of Mr. Benjamin Frank, Mr. Christopher Diamantis and Mr. Robert Lee.

Risk Management

The combined company board of directors as a whole monitors and considers policies to manage risk as part of its regular activities. The combined company committees of the board focuses on and manages specific forms of risk and reports their activities to the combined company board of directors. The audit committee is primarily responsible for the identification and review of financial risk. The compensation committee works to minimize risks associated with the executive compensation plans and stock benefit plans that it establishes. The nominating/corporate governance committee considers risks presented by changing law and regulation and recommend changes in governance and operations to comply.

109

Certain Relationships and Related Person Transactions

The policies and procedures of the combined company with respect to the review, approval or ratification of related-person transactions are substantially similar to CollabRx's current policies and procedures on such matters.

CollabRx Related Person Transactions

CollabRx's Nominating/Corporate Governance Committee reviews related party transactions and only approves or ratifies a related party transaction when it determines that, upon consideration of all relevant information, the transaction is in, or is not inconsistent with, the best interests of CollabRx and its stockholders. CollabRx's policy with respect to transactions in which any of its directors or officers may have an interest, requires that such transaction (i) be on terms no less favorable to CollabRx than could be obtained from unaffiliated third parties and (ii) be approved by the Nominating/Corporate Governance Committee and a majority of the uninterested, outside members of the CollabRx board. It is CollabRx's policy that directors interested in a related party transaction will recuse themselves from any vote relating to a related party transaction in which they have an interest. All related party transactions in fiscal years 2013, 2014 and 2015 and up to the latest practicable date before the printing of this prospectus were approved in accordance with CollabRx's policy.

Medytox Related Party Transactions

Medytox does not have a formal policy on related party transactions, but it conducts a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to directors and executive officers must be approved by the independent and disinterested members of the Medytox board of directors. There were no related party transactions for Medytox during fiscal 2012, 2013, 2014 and as of the latest practicable date before the printing of this prospectus, except for the following:

William Forhan, the former Chief Executive Officer, former director and a stockholder of Medytox, had advanced loans to Medytox for the payment of certain operating expenses. The loans were non-interest bearing and were due on demand. The amount outstanding to Mr. Forhan was $57,100 at December 31, 2012. During the year ended December 31, 2013, $10,000 was paid and the remaining $47,100 was released by Mr. Forhan. The $47,100 is recorded as a capital contribution as additional paid in capital.

Alcimede LLC, of which Mr. Lagan is the sole manager, had advanced loans to Medytox for the payment of certain operating expenses. The loans were due on demand. The amount outstanding to Alcimede was $85,000 at December 31, 2012. During the year ended December 31, 2013, the $85,000 was paid along with a one-time interest charge of $18,417. Alcimede was paid $364,375 and $240,000 for consulting fees pursuant to a consulting agreement for the years ended December 31, 2014 and 2013, respectively, and $187,500 during the six months ended June 30, 2015. Medytox reimbursed Alcimede $450,408 and $520,334 for certain operating expenses and asset purchases paid by Alcimede on Medytox's behalf in the years ended December 31, 2014 and 2013, respectively.

On September 10, 2012, Medytox entered into an Asset Purchase Agreement with DASH Software, LLC (“DASH”) for the purchase of certain software utilized by Medytox in its operations for $150,000. Sharon Hollis, a former Vice President and stockholder of Medytox, was the managing member of DASH. During the year ended December 31, 2013, Medytox paid $33,070 to DASH pursuant to the Asset Purchase Agreement. As of December 31, 2013, the purchase was fully paid.

In connection with Medytox's acquisition of Medical Billing Choices, Inc. (“MBC”), Dr. Thomas Mendolia, the then Chief Executive Officer of Medytox's Laboratories and a stockholder, entered into an agreement with the selling shareholders of MBC to receive 20% of the purchase price of MBC as it was paid by Medytox and 0.88% of the gross collections that MBC collected for Medytox. Pursuant to this agreement, Dr. Mendolia received $29,625 for the year ended December 31, 2011, $90,152 during the year ended December 31, 2012 and $103,583 during the six months ended June 30, 2013 for a total of $223,360. Pursuant to the completion of the acquisition of MBC on July 22, 2013, Medytox and Dr. Mendolia agreed that the $223,360 would be paid back to MBC and payment was received in July 2013. Medytox reimbursed Dr. Mendolia $254,966 and $252,841 for certain operating expenses and asset purchases paid by Dr. Mendolia on Medytox's behalf in the years ended December 31, 2014 and 2013, respectively, and $4,612 during the six months ended June 30, 2015.

110

Medytox and SS International Consulting, Ltd. (“International”), of which Sebastien Sainsbury is the sole shareholder, entered into a non-exclusive Consulting Agreement on March 15, 2014. International provided such management consulting services, business advisory services, marketing and investors relations advice and management as may be agreed to by the parties from time to time. Medytox paid International $6,667 per month and reimbursed expenses incurred by International on behalf of Medytox. The Consulting Agreement could be terminated by either party at the end of any month. Medytox paid $66,660 to International during the year ended December 31, 2014 and $39,996 during the six months ended June 30, 2015. The parties entered into an amendment to the Consulting Agreement, pursuant to which 200,000 shares of common stock were issued to International.

Each of the holders of shares of Series B Preferred Stock, Epizon, Ltd., Aella, Ltd., Francisco Roca, III, Dr. Thomas F. Mendolia and Steven Sramowicz, entered into a purchase option agreement with Medytox as of March 27, 2014. Each agreement grants Medytox an option to purchase any or all shares of Series B Preferred Stock held by the holder at any time through March 27, 2016. Each holder owns 1,000 shares of Series B Preferred Stock. If all of a holder's shares are purchased by Medytox pursuant to the option, the purchase price would be $5,000,000. If fewer shares are purchased from a holder, the purchase price would be adjusted proportionately. Each holder agreed not to transfer or dispose of any shares of Series B Preferred Stock during the term of the option, other than to Medytox upon an exercise of the option. Any exercise of an option is completely at Medytox's discretion.

On December 31, 2014, Medytox borrowed $3,000,000 from D&D Funding II, LLC (“D&D”), Christopher Diamantis, a director of Medytox, is the manager and 50% owner of D&D (“D&D Note”). The D&D Note has an interest rate of 10%. The D&D Note is payable in one payment, including interest, at maturity on December 31, 2015. The D&D Note must be prepaid upon the consummation by Medytox of a sale of shares of common stock or other securities convertible into common stock for cash pursuant to which Medytox receives net proceeds of not less than $10 million. The D&D Note is convertible at any time, in whole or in part, into common stock at a conversion price equal to 75% of the Market Price (as defined in the D&D Note). Upon any such conversion, the holder will also receive warrants exercisable into the same number of shares of common stock as are being issued upon conversion. The warrants will have a term of one year and the exercise price will be equal to the Market Price (without any discount).

On February 3, 2015, Medytox borrowed $3,000,000 from Alcimede LLC, of which Medytox's CEO is the sole manager. The note has an interest rate of 6%. The note is payable in one payment, including interest, at maturity on February 2, 2016. On June 29, 2015, Alcimede exercised options granted in October 2012 to purchase one million shares of the Company's common stock at an exercise price of $2.50 per share. The loan outstanding was reduced in satisfaction of the aggregate exercise price of $2,500,000.

On February 27, 2015, the Company borrowed $30,000 from Alcimede LLC. The loan was repaid on April 15, 2015.

All of the foregoing related party transactions were approved by the Medytox Board of Directors.

Director Compensation

It is anticipated that at least initially the compensation to be paid to the combined company’s directors after the merger will be substantially similar to the compensation currently paid to members of Medytox board of directors. It is anticipated, however, that the cash and equity non-employee director compensation policies described below will be reviewed by the nominating/corporate governance committee of the board of directors of the combined company following completion of the merger and may be subject to change.

Medytox Director Compensation

Medytox non-employee directors receive an annual cash retainer of $40,000 and are granted stock options upon joining the Board of Directors. Medytox does not pay employee directors for Board service in addition to their regular employee compensation.

111

Director Compensation Table - Combined Company Directors from Medytox

The following table shows, for each of Medytox’s non-employee directors who are a director of the combined company, information concerning annual compensation earned for services in all capacities during Medytox’s fiscal year ended December 31, 2014.

Director (1)	Fees earned or paid in cash	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	All Other Compensation	Total

Christopher Diamantis	$40,000	$–	$–	$–	$–	$40,000

Benjamin Frank	$40,000	$–	$–	$–	$–	$40,000

___________

(1) The following table provides information regarding outstanding equity awards held by the named directors at December 31, 2014:

Option Awards
Name	Number of shares underlying unexercised options exercisable	Number of shares underlying unexercised options unexercisable	Equity Incentive Plan Awards: Number of shares underlying unexercised unearned options	Option exercise price $	Option expiration date
Christopher Diamantis	150,000	–	–	2.50	4/19/2017
	150,000	–	–	5.00	4/19/2017
Benjamin Frank	150,000	–	–	2.50	4/19/2017
	150,000	–	–	5.00	4/19/2017

CollabRx Director Compensation

CollabRx’s outside directors currently receive an annual $15,000 retainer for service on the Board of Directors, meeting fees of $1,500 per Board meeting and $1,000 for the first six audit committee meetings and $750 for the first six nominating and compensation committee meetings not held in conjunction with a full Board of Directors meeting. Furthermore, directors may be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. Additionally, each committee chair receives an annual chair retainer as follows:  $7,500 for the Audit Committee chair, $5,000 for the Compensation Committee chair and $4,000 for the Nominating/Corporate Governance Committee chair. In addition, as of April 7, 2014, non-employee directors receive options to purchase 5,000 shares of common stock upon initial election or appointment to the Board of Directors and each director automatically receives options to purchase 2,500 shares of common stock annually thereafter. (The previous number of options to purchase granted to non-employee directors was 1,667 shares of common stock upon initial election or appointment to the Board of Directors and 833 shares of common stock annually thereafter.)

112

The following table shows non-employee director compensation for each CollabRx director during the year ended March 31, 2015.

Fiscal Year Ended March 31, 2015

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Gilbert Bellini	16,250	7,550	23,800
James Karis	28,500	23,221	51,721
Jeffrey M. Krauss	41,500	34,191	75,691
Carl Muscari	39,000	31,797	70,797
Paul Billings	38,000	49,745	87,745

__________

(1) The value of the stock awards has been computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures.

Executive Compensation

It is anticipated that at least initially the compensation to be paid to the combined company’s executive officers after the merger will be substantially similar to the compensation currently paid to such individuals by Medytox. It is anticipated, however, that the compensation to be paid to the executive officers of the combined company after the merger will be reviewed by the compensation committee of the board of directors of the combined company following completion of the merger and may be subject to change.

Medytox Summary Compensation Table

The table below provides summary information concerning all compensation awarded to, earned by or paid to Mr. Lagan during the year ended December 31, 2014. Mr. Lagan will serve as a director, Chief Executive Officer and President of the combined company following completion of the merger.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Nonequity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Seamus Lagan Chief Executive Officer and Director(1)	2014	$–	$–	$–	$–	–	–	$144,375	(2)	$144,375

__________

(1)	Mr. Lagan was appointed Chief Executive Officer effective September 15, 2014.
(2)	Represents $144,375, including a bonus of $35,000, paid pursuant to the Consulting Agreement with Alcimede LLC from September 15, 2014 to December 31, 2014. See Medytox’s Agreements with Named Executive Officers below for additional information.

113

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information regarding outstanding equity awards held by Mr. Lagan at December 31, 2014:

Name	Number of shares underlying unexercised options exercisable	Number of shares underlying unexercised options unexercisable	Equity Incentive Plan Awards: Number of shares underlying unexercised unearned options	Option exercise price $	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested $	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested $

Seamus Lagan(1)	–	–	–	–	–	–	–	–	–

__________

(1)	Does not include options issued to Alcimede LLC described below under Medytox’s Agreements with Named Executive Officers.

Medytox’s Agreements with Named Executive Officers

Seamus Lagan, Chief Executive Officer

Consulting Agreements

The Company and Seamus Lagan entered into a non-exclusive Consulting Agreement on May 25, 2011. Under the agreement, Mr. Lagan rendered management consulting and business advisory services and advised on marketing strategies. The Company paid Mr. Lagan $15,000 per month.  In connection with the consulting agreement, Mr. Lagan received approximately $65,000 in cash and was issued 1,300,000 shares of Common Stock with a value of $13,000. This agreement was in effect through October 3, 2011, when it was replaced by a consulting agreement between the Company and Alcimede LLC, which is controlled by Mr. Lagan. Under this new agreement, Alcimede agreed to assist the Company by providing management as may be required by the Company, assisting with the Company's capital structure and funding, completing acquisitions and funding, and structuring and securing financing.  The term of the Alcimede agreement was from October 3, 2011 to December 31, 2013, with automatic renewals for an additional year unless one party delivered notice of nonrenewal. The Company agreed to pay Alcimede a retainer of $20,000 a month and issued Alcimede options to purchase 200,000 shares of Common Stock, exercisable at $3.00 per share through January 1, 2014, and an additional 200,000 shares of Common Stock exercisable at $6.00 per share through January 1, 2015. The Company also reimbursed Alcimede's expenses.

The Company and Alcimede entered into a revised Consulting Agreement as of October 1, 2012. This agreement replaced and superseded the prior Alcimede consulting agreement.  This new agreement is for three years, subject to annual renewals thereafter, unless either party gives notice of non-renewal. The retainer remained at $20,000 a month and the Company continues to reimburse Alcimede for its expenses.  The parties agreed to cancel the options issued pursuant to the prior agreement. Under the new agreement the Company issued Alcimede 4,500,000 shares of Common Stock and 1,000 shares of Series B Preferred Stock. In addition, Alcimede received options to purchase (i) 1,000,000 shares of Common Stock exercisable at $2.50 per share through December 31, 2017, (ii) 1,000,000 shares of Common Stock exercisable at $5.00 per share through December 31, 2017 and (iii) 1,000,000 shares of Common Stock exercisable at $10.00 a share through December 31, 2022.

Effective September 11, 2014 and in conjunction with the appointment of Mr. Lagan as our Chief Executive Officer, such consulting agreement with Alcimede was amended to provide for a monthly retainer of $31,250, and we agreed to provide Mr. Lagan with an automobile.

114

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

The following table sets forth information with respect to the beneficial ownership of shares of Rennova common stock by Rennova directors, Rennova’s named executive officers, all Rennova directors and executive officers as a group and beneficial owners of more than 5% of Rennova common stock as of November 2, 2015. For purposes of this prospectus, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or dispose of securities, regardless of any economic interest therein. An asterisk denotes beneficial ownership of less than 1%. The address of each director and officer is c/o Rennova Health, Inc., 400 S. Australian Avenue, Suite 800, West Palm Beach, Florida 33401.

Name of Beneficial Owner	No. of Shares of Common Stock Owned(2)		Percentage of Ownership(1)
Tom R. Mika	34,503		*

Seamus Lagan	1,241,203	(3)	8.5%

Dr. Paul Billings	2,230		*

Christopher Diamantis	430,121	(4)	3.1%

Benjamin Frank	122,892	(5)	*

Michael L. Goldberg	–		–

Robert Lee	245,783		1.8%

Jason P. Adams	–		–

Samuel R. Mitchell	–		–

Jeffrey L. Wadman	30,723	(6)	*

Aella Ltd.	1,843,370	(7)	13.4%

Epizon Ltd.	1,884,334	(8)	13.7%

William G. Forhan	1,737,501	(9)	11.6%

Sharon L. Hollis	1,241,204	(10)	8.3%

Dr. Thomas F. Mendolia	3,084,573	(11)	20.6%

Francisco Roca, III	3,084,573	(12)	20.6%

Jace Simmons	1,650,841	(13)	11.0%

Steven Sramowicz	3,084,573	(14)	20.6%

All Directors and Executive Officers as a Group (10 persons)	2,107,455	(15)	14.2%

115

*	Less than one percent.
(1)	Based on 13,763,275 shares of common stock issued and outstanding as of November 19, 2015, and additional shares deemed to be outstanding as to a particular person, in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”). Beneficial ownership is determined in accordance with SEC rules to generally include shares of common stock subject to options, and such shares are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(2)	Calculated based on the 1 for 10 Reverse Stock Split.
(3)	Alcimede LLC, of which Mr. Lagan is the sole manager, owns 421,927 shares of common stock and has currently exercisable options to purchase 819,276 shares of common stock. Mr. Lagan has entered into Voting Agreements, pursuant to which, among other things, Mr. Sramowicz and Mr. Roca have each agreed to vote their shares of our common stock for the nominees for directors as instructed by Mr. Lagan.
(4)	Mr. Diamantis has currently exercisable options to purchase 122,892 shares of common stock. Does not include securities receivable upon the conversion of the D&D Note, as described in “Certain Relationships and Related Transactions,” of this prospectus.
(5)	Mr. Frank has currently exercisable options to purchase 122,892 shares of common stock.
(6)	Mr. Wadman has currently exercisable options to purchase 30,723 shares of common stock.
(7)	All of the outstanding capital stock of Aella Ltd. is owned by The Olive Tree Trust, of which P. Wilhem F. Toothe serves as the trustee. Ms. Sharon L. Hollis is the settlor and Ms. Hollis and her family are the beneficiaries of The Olive Tree Trust. Aella Ltd. also owns 1,000 shares of non-voting Series B Preferred Stock.
(8)	All of the outstanding capital stock of Epizon Ltd. is owned by The Shanoven Trust, of which P. Wilhelm F. Toothe serves as trustee. Mr. Lagan is the settlor and Mr. Lagan and his family are the beneficiaries of The Shanoven Trust. Epizon Ltd. also owns 1,000 shares of non-voting Series B Preferred Stock.
(9)	Mr. Forhan owns 508,587 shares of common stock and has currently exercisable options to purchase 1,228,914 shares of common stock.
(10)	Ms. Hollis owns 12,290 shares of common stock and has currently exercisable options to purchase 1,228,914 shares of common stock.
(11)	Dr. Mendolia owns 1,855,659 shares of common stock and has currently exercisable options to purchase 1,228,914 shares of common stock. Dr. Mendolia also owns 1,000 shares of non-voting Series B Preferred Stock.
(12)	Mr. Roca owns 1,855,659 shares of common stock and has currently exercisable options to purchase 1,228,914 shares of common stock. Mr. Roca also owns 1,000 shares of non-voting Series B Preferred Stock. Mr. Roca has entered into a Voting Agreement, pursuant to which, among other things, Mr. Roca has agreed to vote his shares of our common stock for the nominees for directors as instructed by Mr. Lagan.
(13)	Mr. Simmons owns 421,927 shares of common stock and has currently exercisable options to purchase 1,228,914 shares of common stock.
(14)	Mr. Sramowicz owns 1,855,659 shares of common stock and has currently exercisable options to purchase 1,228,914 shares of common stock. Mr. Sramowicz also owns 1,000 shares of non-voting Series B Preferred Stock. Mr. Sramowicz has entered into a Voting Agreement, pursuant to which, among other things, Mr. Sramowicz has agreed to vote his shares of our common stock for the nominees for directors as instructed by Mr. Lagan.
(15)	Includes Messrs. Mika, Lagan, Billings, Diamantis, Frank, Goldberg, Lee, Adams, Mitchell and Wadman.

116

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws, and are qualified by reference to our amended and restated certificate of incorporation and amended and restated bylaws. For more detailed information, please see copies of these documents which are included as exhibits to this registration statement. We refer in this section to our amended and restated certificate of incorporation as our certificate of incorporation, and we refer to our amended and restated bylaws as our bylaws.

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of November 19, 2015, 13,763,275 shares of our common stock were outstanding and held by approximately [●] stockholders of record.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and non-assessable.

Preferred Stock

Our Board of Directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 5,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. Any issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders would receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action.

Following the Merger, Medytox is a wholly-owned subsidiary of CollabRx. CollabRx and its consolidated subsidiaries, including the surviving company and its subsidiaries, operate as a combined company under the name Rennova Health, Inc. (“Rennova”). Upon the merger, Rennova issued (i) 5,000 shares of Rennova Series B Convertible Preferred Stock (“Rennova Series B Preferred Stock”) in exchange for 5,000 shares of Medytox Series B Non-Convertible Preferred Stock, and (ii) 45,000 shares of Rennova Series E Convertible Preferred Stock (“Rennova Series E Preferred Stock”) in exchange for 45,000 shares of Medytox Series E Convertible Preferred Stock. Copies of the Certificates of Designations for the Rennova Series B Preferred Stock and Rennova Series E Preferred Stock are incorporated by reference to this prospectus.

Rennova Series B Convertible Preferred Stock

Pursuant to the Certificate of Designation of Series B Convertible Preferred Stock of Rennova (the “Series B Certificate of Designation”) and the resolutions to be duly adopted by the CollabRx Board of Directors prior to the effective time of the Merger, the terms of the Rennova Series B Preferred Stock were designated.

Voting Rights. Except as provided by law or the provisions of the Rennova Certificate of Incorporation, as amended, the holders of the Rennova Series B Preferred Stock will vote together with the holders of Rennova common stock as a single class. On any matter presented to Rennova stockholders for their action or consideration at any Rennova stockholders meeting or by written consent in lieu of a meeting, each share of Rennova Series B Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of Rennova common stock into which the shares of Rennova Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter provided, that, such number of votes for each share of Rennova Series B Preferred Stock shall not exceed the quotient obtained by dividing $5,000.00 by the closing price of the common stock on the trading day immediately preceding the Merger.

117

Designation and Amount. The number of shares constituting the Rennova Series B Preferred Stock was designated to be 5,000. Such number may be decreased by resolution of the Rennova Board of Directors provided that no such decrease shall reduce the number of authorized shares of Rennova Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire shares of Rennova Series B Preferred Stock.

Ranking. The Rennova Series B Preferred Stock shall rank, as to (a) the distribution of the assets upon any liquidation, dissolution or winding-up of Rennova, whether voluntary or involuntary (each, a “Liquidation Event”): (i) senior to the common stock and (ii) senior to all other classes and series of equity securities of Rennova that by their terms do not rank senior to the Rennova Series B Preferred Stock (including the Rennova Series E Convertible Preferred Stock); and (b) the payment of dividends: (i) on parity with the Rennova common stock, the Rennova Series E Convertible Preferred Stock, and (ii) senior to all other classes and series of equity securities of Rennova that by their terms do not rank senior to the Rennova Series B Preferred Stock.

Dividends. From and after the date of the issuance of any shares of Rennova Series B Preferred Stock, each holder of outstanding shares of Rennova Series B Preferred Stock (each, a “Rennova Series B Holder” and, collectively, the “Rennova Series B Holders”) shall be entitled to receive on account of such shares (participating pari passu with the holders of Rennova common stock), dividends in cash out of any funds of Rennova legally available for the payment thereof, at the same time any dividend will be paid or declared and set apart for payment on any shares of any Rennova common stock, in an amount equal to the amount which such holder would have been entitled to receive if such Rennova Series B Preferred Stock were converted to Rennova common stock under the Series B Certificate of Designation on the date such dividend is paid or declared and set apart for payment (for purposes of determining the dividends payable to the Rennova Series B Holders pursuant to the Series B Certificate of Designation, it shall be assumed that all outstanding shares of Rennova Series B Preferred Stock are convertible on such date).

Liquidation Rights. Upon a Liquidation Event, after payment of any distribution of assets or funds of Rennova to holders of any other series of Rennova preferred stock ranking senior to the Rennova Series B Preferred Stock, but prior and in preference to any distribution of any assets or funds of Rennova to any series of Rennova preferred stock ranking junior to the Rennova Series B Preferred Stock or to holders of any shares of Rennova common stock, the record holders of the Rennova Series B Preferred Stock shall be entitled to be paid, out of the assets and funds of Rennova then available for distribution, an amount per share of Rennova Series B Preferred Stock equal to the Rennova Series B Original Issue Price (as defined below) plus any declared but unpaid dividends on the Rennova Series B Preferred Stock. The Rennova Series B Original Issue Price shall mean $5,000.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with the respect to the Rennova Series B Preferred Stock (the “Rennova Liquidation Preference”).

Restrictive Covenants. So long as any shares of the Rennova Series B Preferred Stock are outstanding, Rennova shall not, without first obtaining the affirmative written consent of Rennova Series B Holders holding at least a majority of the outstanding shares of the Rennova Series B Preferred Stock, (a) authorize or issue additional shares of the Rennova Series B Preferred Stock; or (b) amend, alter or repeal any provisions of the Rennova Certificate of Incorporation, as amended, or the Rennova bylaws in a manner that adversely affects the powers, preferences or rights of the Rennova Series B Preferred Stock.

Optional Conversion. The Rennova Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after December 31, 2015 and from time to time thereafter, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Rennova common stock as determined by dividing the Rennova Series B Original Issue Price by the Rennova Series B Conversion Price (as defined below). The Rennova Series B Conversion Price is calculated as the product of (A) 0.9 times (B) the market price calculated and fixed on the closing date. If the Rennova common stock is traded on a national securities exchange, the market price shall be the average closing sales price of the Rennova common stock for the 10 trading days immediately preceding the closing date. If the Rennova common stock is not traded on any national securities exchange but is quoted on an inter-dealer quotation system, the market price shall be the average of the closing bid and ask prices for the 10 trading days immediately preceding the closing date.

118

If the outstanding shares of Rennova common stock are increased or decreased or changed into or exchanged for a different number or kind of shares, other securities of or any other interests in Rennova by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Rennova, or other increase or decrease in such shares effected without receipt of fair and adequate consideration (as determined by the Rennova board of directors), occurring after the closing date, an appropriate adjustment shall be made by the Rennova board of directors to (i) the number and kind of shares of capital stock issuable upon exercise of the conversion rights; and/or (ii) the Rennova Series B Conversion Price.

Transfers; Right of First Offer. No Rennova Series B Holder may assign or transfer any shares of Rennova Series B Preferred Stock, except in accordance with certain provisions set forth in the Rennova Series B Certificate of Designation.

If any Rennova Series B Holder desires to, directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of, all or any portion of any of the shares of the Rennova Series B Preferred Stock held by such holder or any economic interest therein to any person (including without limitation any other holder of the Rennova Series B Preferred Stock), such holder shall so inform the other Rennova Series B Holders and Rennova in writing, stating the number of shares that are the subject of the proposed transfer, the proposed offer price thereof and any other material terms (including the identity of the prospective purchaser(s)) on which the offeror offers to transfer such shares.

Each of the offerees shall have the right, but not the obligation, to purchase all (but not less than all) of the offered shares at the purchase price by delivering written notice of such election to the offeror within ten (10) days after the delivery of the offer notice. If more than one offeree elects to purchase the offered shares, the offered shares shall be allocated on a pro-rata basis among the electing offerees such that each electing offeree shall be entitled to purchase a percentage of the offered shares based upon a fraction, the numerator of which is the number of shares of Rennova Series B Preferred Stock held by the electing offeree and the denominator of which is the total number of Rennova Series B Preferred Stock held by all of the electing offerees.

If none of the offerees make an election to purchase all of the offered shares in accordance with the Rennova Series B Certificate of Designation, then Rennova shall have the right, but not the obligation, to purchase all (but not less than all) of the offered shares at the purchase price by delivering written notice of such election to the offeror within ten (10) days after the expiration of the ten (10) day period provided to the electing offerees.

If none of the offerees make an election to purchase all of the offered shares in accordance with the Rennova Series B Certificate of Designation, and Rennova does not make an election to purchase all of the offered shares in accordance with the Rennova Series B Certificate of Designation, then the offeror shall be permitted to proceed with the proposed transfer, sell, assignment, pledge, hypothecate, encumbrance or otherwise disposal of the offered shares, and the offeror shall have sixty (60) days following the expiration of the ten (10) day period set forth for Rennova to consummate such proposed transfer before the offeror must again comply with the provisions of the Rennova Series B Certificate of Designation.

Non-Competition. Notwithstanding anything contained in the Rennova Series B Certificate of Designation, Rennova shall have the right, in its sole and absolute discretion, to cancel any shares of a Rennova Series B Holder's Rennova Series B Preferred Stock for no consideration if at any time during the thirty-six (36) month period following the date on which such Rennova Series B Preferred Stock is issued if the holder of such Rennova Series B Preferred Stock (i) breaches any restrictive covenant provision in any employment agreement or consulting agreement to which the Rennova Series B Holder and Rennova (or any subsidiary) may be parties, or (ii) directly or indirectly, enters into the employment of, renders any services to, engages, manages, operates, joins, or owns, lends money or otherwise offers other assistance to or participates in or is connected with, as an officer, director, employee, principal, agent, creditor, proprietor, representative, stockholder, partner, associate, consultant, sole proprietor or otherwise, any business (whether of such Rennova Series B Holder or another person or entity) (except for an ownership interest not exceeding two percent (2%) of a publicly-traded entity) that, directly or indirectly, is engaged in providing, selling, consulting with regard to or marketing any products or services that compete with the products and/or services of Rennova or any of its direct or indirect subsidiaries anywhere in the United States or any other country in which Rennova or any such subsidiary has customers, facilities, distributors or employees or does business.

119

Redemption. Unless prohibited by Delaware law governing distributions to stockholders, all or any portion of outstanding shares of Rennova Series B Preferred Stock may be redeemed by Rennova at any time or from time to time in the discretion of the Rennova board of directors at a price per share equal to the purchase price, which shall be paid in cash to the applicable Rennova Series B Holder on a closing date specified under the redemption notice, but in no event later than sixty (60) days following the date of the redemption notice. Rennova is not required to redeem the shares of the Rennova Series B Holders proportionately and may at any time redeem shares held by one Rennova Series B Holder or any number of Rennova Series B Holders in any combination. The allocation among the Rennova Series B Holders of shares of Rennova Series B Preferred Stock to be redeemed is solely at the discretion of Rennova. If on any redemption date Delaware law governing distributions to stockholders prevents Rennova from redeeming all shares of Rennova Series B Preferred Stock to be redeemed, Rennova shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

Mandatory Conversion. Commencing with each mandatory conversion date of December 31, 2016, December 31, 2017, December 31, 2018, December 31, 2019 and December 31, 2020 (as any such date may be delayed as described below), an amount equal to twenty percent (20%) of the shares of Rennova Series B Preferred Stock originally issued to each Rennova Series B Holder (as such percentage shall be automatically adjusted from time to time to account for any voluntary conversions by a Rennova Series B Holder or redemptions by Rennova prior to any mandatory conversion date such that the mandatory conversions are made in equal installments on the mandatory conversion dates and, as of the close of business on December 31, 2020, no shares of Rennova Series B Preferred Stock shall be issued or outstanding) shall automatically be converted into such number of fully paid and non-assessable shares of Rennova common stock as is determined by dividing the Rennova Series B Original Issue Price by the Rennova Series B Conversion Price as determined in accordance with the Rennova Series B Certificate of Designation and such shares may not be reissued by Rennova. Notwithstanding the foregoing, if, as of any mandatory conversion date, the Rennova common stock is not an actively traded security (as defined in the Rennova Series B Certificate of Designation), the mandatory conversion which otherwise would have occurred on such mandatory conversion date shall be delayed and shall not occur until the first business day on which the Rennova common stock is an actively traded security.

Redeemed or Otherwise Acquired Shares. Any shares of Rennova Series B Preferred Stock that are redeemed or otherwise acquired by Rennova or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither Rennova nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Rennova Series B Preferred Stock following redemption.

Waiver. Any of the rights, powers, preferences and other terms of the Rennova Series B Preferred Stock set forth in the Rennova Series B Certificate of Designation may be waived on behalf of all Rennova Series B Holders by the affirmative written consent of Rennova Series B Holders holding at least a majority of the shares of the outstanding Rennova Series B Preferred Stock.

The full text of Rennova Series B Certificate of Designation is incorporated by reference in this prospectus. This summary is qualified in its entirety by reference to the full text of the Rennova Series B Certificate of Designation.

120

Rennova Series E Convertible Preferred Stock

Pursuant to the Certificate of Designation of Series E Convertible Preferred Stock of Rennova (the “Series E Certificate of Designation”) and the resolutions to be duly adopted by the CollabRx Board of Directors prior to the effective time of the Merger, the terms of the Rennova Series E Preferred Stock were designated.

Voting Rights. Except as provided by law, the holders of the Rennova Series E Preferred Stock will vote together with the holders of Rennova common stock as a single class. Each holder of outstanding shares of Rennova Series E Preferred Stock will be entitled to vote on all matters submitted to a vote of the holders of the Rennova common stock. Each share of Rennova Series E Preferred stock shall have one (1) vote, except as otherwise required by law.

Designation and Amount. The number of shares constituting the Rennova Series E Preferred Stock was designated to be 45,000. Such number may be decreased by resolution of the Rennova Board of Directors provided that no such decrease shall reduce the number of authorized shares of Rennova Series E Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire shares of Rennova Series E Preferred Stock.

Ranking. The Rennova Series E Preferred Stock shall rank, with respect to (a) dividends: (i) on parity with the (x) Rennova common stock and (y) the Rennova Series B Preferred Stock; (ii) senior to any class or series of preferred stock of Rennova thereafter created not specifically ranking by its terms senior to or on a parity with the Rennova Series E Preferred Stock; and (iii) junior to any other class or series of preferred stock of Rennova thereafter created specifically ranking by its terms senior to the Rennova Series E Preferred Stock; and (b) a Liquidation Event, (i) on parity with the Rennova common stock; (ii) senior to any class or series of preferred stock of Rennova thereafter created not specifically ranking by its terms senior to or on a parity with the Rennova Series E Preferred Stock; and (iii) junior to any other class or series of preferred stock of Rennova created concurrently therewith or thereafter created specifically ranking by its terms senior to the Rennova Series E Preferred Stock (including without limitation, the Rennova Series B Preferred Stock, which shall be senior to the Rennova Series E Preferred Stock in connection with any Liquidation Event).

Dividends. From and after the date of the issuance of any shares of Rennova Series E Preferred Stock, each holder of outstanding shares of Rennova Series E Preferred Stock (each, a “Rennova Series E Holder” and, collectively, the “Rennova Series E Holders”) shall be entitled to receive on account of such shares (participating pari passu with the holders of Rennova common stock), dividends in cash out of any funds of Rennova legally available for the payment thereof, at the same time any dividend will be paid or declared and set apart for payment on any shares of any Rennova common stock, in an amount equal to the amount which such holder would have been entitled to receive if such Rennova Series E Preferred Stock were converted to Rennova common stock under the Series E Certificate of Designation on the date such dividend is paid or declared and set apart for payment.

Liquidation Rights. Upon a Liquidation Event, each holder of outstanding shares of Rennova Series E Preferred Stock shall be entitled to receive and to be paid out of the assets of Rennova available for distribution to its stockholders (participating pari passu with the holders of Rennova common stock), the amount which such holder would have been entitled to receive if all of the shares of Rennova Series E Preferred Stock held by such holder were, immediately prior to the time of such distribution, converted into the number of fully-paid non-assessable shares of Rennova common stock equal to the Conversion Number as defined in the Rennova Series E Certificate of Designation.

Covenants. So long as any shares of the Rennova Series E Preferred Stock are outstanding, Rennova shall not amend, alter or repeal any provisions of the Rennova Certificate of Incorporation, the Rennova Series E Certificate of Designation or the Rennova bylaws in a manner that adversely affects the powers, preferences or rights of the Rennova Series E Preferred Stock without the affirmative vote of the holders of a majority of the then-outstanding shares of the Rennova Series E Preferred Stock, voting separately as a class.

Conversion. Subject to the terms and conditions of the Rennova Series E Certificate of Designation, each holder of outstanding shares of Rennova Series E Preferred Stock shall have the right to convert some (in minimum amounts of at least 25,000 shares of Rennova Series E Preferred Stock) or all of the outstanding shares of Rennova Series E Preferred Stock then held by such holder into that number of fully-paid and non-assessable shares of Rennova common stock equal to the Conversion Number (as defined in the Rennova Series E Certificate of Designation) as of the time of such conversion.

121

Any shares of Rennova Series E Preferred Stock outstanding on the mandatory conversion date of August 28, 2016 shall be automatically converted into that number of fully-paid non-assessable shares of Rennova common stock which the holder thereof would have been entitled to receive had such shares of Rennova Series E Preferred Stock been converted into Rennova common stock as described above.

Transfer. No share of Rennova Series E Preferred Stock or any interest therein may be validly sold, assigned, awarded, pledged, encumbered, disposed or otherwise transferred, for consideration or otherwise, whether voluntarily, involuntarily or by operation of law, unless the holder receives from Rennova its prior written consent to such transfer. Any attempt to transfer without such consent by Rennova shall be null and void in all respects and the purported transferee shall not be recognized by Rennova as a holder of Rennova Series E Preferred Stock for any purpose whatsoever.

Waiver. Any of the rights, powers, preferences and other terms of the Rennova Series E Preferred Stock set forth in the Rennova Series E Certificate of Designation may be waived on behalf of all holders of Rennova Series E Preferred Stock by the affirmative written consent of stockholders holding a majority of the shares of the Rennova Series E Preferred Stock.

The full text of Rennova Series E Certificate of Designation is incorporated by reference in this prospectus. This summary is qualified in its entirety by reference to the full text of the Rennova Series E Certificate of Designation.

Options

As of November 2, 2015, we had outstanding options to purchase an aggregate of [●] shares of our common stock, with a weighted average exercise price of $[●], pursuant to our Stock Plans, named above.

Restricted Stock Units

As of November 2, 2015, we had no restricted stock units, or RSUs, outstanding pursuant to our Stock Plans, named above. In addition, there are [●] vested RSUs, whose distribution has been deferred.

Warrants

As of November 2, 2015, we had outstanding warrants to purchase 446,947 shares of common stock at an exercise price of $11.80 per share, which are not exercisable until June 24, 2015 and which expire June 24, 2020. These warrants were issued in connection with the underwritten public offering which closed on June 25, 2014 for shares of its common stock.

In the event that the shares underlying the warrants are no longer registered under the Securities Act, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares determined according to the formula set forth in the warrant.

Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants to us together with the appropriate instruments of transfer.

The exercise price is subject to adjustment in the event of sales of our common stock during the one-year period following the date of issuance at a price per share less than the exercise price then in effect (or securities convertible or exercisable into common stock at a conversion or exercise price less than the exercise price then in effect subject to customary exceptions). In addition, the exercise price and the number of shares issuable upon exercise are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares, and also upon any distributions of assets, including cash, stock or other property to our stockholders.

122

Upon the consummation of a Fundamental Transaction (as defined in the warrant), the holder of the warrant will have the right to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, [immediately] prior to such Fundamental Transaction, the holder of the number of shares then issuable upon exercise in full of the warrant without regard to any limitations on exercise contained in the warrant.

Except as otherwise provided in the warrants or by virtue of such holder's ownership of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Currently, no public market exists for our warrants. We do not intend to apply for the listing of the warrants on any national securities exchange. The common stock and warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Board Composition and Filling Vacancies

Our bylaws provide that any Director or the entire Board may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Directors shall be elected at the annual meeting of the stockholders and each Director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any Director or the entire Board may be removed, either with or without cause, from the Board at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat. Vacancies on the Board by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining Director. The Directors so chosen shall hold office until the next annual election of Directors and until their successors are duly elected and shall qualify, unless sooner displaced.

No Written Consent of Stockholders

Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders

Our certificate of incorporation and bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

123

Advance Notice Requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders' notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Certificate of Incorporation and Bylaws

The Board may from time to time make, amend, supplement or repeal the Company's Bylaws by vote of a majority of the Board, and the stockholders may change or amend or repeal these Bylaws by the affirmative vote of the majority of holders of the Common Stock. In addition to and not in limitation of the foregoing, the Company's Bylaws or any of them may be amended or supplemented in any respect at any time, either: (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting; or (ii) at any meeting of the Board, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting, and provided further that no amendment or supplement adopted by the Board shall vary or conflict with any amendment or supplement adopted by the stockholders.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

124

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “RNVA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc. The transfer agent and registrar's address is 250 Royall Street, Canton, MA 02021.

125

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering [●] shares of our common stock together with warrants to purchase up to an aggregate of [●] shares of our common stock based on an assumed combined public offering price of $ [●] per share, the last reported sale price of our common stock on The NASDAQ Capital Market on [●], 2015. Each warrant is exercisable within five years of the date of original issuance for one share of our common stock at an exercise price of $[●] per share. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the offered warrants.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 124 of the this prospectus.

Warrants

The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants.

Form. The warrants will be issued as individual warrant agreements to the investors. You should review a copy of the form of warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the warrants.

Exercisability. The warrants are exercisable at any time after their original issuance, expected to be [●], 2015, and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days' prior notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the warrants is $[●] per share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

126

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not plan on applying to list the warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder's ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Transfer and Warrant Agent

The transfer and warrant agent of our common stock and warrants, respectively, is Computershare Trust Company, N.A.

127

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market, including shares issued upon exercise of outstanding options and warrants, or the anticipation of these sales, could adversely affect prevailing market prices from time to time and could impair our ability to raise equity capital in the future.

Based on the number of shares of common stock outstanding as of November 2, 2015, upon the completion of this offering we will have [●] shares of common stock outstanding, assuming (1) no exercise of the underwriters' option to purchase additional shares of common stock and warrants and (2) no exercise of outstanding options or warrants. Of those shares, all of the shares sold in this offering will be freely tradable, except that any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, or Rule 144, may only be sold in compliance with the limitations described below.

Rule 144

In general, under Rule 144, any person who is not our affiliate and has held their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, subject to the availability of current public information about us. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares without regard to whether current public information about us is available. A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of shares within any three-month period that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which will equal approximately [●] shares immediately after this offering; or

•	the average weekly trading volume of our common stock on the NASDAQ Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements, and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act, any of our stockholders who purchased shares from us in connection with a qualified compensatory stock plan or other written agreement before we became subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act is eligible to resell those shares in reliance on Rule 144. An affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144, and a non-affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144 and without regard to the volume of such sales or the availability of public information about the issuer.

As of [●], 2015, options to purchase a total of [●] shares of common stock were outstanding, of which [●] were vested. Of the total number of shares of our common stock issuable under these options, substantially all are subject to contractual lock-up agreements with the underwriters described below, and will become eligible for sale at the expiration of those agreements unless held by an affiliate of ours.

Lock-Up Agreements

Our directors, executive officers and certain stockholders, have agreed with the underwriters that for a period of [●] days after the date of this prospectus, except with the prior written consent of the Representatives and subject to specified exceptions, we or they will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock.

Equity Plans

Shares of our common stock issued under the CollabRx 2007 Incentive Award Plan, as amended, and the Medytox Solutions, Inc. 2013 Incentive Compensation Plan, are available for sale in the open market, subject to Rule 144 volume limitations and the lock-up agreements described above, if applicable.

128

UNDERWRITING

[ ] is acting as the sole book-running manager of the offering and as representative of the underwriters, or the Representative. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, at the public offering price per share less the underwriting discount set forth on the cover page of this prospectus, the number of shares of our common stock and accompanying warrants set forth opposite its name below.

Underwriters	Number of Shares	Number of Warrants

Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock and accompanying warrants sold under the underwriting agreement if any of these shares of common stock and accompanying warrants are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from this prospectus, the registration statement of which this prospectus is a part, certain free writing prospectuses and testing-the-waters communications that may be used in the offering and in any marketing materials used in connection with this offering, and to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of common stock and accompanying warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of common stock and accompanying warrants, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the shares of common stock and accompanying warrants to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $[ ] per share. The underwriters also may allow, and dealers may reallow, a concession not in excess of $[ ] per share of common stock and accompanying warrants to brokers and dealers. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

Total
	Per Share of Common Stock and Accompanying Warrants	Without Overallotment Exercise	With Overallotment Exercise
Public offering price	$	$	$

Underwriting discount paid by us
Proceeds, before expenses, to us

The expenses of this offering, not including the underwriting discount, are estimated at $[ ].

In addition, we have agreed to reimburse the underwriters at closing for legal and other out-of-pocket accountable expenses incurred by them in connection with the offering in an amount not to exceed $[●] in the aggregate.

129

Overallotment Option

We have granted an option to the underwriters to purchase up to [ ] additional shares of common stock and/or warrants to purchase up to [ ] shares of common stock at the public offering price, less the underwriting discount, to cover overallotments, if any. The underwriters may exercise this option for 30 days from the date of the underwriting agreement solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of common stock and accompanying warrants proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

All of our executive officers and directors and certain other existing security holders have agreed that they will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), by such person or any affiliate of such person or any person in privity with such person or any affiliate of such person, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for our common stock, or publicly announce an intention to effect any such transaction, for a period ending on the date that is [●] days after the date of the Underwriting Agreement. The lock-up agreements contain certain exceptions. The lock-up provisions apply to shares of our common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition; provided, however, that if the person is not one of our officers or directors, the lock-up provision will generally not apply to shares of our common stock acquired in a directed share program instituted in connection with this offering, if any, or in open market transactions after the completion of this offering.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing shares of our common stock. However, the representatives may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters' overallotment option described above. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the closing of this offering.

130

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NASDAQ Stock Market LLC, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, one or more of the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. Any such underwriter may allocate a limited number of shares and accompanying warrants for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of any such underwriter is not part of this prospectus.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the shares of the common stock and warrants offered by this prospectus will be passed upon for us by Akerman LLP, Miami, Florida. The underwriters are being represented by [●].

EXPERTS

The consolidated balance sheets of CollabRx and subsidiaries as of March 31, 2015 and 2014, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the two-year period ended March 31, 2015, have been audited by Burr Pilger Mayer, Inc., independent registered public accounting firm, as stated in their report which is incorporated by reference herein. Such financial statements have been incorporated by reference herein in reliance on the report of such firm given upon its authority as experts in accounting and auditing.

The audited consolidated financial statements of Medytox included in this registration statement have been so included in reliance upon the reports of Green & Company, CPAs, independent registered public accountants, and DKM Certified Public Accountants, independent registered public accountants, upon the authority of said firms as experts in accounting and auditing.

131

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock and warrants being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock and warrants offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at http://www.rennovahealth.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by CollabRx, Inc. (Rennova Health, Inc. effective November 2, 2015) with the Commission are incorporated by reference into this prospectus. You should carefully read and consider all of these documents before making an investment decision:

•	Annual Report on Form 10-K for the year ended March 31, 2015, filed with the Commission on June 26, 2015;

•	Quarterly Reports on Form 10-Q for the quarter ended June 30, 2015, filed with the Commission on August 14, 2015, and for the quarter ended September 30, 2015, filed with the Commission on October 27, 2015;

•	Current Reports on Form 8-K, filed with the Commission on April 7, 2015, April 17, 2015, July 29, 2015, October 22, 2015, October 28, 2015, November 4, 2015, November 6, 2015, November 18, 2015, November 18, 2015 (an amendment on Form 8-K/A) and November 20, 2015 (an amendment on Form 8-K/A); and

•	Description of common stock contained in the Company's Registration Statement on Form S-4 (File No. 333-205733) deemed effective by the Commission on September 22, 2015.

Nothing in this prospectus shall be deemed to incorporate information deemed furnished but not filed with the Commission. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to the Corporate Secretary, Rennova Health, Inc., 400 S. Australian Avenue, Suite 800, West Palm Beach, Florida 33401, telephone number (561) 855-1626. We maintain a website at http://www.rennovahealth.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

132

[●] Shares of Common Stock
Warrants to Purchase [●] Shares of Common Stock

______________________

PROSPECTUS

______________________

[●]

, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee and the FINRA Filing Fee.

SEC Registration Fee		$3,022
FINRA Filing Fee		[●]
Printing and Engraving Fees		[●]
Legal Fees and Expenses		[●]
Accounting Fees and Expenses		[●]
Transfer Agent and Registrar Fees		[●]
Miscellaneous		[●]
Total	$	[●]

Item 14. Indemnification of Directors and Officers.

The following is a summary of the statutes, certificate of incorporation, and bylaw provisions or other arrangements under which Rennova's directors and officers are insured or indemnified against liability in their capacities as such. All the directors and officers of Rennova are covered by insurance policies maintained and held in effect by Rennova against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Section 145 of Delaware General Corporation Law.

Rennova is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

II-1

Section 145 provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; provided that indemnification provided for by Section 145 or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

A Delaware corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Certificate of Incorporation Provisions on Exculpation and Indemnification.

Rennova's Certificate of Incorporation, as amended provides that the personal liability of the directors of Rennova is eliminated to the fullest extent permitted by paragraph (7) of Subsection 102 of the DGCL which provides that a director of Rennova shall not be personally liable to either Rennova for any of its stockholders for monetary damages for a breach of fiduciary duty except for: (i) breaches of the duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law; (iii) as required by Section 174 of the DGCL; or (iv) a transaction resulting in an improper personal benefit. In addition the corporation has the power to indemnify any person serving as a director, officer or agent of the corporation to the fullest extent permitted by law.

Bylaws Provisions on Indemnification.

The Rennova bylaws generally provide that Rennova shall indemnify, to the fullest extent permitted by applicable law as it presently exists or may thereafter be amended, certain covered persons who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of Rennova or, while a director or officer of Rennova, is or was serving at the request of Rennova as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such covered person. The Rennova bylaws further specifies that the rights provided in the bylaws shall not be exclusive of any other rights that the covered person may have or thereafter acquire under any statute, provision of the Rennova charter, the Rennova bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 15. Recent Sales of Unregistered Securities.

In connection with Tegal Corporation's acquisition of CollabRx on July 12, 2012, Tegal agreed to issue 236,433 shares of our common stock to former stockholders of the private company CollabRx in exchange for all of the capital stock of CollabRx (the private company). The issuances of these shares were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), as sales of securities not involving any public offering.

Also in connection with the acquisition of the private company CollabRx, the Company issued (i) 239,417 RSUs to James Karis, who was appointed Co-Chief Executive Officer and a director of the Company in connection with the acquisition (the “Granted RSUs”), and (ii) 129,000 stock options to other newly hired employees (the “Granted Options”). These awards of RSUs and options were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 promulgated thereunder.

23,921 of the Granted RSUs vested on July 12, 2012. 17,970 additional RSUs were scheduled to vest on each of April 12, 2013 and July 12, 2013. Thereafter, 14,963 RSUs were scheduled to vest each quarter. Notwithstanding the foregoing, if Mr. Karis’s employment with the Company was terminated by the Company other than for “Cause” or by Mr. Karis for “Good Reason” (each as defined in Mr. Karis’s employment agreement, which was filed as Exhibit 10.2 to the Form 8-K filed on July 5, 2012) on or after July 12, 2014, 29,926 additional RSUs would immediately vest. Furthermore, if Mr. Karis’s employment with the Company was terminated by the Company other than for Cause or by Mr. Karis for Good Reason within 3 months before or 12 months after a “change of control” (as defined in Mr. Karis’s employment agreement), all of the then unvested RSUs would immediately vest.

The Granted Options were granted to seven newly hired employees. 10% of the options granted to each employee vested on July 12, 2012. 15% of the options granted to each employee were scheduled to vest on July 12, 2013, and 1/48th of the options granted to each employee were scheduled to vest on the last day of each month thereafter. The Granted Options have an exercise price of $3.94 per share.

II-2

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits

See the Exhibit Index attached to this Registration Statement, which is incorporated by reference herein.

(b)	Financial Statement Schedules

Financial Statement Schedules are omitted because the information is included in our financial statements or notes to those financial statements.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on November 20, 2015.

RENNOVA HEALTH, INC.
By:	/s/ Seamus Lagan
Name:	Seamus Lagan
Title:	Director, Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Seamus Lagan and Jason P. Adams his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and any related Rule 462(b) registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Thomas R. Mika	Chairman of the Board of Directors	November 20, 2015
Thomas R. Mika

/s/ Seamus Lagan	Director, Chief Executive Officer and President	November 20, 2015
Seamus Lagan	(Principal Executive Officer)

/s/ Jason P. Adams	Chief Financial Officer	November 20, 2015
Jason P. Adams	(Principal Financial Officer and Principal Accounting Officer)

/s/ Paul Billings M.D., Ph.D	Director	November 20, 2015
Dr. Paul Billings

/s/ Christopher Diamantis	Director	November 20, 2015
Christopher Diamantis

	Director	November 20, 2015
Benjamin Frank

/s/ Michael L. Goldberg	Director	November 20, 2015
Michael L. Goldberg

/s/ Robert Lee	Director
Robert Lee		November 20, 2015

II-4

EXHIBIT INDEX

Exhibit Number		Description

1.1	†	Form of Underwriting Agreement
2.1		Agreement and Plan of Merger, dated June 29, 2012, by and among Tegal Corporation, CLBR Acquisition Corp., CollabRx, Inc. and CommerceOne, as Stockholders’ Representative (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 5, 2012).
2.2		Agreement and Plan of Merger, dated April 15, 2015, by and among Medytox Solutions, Inc., CollabRx, Inc. and CollabRx Merger Sub, Inc. (incorporated by reference to Annex A to the Registrant's joint proxy statement/prospectus that was part of the registration statement on Form S-4, filed with the SEC on September 18, 2015).(1)
3.1		Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q filed with the SEC on November 14, 2013).
3.2		Restated Bylaws of Tegal Corporation (incorporated by reference to Exhibit 3.2 of the Registrant's Current Report on Form 8-K filed with the SEC on November 3, 2006).
3.3		Certificate of Amendment to Certificate of Incorporation of CollabRx, Inc., filed November 2, 2015 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed with the SEC on November 6, 2015).
3.4		Certificate of Designation for Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 of the Registrant's Current Report on Form 8-K filed with the SEC on November 6, 2015).
3.5		Certificate of Designation for Series E Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 of the Registrant's Current Report on Form 8-K filed with the SEC on November 6, 2015).
4.1		Stockholders Agreement, dated July 12, 2012, by and among Tegal Corporation and the stockholders identified therein (incorporated by reference to Exhibit 10.4 to the Registrant's Current Report on Form 8-K filed with the SEC on July 18, 2012).
4.2	†	Form of Warrant.
4.3		Shareholder Rights Agreement, dated as of April 13, 2011, by and between Tegal Corporation and Registrar and Transfer Company (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form 8-A filed with the SEC on April 14, 2011).
4.4		Amendment to Shareholder Rights Agreement, dated April 15, 2015, by and between CollabRx, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed with the SEC on April 17, 2015).
4.5		Medytox Solutions, Inc. Senior Secured, Convertible, Redeemable Debenture, effective September 11, 2015 (incorporated by reference to Exhibit 4.1 to Medytox’s Current Report on Form 8-K filed with the SEC on September 18, 2015.)
4.6	†	Form of Common Stock Certificate
5.1	†	Opinion of Akerman LLP, counsel to the Registrant, with respect to the legality of the securities being registered.
10.1	**	Fifth Amended and Restated Stock Option Plan for Outside Directors (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q, for the quarter ended June 30, 2006, filed with the SEC on August 14, 2006.)
10.2	**	Eighth Amended and Restated 1998 Equity Participation Plan of Tegal Corporation (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed with the SEC on August 14, 2006.)
10.3	**	2007 Incentive Award Plan (incorporated by reference to Appendix A to the Registrant's definitive proxy statement on Schedule 14A, filed with the SEC on July 29, 2007).
10.4	**	Second Amended and Restated Employee Qualified Stock Purchase Plan (incorporated by reference to Appendix C to the Registrant's revised definitive proxy statement on Schedule 14A filed with the SEC on July 29, 2004).
10.5		Form of Stock Option Agreement for Employees from the 2007 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on December 21, 2007).

II-5

Exhibit Number		Description

10.6	**	Form of Non-Qualified Stock Option Agreement for Employees from the Eighth Amended and Restated 1998 Equity Participation Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q filed with the SEC on November 12, 2004).
10.7	**	Form of Restricted Stock Unit Award Agreement from the Eighth Amended and Restated 1998 Equity Participation (incorporated by reference to Exhibit 10.5.4 to the Registrant's Current Report on Form 8-K filed with the SEC on July 11, 2005).
10.8	**	Restricted Stock Unit Award Agreement between Tegal Corporation and Tom Mika, dated July 5, 2005, (incorporated by reference to Exhibit 10.4 to the Registrant's Current Report on Form 8-K filed with the SEC on July 11, 2005).
10.9	**	Restricted Stock Unit Awards between Tegal Corporation and each of Thomas Mika and Christine Hergenrother, each dated October 7, 2010.
10.10		Warrant issued to se2quel Partners LLC dated January 14, 2011 (incorporated by reference to Exhibit 99.3 to the Registrant's Current Report on Form 8-K filed with the SEC on January 21, 2011).
10.11		Warrant issued to se2quel Management GmbH dated January 14, 2011 (incorporated by reference to Exhibit 99.4 to the Registrant's Current Report on Form 8-K filed with the SEC on January 21, 2011).
10.12		Warrant Transfer Agreement and replacement Warrants issued dated March 31, 2012 (incorporated by reference to Exhibit 99.5 to the Registrant's Annual Report on Form 10-K filed with the SEC on June 14, 2012).
10.13		Warrant Transfer Agreement issued dated March 31, 2013 (incorporated by reference to Exhibit 10.13 to the Registrant's Annual Report on Form 10-K filed with the SEC on June 27, 2013).
10.14	**	Employment Agreement, dated June 29, 2012, by and between Tegal Corporation and James Karis (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed with the SEC on July 5, 2012).
10.15		Agreement Not to Compete, dated July 12, 2012, by and between Tegal Corporation and Jay M. Tenenbaum (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on July 18, 2012).
10.16		Promissory Note issued by Tegal Corporation on July 12, 2012 to Jay M. Tenenbaum (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed with the SEC on July 18, 2012).
10.17		Promissory Note issued by Tegal Corporation on July 12, 2012 to CommerceNet (incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K filed with the SEC on July 18, 2012).
10.18	**	Restricted Stock Unit Award Agreement, dated July 12, 2012, by and between Tegal Corporation and James Karis (incorporated by reference to Exhibit 10.7 to the Registrant's Current Report on Form 8-K filed with the SEC on July 18, 2012).
10.19		Indemnity Agreement, dated July 12, 2012, by and between Tegal Corporation and James Karis (incorporated by reference to Exhibit 10.8 to the Registrant's Current Report on Form 8-K filed with the SEC on July 18, 2012).
10.20	**	Amendment No. 1 to Employment Agreement, dated as of December 7, 2012, by and between CollabRx, Inc. and James M. Karis (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on December 7, 2012).
10.21	**	Amendment No. 1 to Restricted Stock Unit Award Agreement, dated as of December 7, 2012, by and between CollabRx, Inc. and James M. Karis (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed with the SEC on December 7, 2012).
10.22	**	Employment Agreement, dated February 12, 2013, by and among CollabRx, Inc. and Thomas R. Mika (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on February 12, 2013).

II-6

Exhibit Number		Description
10.23	**	Stock Option Grant Notice and Stock Option Agreement, dated July 12, 2012, by and between Tegal Corporation and Smruti Vidwans (incorporated by reference to Exhibit 10.23 to the Registrant's Annual Report on Form 10-K filed with the SEC on June 27, 2013).
10.24	**	Stock Option Grant Notice and Stock Option Agreement, dated July 12, 2012, by and between Tegal Corporation and Michelle Turski (incorporated by reference to Exhibit 10.24 to the Registrant's Annual Report on Form 10-K filed with the SEC on June 27, 2013).
10.25	**	Stock Option Grant Notice and Stock Option Agreement, dated July 12, 2012, by and between Tegal Corporation and Lisandra West (incorporated by reference to Exhibit 10.25 to the Registrant's Annual Report on Form 10-K filed with the SEC on June 27, 2013).
10.26	**	Stock Option Grant Notice and Stock Option Agreement, dated July 12, 2012, by and between Tegal Corporation and Gavin Gordon (incorporated by reference to Exhibit 10.26 to the Registrant's Annual Report on Form 10-K filed with the SEC on June 27, 2013).
10.27	**	Stock Option Grant Notice and Stock Option Agreement, dated July 12, 2012, by and between Tegal Corporation and John Randy Gobbel (incorporated by reference to Exhibit 10.27 to the Registrant's Annual Report on Form 10-K filed with the SEC on June 27, 2013).
10.28	**	Stock Option Grant Notice and Stock Option Agreement, dated July 12, 2012, by and between Tegal Corporation and George Lundberg (incorporated by reference to Exhibit 10.28 to the Registrant's Annual Report on Form 10-K filed with the SEC on June 27, 2013).
10.29	**	Stock Option Grant Notice and Stock Option Agreement, dated July 12, 2012, by and between Tegal Corporation and Jeff Shrager (incorporated by reference to Exhibit 10.29 to the Registrant's Annual Report on Form 10-K filed with the SEC on June 27, 2013).
10.30		Loan and Security Agreement, dated January 16, 2015, between CollabRx, Inc. and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Report on Form 8-K filed with the SEC on January 22, 2015).
10.31		Agreement, dated January 16, 2015, between CollabRx, Inc. and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed with the SEC on January 22, 2015).
10.32		Parent Support Agreement, dated April 15, 2015, between Medytox Solutions, Inc. and Thomas R. Mika (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed with the SEC on April 17, 2015).
10.33		Form of Company Support Agreement, dated April 15, 2015, between CollabRx, Inc. and certain Medytox Solutions, Inc. stockholders identified therein (incorporated by reference to Exhibit 10.2 of the Registrant's Current Report on Form 8-K filed with the SEC on April 17, 2015).
10.34		Stockholders Agreement, dated April 15, 2015, among CollabRx, Inc., Thomas R. Mika and certain Medytox Solutions, Inc. stockholders identified therein (incorporated by reference to Exhibit 10.3 of the Registrant's Current Report on Form 8-K filed with the SEC on April 17, 2015).
10.35		Agreement regarding Termination of Employment, dated April 15, 2015, among CollabRx, Inc., Medytox Solutions, Inc. and Thomas R. Mika (incorporated by reference to Exhibit 10.4 of the Registrant's Current Report on Form 8-K filed with the SEC on April 17, 2015).
10.36		Agreement regarding Termination of Employment, dated April 15, 2015, among CollabRx, Inc., Medytox Solutions, Inc. and Clifford Baron (incorporated by reference to Exhibit 10.5 of the Registrant's Current Report on Form 8-K filed with the SEC on April 17, 2015).
10.37		Form of Employment Agreement among New Sub, CollabRx, Inc. and Thomas R. Mika (incorporated by reference to Exhibit 10.6 of the Registrant's Current Report on Form 8-K filed with the SEC on April 17, 2015).
10.38		Form of Employment Agreement among New Sub, CollabRx, Inc. and Clifford Baron (incorporated by reference to Exhibit 10.7 of the Registrant's Current Report on Form 8-K filed with the SEC on April 17, 2015).
10.39		Agreement, dated August 22, 2011, among Trident Laboratories, Inc., its shareholders and Medytox Institute of Laboratory Medicine, Inc. (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on November 4, 2011.)
10.40		Agreement, dated August 22, 2011, among Medical Billing Choices, Inc., its shareholders and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on November 4, 2011.)
10.41		Promissory Note, dated as of December 6, 2011, issued by Medytox Solutions, Inc. to Valley View Drive Associates, LLC (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on December 12, 2011.)

II-7

Exhibit Number	Description
10.42	Convertible Promissory Note, dated as of December 6, 2011, issued by Medytox Solutions, Inc. to Valley View Drive Associates, LLC (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on December 12, 2011.)
10.43	Security Agreement, dated as of December 6, 2011, among Medytox Solutions, Inc., Medytox Management Solutions Corp., Medytox Institute of Laboratory Medicine, Inc. and Valley View Drive Associates, LLC (incorporated by reference to Exhibit 10.3 to Medytox's Current Report on Form 8-K filed with the SEC on December 12, 2011.)
10.44	Membership Interest Purchase Agreement, dated as of February 16, 2012, between Marylu Villasenor Hall and Medytox Diagnostics, Inc. (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on February 17, 2012.)
10.45	Secured Promissory Note, dated February 16, 2012, issued by Medytox Diagnostics, Inc. to Marylu Villasenor Hall (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on February 17, 2012.)
10.46	Senior Secured Revolving Credit Facility Agreement, dated as of April 30, 2012, among Medytox Solutions, Inc., Medytox Medical Marketing & Sales, Inc., Medytox Diagnostics, Inc., PB Laboratories, LLC and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K/A filed with the SEC on May 21, 2012.)
10.47	Revolving Promissory Note, dated April 30, 2012, issued by Medytox Solutions, Inc. to TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K/A filed with the SEC on May 21, 2012.)
10.48	Guaranty Agreement, dated as of April 30, 2012, by Medytox Medical Marketing & Sales, Inc. in favor of TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.3 to Medytox's Current Report on Form 8-K/A filed with the SEC on May 21, 2012.)
10.49	Guaranty Agreement, dated as of April 30, 2012, by Medytox Diagnostics, Inc. in favor of TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.4 to Medytox's Current Report on Form 8-K/A filed with the SEC on May 21, 2012.)
10.50	Guaranty Agreement, dated as of April 30, 2012, by PB Laboratories, LLC in favor of TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.5 to Medytox's Current Report on Form 8-K/A filed with the SEC on May 21, 2012.)
10.51	Security Agreement, dated as of April 30, 2012, between Medytox Solutions, Inc. and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.6 to Medytox's Current Report on Form 8-K/A filed with the SEC on May 21, 2012.)
10.52	Security Agreement, dated as of April 30, 2012, between Medytox Medical Marketing & Sales, Inc. and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.7 to Medytox's Current Report on Form 8-K/A filed with the SEC on May 21, 2012.)
10.53	Security Agreement, dated as of April 30, 2012, between Medytox Diagnostics, Inc. and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.8 to Medytox's Current Report on Form 8-K/A filed with the SEC on May 21, 2012.)
10.54	Security Agreement, dated as of April 30, 2012, between PB Laboratories, LLC and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.9 to Medytox's Current Report on Form 8-K/A filed with the SEC on May 21, 2012.)
10.55	Amendment No. 1 to Senior Secured Revolving Credit Facility, dated as of July 31, 2012, among Medytox Solutions, Inc., Medytox Medical Marketing & Sales, Inc., Medytox Diagnostics, Inc., PB Laboratories, LLC and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on August 15, 2012.)
10.56	Amended and Restated Revolving Promissory Note, dated July 31, 2012, issued by Medytox Solutions, Inc. to TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on August 15, 2012.)
10.57	Amendment to Convertible Promissory Note, dated as of July 27, 2012, between Medytox Solutions, Inc. and Valley View Drive Associates, LLC (incorporated by reference to Exhibit 10.4 to Medytox's Current Report on Form 8-K filed with the SEC on August 15, 2012.)
10.58	Amendment to Security Agreement, dated as of July 27, 2012, among Medytox Solutions, Inc., Medytox Medical Management Solutions Corp. and Medytox Institute of Laboratory Medicine, Inc. in favor of Valley View Drive Associates, LLC (incorporated by reference to Exhibit 10.5 to Medytox's Current Report on Form 8-K filed with the SEC on August 15, 2012.)
10.59	Membership Interest Purchase Agreement, dated as of October 31, 2012, between Medytox Diagnostics, Inc. and Marylu Villasenor Hall (incorporated by reference to Exhibit 10.10 to Medytox's Quarterly Report on Form 10-Q/A filed with the SEC on November 21, 2012.)

II-8

Exhibit Number	Description
10.60	Secured Promissory Note, dated October 31, 2012, issued by Medytox Diagnostics, Inc. to Marylu Villasenor Hall (incorporated by reference to Exhibit 10.11 to Medytox's Quarterly Report on Form 10-Q/A filed with the SEC on November 21, 2012.)
10.61	Amendment No. 2 to Senior Secured Revolving Credit Facility Agreement, dated as of October 31, 2012, among Medytox Solutions, Inc., Medytox Medical Marketing & Sales, Inc., Medytox Diagnostics, Inc., PB Laboratories, LLC and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on December 17, 2012.)
10.62	Amended and Restated Revolving Promissory Note, dated October 31, 2012, issued by Medytox Solutions, Inc. to TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on December 17, 2012.)
10.63	Stock Purchase Agreement, dated as of December 7, 2012, between Luisa G. Suarez and Medytox Diagnostics, Inc. (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on December 19, 2012.)
10.64	Stock Purchase Agreement, dated as of December 7, 2012, between Balbino Suarez and Medytox Diagnostics, Inc.( incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on December 19, 2012.)
10.65	Secured Promissory Note, dated December 7, 2012, issued by Medytox Diagnostics, Inc. to Balbino Suarez (incorporated by reference to Exhibit 10.3 to Medytox's Current Report on Form 8-K filed with the SEC on December 19, 2012.)
10.66	Guarantee of Medytox Solutions, Inc., dated December 7, 2012, of Secured Promissory Note issued to Balbino Suarez (incorporated by reference to Exhibit 10.4 to Medytox's Current Report on Form 8-K filed with the SEC on December 19, 2012.)
10.67	Option Agreement, dated as of December 31, 2012, between Joseph Fahoome and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on January 15, 2013.)
10.68	Option Agreement, dated as of December 31, 2012, between Robert Kuechenberg and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on January 15, 2013.)
10.69	Amendment No. 3 to Senior Secured Revolving Credit Facility Agreement, dated as of February 28, 2013, among Medytox Solutions, Inc., Medytox Medical Marketing & Sales, Inc., Medytox Diagnostics, Inc., PB Laboratories, LLC, Biohealth Medical Laboratory, Inc., Advantage Reference Labs, Inc., and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on March 15, 2013.)
10.70	Amended and Restated Revolving Promissory Note, dated February 28, 2013, by Medytox Solutions, Inc. to TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on March 15, 2013.)
10.71	Guaranty Agreement, dated as of January 22, 2013, by Biohealth Medical Laboratory, Inc. in favor of TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.3 to Medytox's Current Report on Form 8-K filed with the SEC on March 15, 2013.)
10.72	Security Agreement, dated as of January 22, 2013, between Biohealth Medical Laboratory, Inc. and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.4 to Medytox's Current Report on Form 8-K filed with the SEC on March 15, 2013.)
10.73	Guaranty Agreement, dated as of February 28, 2013, by Advantage Reference Labs, Inc. in favor of TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.5 to Medytox's Current Report on Form 8-K filed with the SEC on March 15, 2013.)
10.74	Security Agreement, dated as of February 28, 2013, between Advantage Reference Labs, Inc. and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.6 to Medytox's Current Report on Form 8-K filed with the SEC on March 15, 2013.)
10.75	Consulting Agreement, dated May 25, 2011, between Seamus Lagan and Medytox Solutions, Inc. ( incorporated by reference to Exhibit 10.37 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)
10.76	Consulting Agreement, dated October 3, 2011, between Alcimede LLC and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.38 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)

II-9

Exhibit Number		Description
10.77		Consulting Agreement, dated as of October 1, 2012, between Alcimede LLC and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.39 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)
10.78	**	Employment Agreement, dated as of October 1, 2012, between Medytox Solutions, Inc. and Dr. Thomas F. Mendolia (incorporated by reference to Exhibit 10.45 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)
10.79		Stock Purchase Agreement, dated as of January 1, 2013, among Bill White, Jackson R. Ellis and Medytox Diagnostics, Inc. (incorporated by reference to Exhibit 10.46 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)
10.80		Secured Promissory Note, dated January 1, 2013, issued by Medytox Diagnostics, Inc. to Bill White (incorporated by reference to Exhibit 10.47 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)
10.81		Secured Promissory Note, dated January 1, 2013, issued by Medytox Diagnostics, Inc. to Jackson R. Ellis (incorporated by reference to Exhibit 10.48 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)
10.82		Promissory Note, dated March 13, 2013, issued by Alethea Laboratories, Inc. to Summit Diagnostics, LLC (incorporated by reference to Exhibit 10.49 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)
10.83		Membership Interest Purchase Agreement, dated as of January 14, 2013, as amended, among Reginald Samuels, Ralph Perricelli and Medytox Diagnostics, Inc. (incorporated by reference to Exhibit 10.50 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)
10.84		Convertible Debenture, dated April 4, 2013, issued by Medytox Solutions, Inc. to Reginald Samuels (incorporated by reference to Exhibit 10.51 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)
10.85		Convertible Debenture, dated April 4, 2013, issued by Medytox Solutions, Inc. to Ralph Perricelli (incorporated by reference to Exhibit 10.52 to Medytox's Annual Report on Form 10-K filed with the SEC on April 16, 2013.)
10.86		Option Agreement, effective as of April 19, 2013, between Christopher E. Diamantis and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on April 26, 2013.)
10.87		Option Agreement, effective as of April 19, 2013, between Benjamin Frank and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on April 26, 2013.)
10.88		Amendment No. 4 to Senior Secured Revolving Credit Facility Agreement, dated as of June 30, 2013, among Medytox Solutions, Inc., Medytox Medical Marketing & Sales, Inc., Medytox Diagnostics, Inc., PB Laboratories, LLC, Biohealth Medical Laboratory, Inc., Advantage Reference Labs, Inc., International Technologies, LLC, Alethea Laboratories, Inc. and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on July 24, 2013.)
10.89		Fourth Amended and Restated Revolving Promissory Note, dated June 30, 2013 (effective date July 15, 2013), issued by Medytox Solutions, Inc. to TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on July 24, 2013.)
10.90		Guaranty Agreement, dated as of July 15, 2013, by International Technologies, LLC in favor of TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.3 to Medytox's Current Report on Form 8-K filed with the SEC on July 24, 2013.)
10.91		Security Agreement, dated as of July 15, 2013, between International Technologies, LLC and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.4 to Medytox's Current Report on Form 8-K filed with the SEC on July 24, 2013.)
10.92		Guaranty Agreement, dated as of July 15, 2013, by Alethea Laboratories, Inc. in favor of TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.5 to Medytox's Current Report on Form 8-K filed with the SEC on July 24, 2013.)
10.93		Security Agreement, dated as of July 15, 2013, between Alethea Laboratories, Inc. and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.6 to Medytox's Current Report on Form 8-K filed with the SEC on July 24, 2013.)

II-10

Exhibit Number		Description
10.94		Amendment, dated July 12, 2013, to the Agreement, dated August 22, 2011, among Medical Billing Choices, Inc., its shareholders and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.53 to Medytox's Quarterly Report on Form 10-Q filed with the SEC on August 14, 2013.)
10.95	**	Form of Medytox Solutions, Inc. 2013 Incentive Compensation Plan Restricted Stock Agreement (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on March 19, 2014.)
10.96		Stock Purchase Agreement, dated as of March 18, 2014, by and among Clinlab, Inc., Daniel Stewart, James A. Wilson, Medytox Information Technology, Inc. and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.65 to Medytox's Annual Report on Form 10-K filed with the SEC on March 31, 2014.)
10.97		Form of Purchase Option Agreement between Medytox Solutions, Inc., and each holder of Series B Preferred Stock (incorporated by reference to Exhibit 10.66 to Medytox's Annual Report on Form 10-K filed with the SEC on March 31, 2014.)
10.98		Consulting Agreement, dated March 15, 2014, between Medytox Solutions, Inc. and SS International Consulting, Ltd. (incorporated by reference to Exhibit 10.67 to Medytox's Annual Report on Form 10-K filed with the SEC on March 31, 2014.)
10.99		Stock Purchase Agreement, dated as of August 26, 2014, by and among Epinex Diagnostics Laboratories, Inc., Epinex Diagnostics, Inc., Medytox Diagnostics, Inc. and Medytox Solutions, Inc. (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on August 28, 2014.)
10.100	**	Agreement for the Retirement as CEO and Release of Any and All Claims by and between Medytox Solutions, Inc. and William G. Forhan, dated August 26, 2014, effective as of September 11, 2014 (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on September 12, 2014.)
10.101		Amendment to Consulting Agreement, by and between Medytox Solutions, Inc. and Alcimede LLC, dated as of September 11, 2014 (incorporated by reference to Exhibit 10.2 to Medytox's Current Report on Form 8-K filed with the SEC on September 12, 2014.)
10.102	**	Employment Agreement by and between Medytox Solutions, Inc. and Samuel R. Mitchell, dated as of February 4, 2015 (incorporated by reference to Exhibit 10.1 to Medytox's Current Report on Form 8-K filed with the SEC on February 18, 2015).
10.103	**	Amendment to the Tegal Corporation 2007 Incentive Award Plan (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 filed with the SEC on July 7, 2011).
10.104		Amendment to Consulting Agreement, by and between SS International Consulting Ltd. and Medytox Solutions, Inc., dated as of June 30, 2015 (incorporated by reference to Exhibit 10.1 to Medytox’s Current Report on Form 8-K filed with the SEC on September 18, 2015.)
10.105	**	Employment Agreement, dated as of September 9, 2015, between Medytox Solutions, Inc. and Jason P. Adams (incorporated by reference to Exhibit 10.2 to Medytox’s Current Report on Form 8-K filed with the SEC on September 18, 2015.)
10.106	**	Amendment to Employment Agreement, dated as of June 16, 2015, between Medytox Solutions, Inc. and Sharon Hollis (incorporated by reference to Exhibit 10.3 to Medytox’s Current Report on Form 8-K filed with the SEC on September 18, 2015.)
10.107		Securities Purchase Agreement, effective September 11, 2015, by and between Medytox Solutions, Inc. and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.1 to Medytox’s Current Report on Form 8-K filed with the SEC on September 18, 2015.)
10.108		Form of Guaranty Agreement (incorporated by reference to Exhibit 10.2 to Medytox’s Current Report on Form 8-K filed with the SEC on September 18, 2015.)
10.109		Security Agreement, effective September 11, 2015 by and between Medytox Solutions, Inc. and TCA Global Credit Master Fund, LP (incorporated by reference to Exhibit 10.3 to Medytox's Current Report on Form 8-K filed with the SEC on September 18, 2015).
10.110		Form of Security Agreement (incorporated by reference to Exhibit 10.4 to Medytox’s Current Report on Form 8-K filed with the SEC on September 18, 2015.)
10.111		Medytox Solutions, Inc. 2013 Incentive Compensation Plan, filed as Exhibit 4.1 to Medytox's Registration Statement on Form S-8 filed with the SEC on December 23, 2013 and incorporated by reference herein.

II-11

Exhibit Number		Description
21.1	†	List of Subsidiaries of the Registrant
23.1		Consent of Independent Registered Public Accounting Firm – Burr Pilger Mayer, Inc.
23.2		Consent of Green & Company, CPAs.
23.3		Consent of DKM Certified Public Accountants.
23.4	†	Consent of Akerman LLP (included in Exhibit 5.1).
24.1		Power of Attorney for Rennova Health, Inc. (included in signature page)
101.INS		XBRL Instance Document. (2)
101.SCH		XBRL Taxonomy Extension Schema Document. (2)
101.CAL		XBRL Taxonomy Extension Calculation Linkbase Document. (2)
101.DEF		XBRL Taxonomy Extension Definition Linkbase Document. (2)
101.LAB		XBRL Taxonomy Extension Label Linkbase Document. (2)
101.PRE		XBRL Taxonomy Extension Presentation Linkbase Document. (2)

____________________
(1)	The exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Rennova Health, Inc. will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.
(2)	Filed as exhibits to the Company’s Form 10-K for the year ended March 31, 2015 and Form 10-Q for the quarter ended September 30, 2015, filed on June 26, 2015 and October 27, 2015, respectively, with corresponding exhibit numbers, and incorporated herein by reference.

**	Management contract for compensatory plan or arrangement.
†	To be filed by amendment.

II-12